Exhibit 99.3

RECEIVABLES FINANCING AGREEMENT

dated as of May 10, 2018

among

CINCINNATI BELL FUNDING LLC and CINCINNATI BELL FUNDING CANADA LTD., as Borrowers

CINCINNATI BELL INC. and ONX ENTERPRISE SOLUTIONS LTD.
as Servicers

THE LENDERS AND GROUP AGENTS FROM TIME TO TIME PARTY HERETO,

PNC BANK, NATIONAL ASSOCIATION,
as Administrator and LC Bank

and

PNC CAPITAL MARKETS LLC,
as Structuring Agent

Page

ARTICLE I	AMOUNTS AND TERMS OF THE LOANS	2

ARTICLE II	REPRESENTATIONS AND WARRANTIES; COVENANTS; EVENTS OF DEFAULT	35

Section 2.1	Representations and Warranties; Covenants	35

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(continued)

Page

Section 2.2	Events of Default	35

ARTICLE III	INDEMNIFICATION	36

Section 3.1	Indemnities by the Borrowers	36

Section 3.2	Indemnities by the Servicers	37

ARTICLE IV	ADMINISTRATION AND COLLECTIONS	38

ARTICLE V	THE AGENTS	43

ARTICLE VI	MISCELLANEOUS	47

(continued)

EXHIBIT I	Definitions

EXHIBIT II	Conditions of Loans

EXHIBIT III	Representations and Warranties

EXHIBIT IV	Covenants

EXHIBIT V	Events of Default

SCHEDULE I	Credit and Collection Policy

SCHEDULE II	Lock-Box Banks and Lock-Box Accounts

SCHEDULE III	Group Commitments

SCHEDULE IV	Permitted Accounts

ANNEX A	Form of Information Package

ANNEX B	Form of Borrowing Notice

ANNEX C	Form of Assumption Agreement

ANNEX D	Form of Transfer Supplement

ANNEX E	Form of Paydown Notice

ANNEX F	Form of Compliance Certificate

ANNEX G	Form of Letter of Credit Application

ANNEX H	Special Obligors

ANNEX I	Designated Obligors and Designated Terms

ANNEX J	DSO Trigger

ANNEX K	Monetization Report

ANNEX L	Tax Forms

ANNEX M	Subject PPSA Filings

This RECEIVABLES FINANCING AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) is entered into as of May 10, 2018, among CINCINNATI BELL FUNDING LLC, a Delaware limited liability company (the “U.S. Borrower”) and CINCINNATI BELL FUNDING CANADA LTD., an Ontario corporation (the “Canadian Borrower”, and together with the U.S. Borrower, the “Borrowers”), CINCINNATI BELL INC., an Ohio corporation (“CB” or “U.S. Servicer”) and OnX Enterprise Solutions Ltd., an Ontario corporation (the “Canadian Servicer”, together with the U.S. Servicer, the “Servicers”), THE VARIOUS LENDERS, LC PARTICIPANTS AND GROUP AGENTS FROM TIME TO TIME PARTY HERETO, PNC BANK, NATIONAL ASSOCIATION, as Administrator for each Group (in such capacity, the “Administrator”), and as issuer of Letters of Credit (in such capacity, together with its successors and assigns in such capacity, the “LC Bank”), and PNC CAPITAL MARKETS, a Pennsylvania limited liability company, as Structuring Agent (in such capacity, the “Structuring Agent”).

PRELIMINARY STATEMENTS.  Certain terms that are capitalized and used throughout this Agreement are defined in Exhibit I.  References in the Exhibits hereto to the “Agreement” refer to this Agreement, as amended, restated, supplemented or otherwise modified from time to time.

Each Borrower has requested (a) that the Lenders make Loans from time to time to the Borrowers and (b) that the LC Bank issue or cause the issuance of one or more Letters of Credit from time to time, in each case, on the terms and subject to the conditions set forth herein.

This Agreement amends and restates in its entirety, as of the Closing Date, the Amended and Restated Receivables Purchase Agreement, dated as of June 6, 2011 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Original Agreement”), among the U.S. Borrower, as “Seller”, the U.S. Servicer, as “Servicer”, the “Purchaser Agents” and “Purchasers” from time to time party thereto and the Administrator.  Upon the effectiveness of this Agreement, the terms and provisions of the Original Agreement shall, subject to this paragraph, be superseded hereby in their entirety.  Notwithstanding the amendment and restatement of the Original Agreement by this Agreement, (i) the U.S. Borrower and the U.S. Servicer shall continue to be liable to each of the parties to the Original Agreement or any other Indemnified Party or Affected Person (as such terms are defined in the Original Agreement) for fees and expenses which are accrued and unpaid under the Original Agreement on the date hereof (collectively, the “Original Agreement Outstanding Amounts”) and all agreements to indemnify such parties in connection with events or conditions arising or existing prior to the effective date of this Agreement and (ii) the security interest created under the Original Agreement shall remain in full force and effect as security for such Original Agreement Outstanding Amounts until such Original Agreement Outstanding Amounts shall have been paid in full; provided that any Pool Assets sold to the “Purchasers” pursuant to the Original Agreement shall be deemed to be assets of the Borrowers subject to the security interest granted hereunder in favor of the Administrator.  Upon the effectiveness of this Agreement, each reference to the Original Agreement in any other document, instrument or agreement shall mean and be a reference to this Agreement.  Nothing contained herein, unless expressly herein stated to the contrary, is intended to amend, modify or otherwise affect any other instrument, document or agreement executed and/or delivered in connection with the Original Agreement.

In consideration of the mutual agreements, provisions and covenants contained herein, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

AMOUNTS AND TERMS OF THE LOANS

Section 1.1        Loan Facility.

(a)            On the terms and subject to the conditions hereof, each Borrower may, from time to time before the Facility Termination Date, (i) request that the Lenders make U.S. Dollar Loans or Canadian Dollar Loans.  Each loan requested by such Borrower pursuant to Section 1.2(a) shall be made ratably (based on Ratable Share) by the respective Groups, and each Group’s Ratable Share of each Loan shall be made and funded (x) if such Group contains a Conduit Lender and such Conduit Lender elects (in its sole discretion) to make and fund such portion of such Loan, by such Conduit Lender, or (y) if such Group does not contain a Conduit Lender or if the Conduit Lender in such Group declines (in its sole discretion) to make or fund such portion of such Loan, by the Related Committed Lender in such Group and (ii) request that the LC Bank issue or cause the issuance of Letters of Credit, in each case subject to the terms hereof (each such loan or issuance is referred to herein as a “Loan”).  At no time will a Conduit Lender have any obligation to make a Loan.  Each Related Committed Lender severally hereby agrees, on the terms and subject to the conditions hereof, to make Loans to each Borrower from time to time from the date hereof to the Facility Termination Date or, if earlier, the Scheduled Termination Date with respect to such Related Committed Lender, based on the applicable Group’s Ratable Share of each Loan requested pursuant to Section 1.2(a) (and, in the case of each Related Committed Lender, its Commitment Percentage of its Group’s Ratable Share of such Loan) and, on the terms of and subject to the conditions of this Agreement, the LC Bank hereby agrees to issue Letters of Credit in return for (and each LC Participant hereby severally agrees to make Participation Advances in connection with any draws under such Letters of Credit equal to such LC Participant’s Ratable Share of such draws).  Notwithstanding anything set forth in this paragraph (a) or otherwise herein to the contrary under no circumstances shall any Lender make any Loan or issue any Letters of Credit hereunder, as applicable, if, after giving effect to such Loan, the (i) aggregate outstanding U.S. Dollar Equivalent of the amount of the Capital of such Lender, when added to all other Capital of all other Lenders in such Lender’s Group would exceed (A) its Group’s Group Commitment (as the same may be reduced from time to time pursuant to Section 1.1(c)), minus (B) the Related LC Participant’s Ratable Share of the Aggregate LC Participation Amount, (ii) Aggregate Capital plus the Aggregate LC Participation Amount would exceed the Facility Limit, (iii) the Coverage Percentage would exceed 100%, (iv) the Aggregate LC Participation Amount would exceed the aggregate of the Commitments of the LC Participants, (v) the aggregate amount of Canadian Dollar Capital would exceed the Canadian Dollar Capital Sublimit or (vi) the Canadian Dollar LC Participation Amount would exceed the Canadian Dollar LC Sublimit.

Each Borrower may, subject to this paragraph (a) and the other requirements and conditions herein, use the proceeds of any loan by the Lenders hereunder to satisfy its Reimbursement Obligation to the LC Bank and the LC Participants (ratably, based on the

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outstanding amounts funded by the LC Bank and each such LC Participant) pursuant to Section 1.14 below.

(b)            The Borrowers shall repay in full the outstanding Capital of each Lender on the Final Maturity Date.  Prior thereto, the Borrowers shall, on each Settlement Date, make a prepayment of the outstanding Capital of the Lenders to the extent required under Section 1.4 and otherwise in accordance therewith.  Notwithstanding the foregoing, the Borrowers, in their discretion, shall have the right to make a prepayment, in whole or in part, of the outstanding Capital of the Lenders on any Business Day upon one (1) Business Day’s prior written notice thereof to the Administrator and each Lender in the form of Annex E (each, a “Paydown Notice”); provided that each Borrower may (i) make a prepayment of U.S. Dollar Capital so long as (x) the amount of such U.S. Dollar Capital being prepaid does not exceed $15,000,000 and (y) the related Paydown Notice is received by the Administrator and each Group Agent before 1:00 p.m.  (New York City time) on the date of such prepayment and (ii) make a prepayment of Canadian Dollar Capital so long as (x) the amount of such Canadian Dollar Capital being prepaid does not exceed CAD10,000,000 and (y) the related Paydown Notice is received by the Administrator and each Group Agent before 12:00 p.m.  noon (Toronto, Ontario time).  Each such prepayment shall be in a minimum aggregate amount of $200,000; provided, however, that notwithstanding the foregoing, (i) a prepayment may be made in an amount necessary to reduce the Coverage Percentage to 100% and (ii) any accrued Interest and Fees in respect of such prepaid Capital shall be paid on the immediately following Settlement Date.

(c)            The Borrowers may, upon at least thirty (30) Business Days’ written notice to the Administrator and each Group Agent, terminate the credit facility evidenced by this Agreement in whole or, upon at least fifteen (15) Business Days’ prior written notice to the Administrator, from time to time, irrevocably reduce in part the unused portion of the Facility Limit (but not below the amount that would cause the Aggregate Capital plus the Aggregate LC Participation Amount to exceed the Facility Limit or would cause the U.S. Dollar Equivalent amount of the Group Capital of any Group to exceed its Group Commitment, in each case after giving effect to such reduction); provided that each partial reduction shall be in the amount of at least $5,000,000, or an integral multiple of $1,000,000 in excess thereof, and that, unless terminated in whole, the Facility Limit shall in no event be reduced below $20,000,000.  Each reduction in the Commitments hereunder shall be made ratably among the Lenders in accordance with their respective Commitment Percentages and their respective Commitments.  The Administrator shall promptly advise the Group Agents of any notice received by it pursuant to this Section 1.1(c); it being understood that (in addition to and without limiting any other requirements for termination, prepayment and/or the funding of the LC Collateral Account hereunder) no such termination or reduction shall be effective unless and until (i) in the case of a termination, the amount on deposit in the LC Collateral Account is at least equal to the then outstanding Aggregate LC Participation Amount plus the LC Fee Expectation and (ii) in the case of a partial reduction, the amount on deposit in the LC Collateral Account is at least equal to the amount, if any, by which the Facility Limit as so reduced by such partial reduction exceeds the sum of the Aggregate Capital plus the Aggregate LC Participation Amount.

(d)            From time to time, the U.S. Borrower may sell certain Receivables to the Receivables Buyer pursuant to the Monetization Documents; provided that, unless otherwise consented to in writing by the Administrator, (i) the Purchase Date with respect to any such sale

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shall be a date permitted from time to time under the Monetization Documents, (ii) each Receivable subject to the related Purchase Request shall be a Permitted Monetization Receivable and (iii) not less than one (1) Business Day prior to any proposed Purchase Date, the U.S. Servicer shall deliver to the Administrator and each Group Agent a report in substantially the form set forth on Annex K (such report, a “Monetization Report”).  Any Receivable identified on any Purchase Request and sold to the Receivables Buyer in accordance with the Monetization Documents shall constitute a “Monetized Receivable”.  On the related Purchase Date therefor, a Monetized Receivable shall cease to constitute a Pool Receivable and the Administrator’s security interest under this Agreement in such Monetized Receivable and Related Monetized Assets (but not in any other Receivable or any other Pool Assets) shall automatically and without any further action be released and of no further force or effect; provided that if such Monetized Receivable and Related Monetized Assets is transferred, reconveyed or returned to the U.S. Borrower by the Receivables Buyer (including in connection with an “Event of Repurchase” pursuant to the Monetization Documents with respect to such Receivable), then (x) such Receivable shall cease to constitute a Monetized Receivable and shall thereafter constitute a Pool Receivable and (y) the security interest granted herein shall immediately be reinstated with respect to such Receivable.

Section 1.2        Making Loans.

(a)            Each Borrower may request a Loan to be made in cash on any day upon such Borrower’s irrevocable written notice in the form of Annex B (each, a “Borrowing Notice”) delivered to the Administrator and each Group Agent in accordance with Section 6.2 (which notice must be received by the Administrator and each Group Agent before 12:00 p.m.  (New York City time)) at least one (1) Business Day before the date of the requested Loan; provided that (i) each Borrower may request a U.S. Dollar Loan on the date of the requested Loan so long as (x) the amount of such Loan does not exceed $15,000,000 and (y) the related Borrowing Notice is received by the Administrator and each Group Agent before 1:00 p.m.  (New York City time) and (ii) each Borrower may request a Canadian Dollar Loan on the date of the requested Loan so long as (x) the amount of such Loan does not exceed CAD10,000,000 and (y) the related Borrowing Notice is received by the Administrator and each Group Agent before 12:00 p.m.  noon (Toronto, Ontario time).  Each Borrowing Notice shall specify: (A) the amount requested to be paid to such Borrower (such amount, which shall not be less than (x) with respect to U.S. Dollar Loans, $500,000 or (y) with respect to Canadian Dollar Loans, CAD500,000 or, in either case, such lesser amount as agreed to by the Administrator and each Group Agent), being the Capital then being funded with respect to each Group, (B) the date of such Loan (which shall be a Business Day) and (C) the pro forma calculation of the Coverage Percentage after giving effect to the increase in the Aggregate Capital resulting from such Loan.  Upon delivering any Borrowing Notice, the Borrowers shall indicate the percentage share of each of the U.S. Borrower and the Canadian Borrower of the Aggregate Capital (such percentage share, the “U.S. Borrower’s Share” and the “Canadian Borrower’s Share”, as applicable) after giving effect to such Loan.  The Borrowers may from time to time adjust the U.S. Borrower’s Share and the Canadian Borrower’s Share in connection with the delivery of any Paydown Notice pursuant to Section 1.1(b) or by written notice to each Purchaser Agent and the Administrator.  The Servicers shall indicate the then-applicable U.S. Borrower’s Share and the Canadian Borrower’s Share on each Information Package delivered pursuant to this Agreement.

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(b)            On the date of each Loan requested by any Borrower pursuant to Section 1.2(a), each applicable Conduit Lender or Related Committed Lender, as the case may be, shall, upon satisfaction of the applicable conditions set forth in Exhibit II, make available to such Borrower in same day funds, at such account so designated in writing by such Borrower to the Administrator and each Group Agent, an amount equal to such Lender’s Ratable Share of the amount of such Loan requested.

(c)            To secure the payment in full and performance of all obligations under this Agreement and the other Transaction Documents to which it is a party, each Borrower hereby grants to the Administrator, for the benefit of the Secured Parties a security interest in and collaterally assigns, all of such Borrower’s right, title and interest in, to and under all of the following, whether now or hereafter owned, existing or arising:

 (i)               all Pool Receivables,

 (ii)              all Related Security with respect to such Pool Receivables,

 (iii)            all Collections with respect to such Pool Receivables,

 (iv)            (A) the Lock-Box Accounts and all amounts on deposit therein, and all certificates and instruments, if any, from time to time evidencing such Lock-Box Accounts and amounts on deposit therein and (B) each LC Collateral Account and all amounts on deposit therein, and all certificates and instruments, if any, from time to time evidencing such LC Collateral Account and amounts on deposit therein,

 (v)             all rights (but none of the obligations) of such Borrower under the applicable Sale Agreement (other than any rights with respect to Monetized Receivables or Related Monetized Assets), and

 (vi)           all proceeds of, and all amounts received or receivable under any or all of, the foregoing (collectively, the “Pool Assets”); provided, however, that “Pool Assets” shall not include any Monetized Receivables, Related  Monetized Assets or “consumer goods” (within the meaning of the PPSA).

If the grant of the security interests under this Section 1.2(c) with respect to any Contract would result in the termination or breach of such Contract, or is otherwise prohibited or ineffective (whether by the terms thereof or under Applicable Law), then such Contract, shall not be subject to the security interests granted hereunder but shall be held in trust by the applicable Borrower for the benefit of the Administrator (for its own benefit and for the benefit of the other Secured Parties) and, on the exercise by the Administrator of any of its rights or remedies under this Agreement following an Event of Default shall be assigned by such Borrower as directed by the Administrator; provided that: (a) the security interests of such Borrower shall attach to such Contract, or applicable portion thereof, immediately at such time as the condition causing such termination or breach is remedied, and (b) if a term in a Contract that prohibits or restricts the grant of the security interests in the whole of an account or chattel paper forming part of the Pool Assets is unenforceable against the Administrator under Applicable Law, then the exclusion from the security interests set out above shall not apply to such account or chattel paper.  Each

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Borrower hereby authorizes the Administrator to file one or more financing statements, and amendments thereto, describing the collateral covered thereby as “ALL ASSETS” or words to that effect, notwithstanding that such wording may be broader in scope than the Collateral described in this Security Agreement.  The Administrator, on behalf of the Secured Parties, shall have, with respect to the Pool Assets, and in addition to all the other rights and remedies available to the Administrator and the other Secured Parties, all the rights and remedies of a secured party under any applicable UCC or PPSA.  Without limiting the foregoing, the Administrator may, at any time from and after an Event of Default, (i) obtain from any court of competent jurisdiction an order for the appointment of a Receiver of any or all Borrowers or of any or all of the Pool Assets of any or all Borrowers or (ii) appoint by instrument in writing one or more Receivers of any or all Borrowers or any or all of the Pool Assets of any or all Borrower with such rights, powers and authority (including any or all of the rights, powers and authority of the Administrator under this Agreement) as may be provided for in the instrument of appointment or any supplemental instrument, and remove and replace any such Receiver from time to time.  To the extent permitted by Applicable Law, any Receiver appointed by the Administrator shall (for purposes relating to responsibility for the Receiver’s acts or omissions) be considered to be the agent of any such Borrower and not of the Administrator or any of the other Secured Parties.

(d)            Each Borrower confirms that value has been given by the Secured Parties to such Borrower, that such Borrower has rights in its Pool Assets existing at the date of this Agreement, and that such Borrower and the Administrator have not agreed to postpone the time for attachment of any security interest created by this Agreement to any of the Pool Assets of such Borrower.

(e)            Each Borrower may, with the written consent of the Administrator and each Group Agent (and, in the case of a new Related LC Participant, the LC Bank), add additional Persons as Lenders (either to an existing Group or by creating new Groups) or cause an existing Related Committed Lender or Related LC Participant to increase its Commitment in connection with a corresponding increase in the Facility Limit; provided that the Commitment of any Related Committed Lender or Related LC Participant may only be increased with the prior written consent of such Lender (which consent may be granted or withheld in their sole discretion).  Each new Conduit Lender, Related Committed Lender or Related LC Participant (or Group) shall become a party hereto, by executing and delivering to the Administrator, each Group Agent and each Borrower, an Assumption Agreement in the form of Annex C hereto (which Assumption Agreement shall, in the case of any new Conduit Lender, Related Committed Lender or Related LC Participant, be executed by each Person in such new Lender’s Group).

(f)            Each Related Committed Lender’s and Related LC Participant’s obligations hereunder shall be several, such that the failure of any Related Committed Lender or Related LC Participant to make a payment in connection with any loan hereunder, or drawing under a Letter of Credit hereunder, as the case may be, shall not relieve any other Related Committed Lender or Related LC Participant of its obligation hereunder to make payment for any Funded Loan or such drawing.  Further, in the event any Related Committed Lender or Related LC Participant fails to satisfy its obligation to make a payment with respect to such drawing as required hereunder, upon receipt of notice of such failure from any Borrower or the Administrator (or any relevant Group Agent or, solely to the extent no such notice has been given, notice by each Servicer),

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subject to the limitations set forth herein, the non-defaulting Related Committed Lenders or Related LC Participants in such defaulting Related Committed Lender’s or Related LC Participant’s Group shall fund the defaulting Related Committed Lender’s or Related LC Participant’s Commitment Percentage of the related Loan or drawing pro rata in proportion to their relative Commitment Percentages (determined without regard to the Commitment Percentage of the defaulting Related Committed Lender or Related LC Participant; it being understood that a defaulting Related Committed Lender’s or Related LC Participant’s Commitment Percentage of any Loan or drawing shall be first funded by the Related Committed Lenders or Related LC Participants in such defaulting Related Committed Lender’s or Related LC Participant’s Group and thereafter if there are no other Related Committed Lenders or Related LC Participants in such Group or if such other Related Committed Lenders or Related LC Participants are also defaulting Related Committed Lenders or Related LC Participants, then such defaulting Related Committed Lender’s or Related LC Participant’s Commitment Percentage of such Loan or drawing shall be funded by each other Group ratably (based on Ratable Share) and applied in accordance with this paragraph (f)).  Notwithstanding anything in this paragraph (f) to the contrary, no Related Committed Lender or Related LC Participant shall be required to make a Loan or payment with respect to such drawing pursuant to this paragraph for an amount which would cause the aggregate U.S. Dollar Equivalent amount of the Capital of such Related Committed Lender or the Ratable Share of the Aggregate LC Participation Amount of such Related LC Participant (after giving effect to such Loan or payment with respect to such drawing) to exceed its Commitment.

Section 1.3        Coverage Percentage Computation.  The Coverage Percentage shall be initially computed on the Closing Date.  Thereafter, until the Facility Termination Date, such Coverage Percentage shall be automatically recomputed (or deemed to be recomputed) on each Business Day other than a Termination Day.  On any Termination Day, the Coverage Percentage shall be deemed to be 100%.  The Coverage Percentage shall become zero when the Final Payout Date has occurred and the Servicers shall have received the accrued Servicing Fee thereon.

Section 1.4        Settlement Procedures.

(a)            The U.S. Servicer shall set aside and hold in trust for the benefit of the Secured Parties (or, if so requested by the Administrator, segregate in a separate account designated by the Administrator, which shall be an account maintained and controlled by the Administrator unless the Administrator otherwise instructs in its sole discretion), for application in accordance with the priority of payments set forth below, all Collections on Pool Receivables that are received by the U.S. Servicer or the U.S. Borrower or received in any Lock-Box Account the customer of record of which at the applicable Lock-Box Bank is the U.S. Borrower (each such Lock-Box Account, a “U.S. Lock-Box Account”); provided, however, that so long as each of the conditions precedent set forth in Section 3 of Exhibit II are satisfied on such date, the U.S. Servicer may release to the U.S. Borrower from such Collections the amount (if any) necessary to pay (i) the purchase price for Receivables purchased by the U.S. Borrower on such date in accordance with the terms of the U.S. Sale Agreement or (ii) amounts owing by the U.S. Borrower to the U.S. Originators under the Company Notes issued to the U.S. Originators (each such release, a “U.S. Collections Release”).  On each Settlement Date, the U.S. Servicer (or, following its assumption of control of the U.S. Lock-Box Accounts, the Administrator) shall, distribute such Collections in the following order of priority:

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 (i)               first, to the U.S. Servicer for the payment of the accrued Servicing Fees payable to it for the immediately preceding Interest Period (plus, if applicable, the amount of Servicing Fees payable to it for any prior Interest Period to the extent such amount has not been distributed to the U.S. Servicer);

 (ii)              second, to each Lender and other Credit Party (ratably, based on the amount then due and owing), the U.S. Borrower’s Share of all accrued and unpaid Interest and Fees due to such Lender and other Credit Party accrued during the immediately preceding Interest Period (including any additional amounts or indemnified amounts payable under Sections 1.10 and 3.1 in respect of such payments), plus, if applicable, the U.S. Borrower’s Share of the amount of any such Interest and Fees (including any additional amounts or indemnified amounts payable under Sections 1.10 and 3.1 in respect of such payments) payable for any prior Interest Period to the extent such amount has not been distributed to such Lender or Credit Party;

 (iii)            third, as set forth in clause (x), (y) or (z) below, as applicable:

(x)
if such day is not a Termination Day, to the extent that the Coverage Percentage exceeds 100% on such date: (I) first, to the Lenders (ratably, based on the U.S. Dollar Equivalent of the amount of aggregate outstanding Capital of each Lender at such time) for the payment of a portion of the U.S. Borrower’s Share of the outstanding Aggregate Capital at such time, in an aggregate amount equal to the U.S. Borrower’s Share of the amount necessary to reduce the Coverage Percentage to 100% and (II) second, to each LC Collateral Account, in reduction of the U.S. Borrower’s Share of the Aggregate Adjusted LC Participation Amount, in an amount equal to the amount necessary (after giving effect to clause (I) above) to reduce the U.S. Borrower’s Share of the Coverage Percentage to 100%;

(y)
if such day is a Termination Day: (I) first, to each Lender (ratably, based on the U.S. Dollar Equivalent of the amount of aggregate outstanding Capital of each Lender at such time) for the payment in full of the U.S. Borrower’s Share of the aggregate outstanding Capital of such Lender at such time and (II) second, to each LC Collateral Account (A) the amount necessary to reduce the U.S. Borrower’s Share of the Aggregate Adjusted LC Participation Amount to zero ($0) and (B) an amount equal to the U.S. Borrower’s Share of the LC Fee Expectation at such time; or

(z)
if such day is not a Termination Day, at the election of the U.S. Borrower and in accordance with Section 1.2(b), to the payment of all or any portion of the U.S. Borrower’s Share of the outstanding Capital of the Lenders at such time (ratably, based on the U.S. Dollar Equivalent of the amount of aggregate outstanding Capital of each Lender at such time);

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provided, that the U.S. Servicer (or, following its assumption of control of the U.S. Lock-Box Accounts, the Administrator) shall not distribute Collections pursuant to this clause (iii), if any amounts remain due and unpaid pursuant to Section 1.4(b)(ii) below after giving effect to the distribution of Collections available therefor under Section 1.4(b);

 (iv)             fourth, to the Credit Parties that are then Exiting Lenders (ratably, based on the amount due and owing at such time), for the payment the U.S. Borrower’s Share of all other obligations then due and owing by the Borrowers to such Credit Parties; provided, that the U.S. Servicer (or, following its assumption of control of the U.S. Lock-Box Accounts, the Administrator) shall not distribute Collections pursuant to clause (iv), if any amounts remain due and unpaid pursuant to Section 1.4(b)(iii) below after giving effect to the distribution of Collections available therefor under Section 1.4(b);

 (v)               fifth, to the Credit Parties, the Affected Persons and the Indemnified Parties (ratably, based on the amount due and owing at such time), for the payment of the U.S. Borrower’s Share of all other obligations then due and owing by the Borrowers to the Credit Parties, the Affected Persons and the Indemnified Parties; provided, that the U.S. Servicer (or, following its assumption of control of the U.S. Lock-Box Accounts, the Administrator) shall not distribute Collections pursuant to this clause (v), if any amounts remain due and unpaid pursuant to Section 1.4(b)(iv) below after giving effect to the distribution of Collections available therefor under Section 1.4(b);

 (vi)             sixth, to the extent that the U.S. Borrower has failed to make any payment or deposit required to be made under the Monetization Documents and such failure has remained unremedied for one (1) or more Business Days, the balance, if any, to a separate account designated by the Administrator or, if so instructed by the Administrator, transferred to the Receivables Buyer in an amount equal to the amounts then due and owing to the Receivables Buyer under the Monetization Documents; provided, that the U.S. Servicer (or, following its assumption of control of the U.S. Lock-Box Accounts, the Administrator) shall not distribute Collections pursuant to this clause (vi), if any amounts remain due and unpaid pursuant to Section 1.4(b)(v) below after giving effect to the distribution of Collections available therefor under Section 1.4(b); and

 (vii)           seventh, the balance, if any, to be paid to the U.S. Borrower for its own account; provided, that the U.S. Servicer (or, following its assumption of control of the U.S. Lock-Box Accounts, the Administrator) shall not distribute Collections pursuant to this clause (vii), if any amounts remain due and unpaid pursuant to Section 1.4(b)(v) below after giving effect to the distribution of Collections available therefor under Section 1.4(b).

(b)            The Canadian Servicer shall set aside and hold in trust for the benefit of the Secured Parties (or, if so requested by the Administrator, segregate in a separate account designated by the Administrator, which shall be an account maintained and controlled by the Administrator unless the Administrator otherwise instructs in its sole discretion), for application in accordance with the priority of payments set forth below, all Collections on Pool Receivables

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that are received by the Canadian Servicer or the Canadian Borrower or received in any Lock-Box Account the customer of record of which at the applicable Lock-Box Bank is the Canadian Borrower (each such Lock-Box Account, a “Canadian Lock-Box Account”); provided, however, that so long as each of the conditions precedent set forth in Section 3 of Exhibit II are satisfied on such date, the Canadian Servicer may release to the Canadian Borrower from such Collections the amount (if any) necessary to pay (i) the purchase price for Receivables purchased by the Canadian Borrower on such date in accordance with the terms of the Canadian Sale Agreement or (ii) amounts owing by the Canadian Borrower to the Canadian Originators under the Company Notes issued to the Canadian Originators (each such release, a “Canadian Collections Release”).  On each Settlement Date, the Canadian Servicer (or, following its assumption of control of the Canadian Lock-Box Accounts, the Administrator) shall, distribute such Collections in the following order of priority:

(i)            first, to the Canadian Servicer for the payment of the accrued Servicing Fees payable to it for the immediately preceding Interest Period (plus, if applicable, the amount of Servicing Fees payable to it for any prior Interest Period to the extent such amount has not been distributed to the Canadian Servicer), plus applicable GST/HST;

(ii)          second, to each Lender and other Credit Party (ratably, based on the amount then due and owing), the Canadian Borrower’s Share of all accrued and unpaid Interest and Fees due to such Lender and other Credit Party accrued during the immediately preceding Interest Period (including any additional amounts or indemnified amounts payable under Sections 1.10 and 3.1 in respect of such payments), plus, if applicable, the Canadian Borrower’s Share of the amount of any such Interest and Fees (including any additional amounts or indemnified amounts payable under Sections 1.10 and 3.1 in respect of such payments) payable for any prior Interest Period to the extent such amount has not been distributed to such Lender or Credit Party;

(iii)         third, as set forth in clause (x), (y) or (z) below, as applicable:

(x)
if such day is not a Termination Day, to the extent that the Coverage Percentage exceeds 100% on such date: (I) first, to the Lenders (ratably, based on the U.S. Dollar Equivalent of the amount of aggregate outstanding Capital of each Lender at such time) for the payment of a portion of the Canadian Borrower’s Share of the outstanding Aggregate Capital at such time, in an aggregate amount equal to the Canadian Borrower’s Share of the amount necessary to reduce the Coverage Percentage to 100% and (II) second, to each LC Collateral Account, in reduction of the Canadian Borrower’s Share of the Aggregate Adjusted LC Participation Amount, in an amount equal to the amount necessary (after giving effect to clause (I) above) to reduce the Canadian Borrower’s Share of the Coverage Percentage to 100%;

(y)	if such day is a Termination Day: (I) first, to each Lender (ratably, based on the U.S. Dollar Equivalent of the amount of aggregate outstanding Capital of each Lender at such time) for the payment

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in full of the Canadian Borrower’s Share of the aggregate outstanding Capital of such Lender at such time and (II) second, to each LC Collateral Account (A) the amount necessary to reduce the Canadian Borrower’s Share of the Aggregate Adjusted LC Participation Amount to zero ($0) and (B) an amount equal to the Canadian Borrower’s Share of the LC Fee Expectation at such time; or

(z)
if such day is not a Termination Day, at the election of the Canadian Borrower and in accordance with Section 1.2(b), to the payment of all or any portion of the Canadian Borrower’s Share of the outstanding Capital of the Lenders at such time (ratably, based on the U.S. Dollar Equivalent of the amount of aggregate outstanding Capital of each Lender at such time); provided, that the Canadian Servicer (or, following its assumption of control of the Canadian Lock-Box Accounts, the Administrator) shall not distribute Collections pursuant to this clause (iii), if any amounts remain due and unpaid pursuant to Section 1.4(a)(ii) above after giving effect to the distribution of Collections available therefor under Section 1.4(a);

(iv)        fourth, to the Credit Parties that are then Exiting Lenders (ratably, based on the amount due and owing at such time), for the payment the Canadian Borrower’s Share of all other obligations then due and owing by the Borrowers to such Credit Parties; provided that the Canadian Servicer (or, following its assumption of control of the Canadian Lock-Box Accounts, the Administrator) shall not distribute Collections pursuant to this clause (iv), if any amounts remain due and unpaid pursuant to Section 1.4(a)(iii) above after giving effect to the distribution of Collections available therefor under Section 1.4(a);

(v)          fifth, to the Credit Parties, the Affected Persons and the Indemnified Parties (ratably, based on the amount due and owing at such time), for the payment of the Canadian Borrower’s Share of all other obligations then due and owing by the Borrowers to the Credit Parties, the Affected Persons and the Indemnified Parties; provided that the Canadian Servicer (or, following its assumption of control of the Canadian Lock-Box Accounts, the Administrator) shall not distribute Collections pursuant to this clause (v), if any amounts remain due and unpaid pursuant to Section 1.4(a)(iv) above after giving effect to the distribution of Collections available therefor under Section 1.4(a);

(vi)        sixth, the balance, if any, to be paid to the Canadian Borrower for its own account; provided that the Canadian Servicer (or, following its assumption of control of the Canadian Lock-Box Accounts, the Administrator) shall not distribute Collections pursuant to this clause (vi), if any amounts remain due and unpaid pursuant to Section 1.4(a)(v) or Section 1.4(a)(vi) above after giving effect to the distribution of Collections available therefor under Section 1.4(a).

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(c)            All payments or distributions to be made by any Servicer, any Borrower and any other Person to the Lenders (or their respective related Affected Persons and Indemnified Parties) and the LC Bank hereunder shall be paid or distributed to the related Group Agent.  The applicable Group Agent shall distribute such amounts to the applicable Lenders, the LC Bank, Affected Persons and the Indemnified Parties ratably.

(d)            U.S. Dollar Capital and Interest and Fees relating thereto shall be payable in U.S. Dollars and all Canadian Dollar Capital and Interest and Fees relating thereto shall be payable in Canadian Dollars.

(e)            For the purposes of this Section 1.4:

 (i)               if on any day the Outstanding Balance of any Pool Receivable is reduced or adjusted as a result of any defective, rejected or returned goods or services, or any revision, cancellation, allowance, discount or other adjustment made by any Borrower or any Affiliate of such Borrower, or the applicable Servicer or any Affiliate of the applicable Servicer, or any setoff or dispute between any Borrower or any Affiliate of such Borrower, or the applicable Servicer or any Affiliate of the applicable Servicer and an Obligor (except any such revision, cancellation, allowance, discount or other adjustment made in settlement of such Pool Receivable resulting from the financial inability of the applicable Obligor to pay such Pool Receivable and, in the case of all Pool Receivables (other than Specified Receivables), made in accordance with the Credit and Collection Policies), the Borrower that purchased such Receivable under the applicable Sale Agreement shall be deemed to have received on such day a Collection of such Pool Receivable in the amount of such reduction or adjustment and shall immediately pay any and all such amounts in respect thereof to a Lock-Box Account for the benefit of the Lenders and their assigns and for application pursuant to Section 1.4;

 (ii)              if on any day it is determined that any of the representations or warranties in Sections 1(j) or 3(a) of Exhibit III was (and at the time of such determination remains) untrue with respect to any Pool Receivable at the time a Loan was made with respect to such Pool Receivable, the Borrower that purchased such Receivable under the applicable Sale Agreement shall be deemed to have received on such day a Collection of such Pool Receivable in full and shall immediately pay any and all such amounts to a Lock-Box Account (or as otherwise directed by the Administrator at such time) for the benefit of the Lenders and their assigns and for application pursuant to this Section 1.4 (Collections deemed to have been received pursuant to clause (i) or (ii) of this paragraph (e) are hereinafter sometimes referred to as “Deemed Collections”);

 (iii)            except as otherwise required by the Monetization Intercreditor Agreement, applicable law or the relevant Contract, all Collections received from an Obligor of any Receivable shall be applied to the Receivables of such Obligor in a manner consistent with the application and allocation procedures employed by each Servicer at such time; and

 (iv)            if and to the extent the Administrator, any Group Agent or any Lender shall be required for any reason to pay over to an Obligor (or any trustee, Receiver,

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custodian or similar official in any Insolvency Proceeding) any amount received by it hereunder, such amount shall be deemed not to have been so received by such Person but rather to have been retained by the Borrowers and, accordingly, such Person shall have a claim against the Borrowers for such amount, payable when and to the extent that any distribution from or on behalf of such Obligor is made in respect thereof.

Section 1.5        Fees.  Each Borrower shall pay to each Group Agent for the benefit of the Lenders and Liquidity Providers in the related Group in accordance with the provisions set forth in Section 1.4(a) and Section 1.4(b) and the Structuring Agent certain fees in the amounts and on the dates set forth in one or more fee letter agreements, dated the Closing Date (or dated the date any such Lender and member of its related Group become a party hereto pursuant to an Assumption Agreement, a Transfer Supplement or otherwise), between such Borrower and the applicable Group Agent, respectively, (as any such fee letter agreement may be amended, restated, supplemented or otherwise modified from time to time, each, a “Group Fee Letter” and each of the Group Fee Letters may be referred to collectively as, the “Fee Letters”).

Section 1.6        Payments and Computations, Etc.

(a)            All amounts to be paid or deposited by any Borrower or any Servicer hereunder shall be made without reduction for offset or counterclaim and shall be paid or deposited no later than 2:00 p.m. (New York City time) on the day when due in same day funds to the account for each Lender maintained by the applicable Group Agent (or such other account as may be designated from time to time by such Group Agent to such Borrower and such Servicer).  All amounts received after 2:00 p.m.  (New York City time) will be deemed to have been received on the next Business Day.

(b)            Each Borrower or each Servicer, as the case may be, shall, to the extent permitted by law, pay interest on any amount not paid or deposited by such Borrower or such Servicer, as the case may be, when due hereunder, at an interest rate equal to 3% per annum above the applicable Base Rate, payable on demand.

(c)            All computations of interest under paragraph (b) and all computations of Interest, Fees and other amounts hereunder shall be made on the basis of a year of 360 (or 365 or 366, as applicable, with respect to Interest or other amounts calculated by reference to the applicable Base Rate) days for the actual number of days elapsed.  For the purposes of the Interest Act (Canada), the annual rate to which any interest rate, discount rate or present value expressed on the basis of a year of 360 days is equivalent, is such rate or value multiplied by the actual number of days in the year, divided by 360, and each Borrower hereby represents and warrants that it understands the foregoing conversion formula and how to calculate annual rates of interest using such formula.  Whenever any payment or deposit to be made hereunder shall be due on a day other than a Business Day, such payment or deposit shall be made on the next Business Day and such extension of time shall be included in the computation of such payment or deposit.

(d)            On any day when any computation or calculation hereunder requires the aggregation of amounts denominated in more than one currency, all amounts that are denominated in Canadian Dollars shall be deemed to be the U.S. Dollar Equivalent thereof on such day for purposes of such computation or calculation.

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Section 1.7        Increased Costs.

(a)            If, after the date hereof, the Administrator, any Lender, Liquidity Provider or Program Support Provider or any of their respective Affiliates (each an “Affected Person”) determines that any Change in Law affects or would affect the amount of capital required or expected to be maintained by such Affected Person based upon the existence of any commitment to make Loans (or otherwise to maintain the Loans) or any related liquidity facility, credit enhancement facility and other commitments of the same type, then, upon demand by such Affected Person (with a copy to the Administrator), each Borrower shall promptly pay such Affected Person, from time to time as specified by such Affected Person, additional amounts sufficient to compensate such Affected Person in the light of such circumstances, to the extent that such Affected Person determines such increase in capital is allocable to the existence of any of such commitments.

(b)            If due to any Change in Law, including a Change in Law that subjects any Affected Person to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, there shall be any increase after the Closing Date in the cost to any Affected Person of making or maintaining the Loans (or its portion thereof) in respect of which Interest is computed by reference to the Euro-Rate, CDOR or LMIR, then, upon demand by such Affected Person, each Borrower shall promptly pay to such Affected Person, from time to time as specified by such Affected Person, additional amounts sufficient to compensate such Affected Person for such increased costs.

(c)            If an Affected Person requests compensation under this Section 1.7, a certificate describing in reasonable detail such amounts and the basis for such Affected Person’s demand for such amounts shall be submitted to the Borrowers and the applicable Group Agent by such Affected Person and shall be conclusive and binding for all purposes, absent manifest error.

(d)            Within a reasonable time period after any Affected Person has actual knowledge that it is subject to increased capital requirements or incurs other increased costs pursuant to this Section 1.7, such Affected Person shall notify the Borrowers and the Servicers of such fact.

(e)            Notwithstanding anything in this Section 1.7 to the contrary, (i) if any Affected Person fails to give demand for amounts or losses incurred in connection with this Section 1.7 within one hundred and eighty (180) days after it obtains knowledge that it is subject to increased capital requirements or has incurred other increased costs, such Affected Person shall, with respect to amounts payable pursuant to this Section 1.7, only be entitled to payment under this Section 1.7 for amounts or losses incurred from and after the date one hundred and eighty (180) days prior to the date that such Affected Person does give such demand and (ii) the Borrowers shall not be required to pay to any Affected Person (I) any amount that has been fully and finally paid in cash to such Affected Person pursuant to any other provision of this Agreement or any other Transaction Document, or (II) any amount, if the payment of such amount is expressly excluded by any provision of this Agreement or any other Transaction Document.

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Section 1.8        Requirements of Law.

(a)            If, after the date hereof, any Affected Person determines that any Change in Law:

 (i)            does or shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, Loans, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Affected Person that are not otherwise included in the determination of the Euro-Rate, CDOR or LMIR,

 (ii)            does or shall impose on such Affected Person any other condition,

and the result of any of the foregoing is: (1) to increase the cost to such Affected Person of agreeing to make or maintain the Loans (or interests therein) or any Portion of Capital, or (2) to reduce any amount receivable hereunder (whether directly or indirectly), then, in any such case, upon demand by such Affected Person, the Borrowers shall promptly pay to such Affected Person additional amounts necessary to compensate such Affected Person for such additional cost or reduced amount receivable.  All such amounts shall be payable as incurred.

(b)            If an Affected Person requests compensation under this Section 1.8, a certificate describing in reasonable detail such amounts and the basis for such Affected Person’s demand for such amounts shall be submitted to the Borrowers and the applicable Group Agent by such Affected Person and shall be conclusive and binding for all purposes, absent manifest error.

(c)            Within a reasonable time period after any Affected Person has actual knowledge that it has incurred additional costs or reduced amounts receivable pursuant to this Section 1.8, such Affected Person shall notify the Borrowers and the Servicers of such fact.

(d)            Notwithstanding anything in this Section 1.8 to the contrary, (i) if any Affected Person fails to give demand for additional costs or reduced amounts receivable incurred in connection with this Section 1.8 within one hundred and eighty (180) days after it obtains knowledge that it has suffered additional costs or reduced amounts receivable, such Affected Person shall, with respect to amounts payable pursuant to this Section 1.8, only be entitled to payment under this Section 1.8 for amounts or losses incurred from and after the date one hundred and eighty (180) days prior to the date that such Affected Person does give such demand and (ii) the Borrowers shall not be required to pay to any Affected Person (I) any amount that has been fully and finally paid in cash to such Affected Person pursuant to any other provision of this Agreement or any other Transaction Document, (II) any amount, if the payment of such amount is expressly excluded by any provision of this Agreement or (III) any amount, if such amount constitutes Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes).

Section 1.9        Funding Losses.

(a)            Each Borrower shall compensate each Affected Person, upon written request by such Person for all losses, expenses and liabilities (including any interest paid by such Affected Person to lenders of funds borrowed by it to fund or maintain any Portion of Capital hereunder at an interest rate determined by reference to the Euro-Rate, CDOR or LMIR and any loss sustained

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by such Person in connection with the re-employment of such funds), which such Affected Person may sustain with respect to funding or maintaining such Portion of Capital at the Euro-Rate, CDOR or LMIR if, for any reason, after the applicable request by any Borrower to fund or maintain such Portion of Capital at an interest rate determined by reference to the Euro-Rate, CDOR or LMIR, such funding or maintenance does not occur on a date specified therefor.

(b)            If an Affected Person requests compensation under this Section 1.9, a certificate describing in reasonable detail such amounts and the basis for such Affected Person’s demand for such amounts shall be submitted to the Borrowers and the applicable Group Agent by such Affected Person and shall be conclusive and binding for all purposes, absent manifest error.

(c)            Within a reasonable time period after any Affected Person has actual knowledge that such Affected Person has incurred losses pursuant to this Section 1.9, such Affected Person shall notify the Borrowers and the Servicers of such fact.

(d)            Notwithstanding anything in this Section 1.9 to the contrary, no Borrower shall be required to pay to any Affected Person any amount pursuant to this Section 1.9 to the extent (i) such amount has been fully and finally paid in cash to such Affected Person pursuant to any other provision of this Agreement (including, without limitation, as a component of Interest) or any other Transaction Document or (ii) the payment of such amount is expressly excluded by any provision of this Agreement or any other Transaction Document.

Section 1.10      Taxes.

(a)            Each Borrower agrees that:

 (i)            Any and all payments by or on account of any obligation of any Borrower under this Agreement and any other Transaction Document shall be made free and clear of and without deduction or withholding for any Taxes, except as required by law.  If any applicable withholding agent shall be required by law to deduct or withhold any Tax from or in respect of any such payment, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable shall be increased by the amount necessary to yield to such Person (after payment of all Taxes, including Taxes applicable to additional sums payable under this Section 1.10(a)(i)) an amount equal to the sum it would have received had no such deductions or withholdings been made.

 (ii)            Whenever any Indemnified Taxes are payable by any Borrower, as promptly as possible thereafter, such Borrower shall send to the Administrator for its own account or for the account of any Lender or any Liquidity Provider or other Program Support Provider, as the case may be, a certified copy of an original official receipt showing payment thereof or such other evidence of such payment as may be available to such Borrower and acceptable to the taxing authorities having jurisdiction over such Person.  If any Borrower fails to pay any Indemnified Taxes when due to the appropriate taxing authority or fails to remit to the Administrator the required receipts or other required documentary evidence, such Borrower shall indemnify the Administrator and/or

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any other Affected Person, as applicable, for any incremental Taxes, interest or penalties that may become payable by such party as a result of any such failure.

(b)            Each Borrower shall indemnify each Affected Person within ten (10) days after written demand therefor, for the full amount of any Indemnified Taxes payable or paid by such Affected Person or required to be withhold or deducted from a payment to such Affected Party on or with respect to any payment by or on account of any obligation of such Borrower hereunder (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 1.10) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.

(c)            (i)  Each Foreign Lender shall, prior to becoming a Foreign Lender and upon changing its funding office, to the extent entitled to an exemption or reduction of withholding tax, provide to the Borrowers and Administrator the applicable documentation set forth in Section 1.10(c)(ii) and all other applicable properly completed and executed documentation certifying that payments hereunder to such Foreign Lender are exempt from or not subject to withholding tax or are subject to a reduced rate of withholding (such documentation, a “Withholding Certificate”).  Each Foreign Lender shall also deliver a Withholding Certificate, if legally entitled to do so, promptly upon the obsolescence, expiration or invalidity of any Withholding Certificate previously delivered by such Foreign Lender and from time to time upon the reasonable request of any Borrower.  Each Foreign Lender shall promptly notify each Borrower at any time it determines that it is no longer in a position to provide any previously delivered Withholding Certificate to each Borrower.  No Foreign Lender may become a Lender hereunder if such Person fails to deliver a Withholding Certificate that is able to be provided pursuant to the foregoing provisions in advance of becoming a party to this Agreement.  Each Foreign Lender shall within a reasonable time period notify each Borrower that it is a Foreign Lender and shall also within a reasonable time period notify such Borrower of any change in its funding office.

(ii)            Without limiting the generality of the foregoing, with respect to the U.S. Borrower:

 (A)            any Lender that is a U.S. Person shall deliver to the U.S. Borrower and the Administrator on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the U.S. Borrower or the Administrator), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding Tax;

 (B)            any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the U.S. Borrower and the Administrator (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the U.S. Borrower or the Administrator), whichever of the following is applicable:

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(1)            in the case of a Foreign Lender claiming the benefits of an income Tax treaty to which the United States is a party (x) with respect to payments of interest under this Agreement or any other Transaction Document, executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such Tax treaty and (y) with respect to any other applicable payments under this Agreement or any other Transaction Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)            executed originals of IRS Form W-8ECI;

(3)            in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Annex L-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the U.S. Borrower within the meaning of Section 871(h)(3)(B) of the Code or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or

(4)            to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Annex L-2 or Annex L-3, IRS Form W-9 and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Annex L-4 on behalf of each such direct or indirect partner;

(C)            any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the U.S. Borrower and the Administrator (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the U.S. Borrower or the Administrator), executed originals of any other form prescribed by Applicable Law as a basis for claiming exemption from, or a reduction in, U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the U.S. Borrower or the Administrator to determine withholding or deduction required to be made; and

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(D)            if a payment made to a Lender under this Agreement or any other Transaction Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the U.S. Borrower and the Administrator at the time or times prescribed by law and at such time or times reasonably requested by the U.S. Borrower or the Administrator such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the U.S. Borrower or the Administrator as may be necessary for the U.S. Borrower and the Administrator to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(d)                If an Affected Person determines, in its sole discretion, that it has received a refund of any Taxes as to which it has been indemnified by any Borrower, it shall pay over such refund to such Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this Section 1.10 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses of such Affected Person (including Taxes) and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund net of any applicable Taxes payable in respect of such interest); provided that such Borrower, upon the request of such Affected Person, agrees to repay the amount paid over to such Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Affected Person in the event such Affected Person is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this paragraph (d), in no event will any Affected Person be required to pay any amount to Borrowers pursuant to this paragraph (d) the payment of which would place such Affected Person in a less favorable net after-Tax position than such Affected Person would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This Section 1.10 shall not be construed to require any Affected Person to make available its tax returns (or any other information relating to its Taxes which it deems confidential) to any Borrower or any other Person.

(e)               If an Affected Person requests indemnification or repayment under this Section 1.10, a certificate describing in reasonable detail such amounts and the basis for such Affected Person’s demand for such amounts shall be submitted to each Borrower and the applicable Group Agent by such Affected Person and shall be conclusive and binding for all purposes, absent manifest error.

(f)               Within a reasonable time period after an obligation of any Borrower to indemnify or repay an Affected Person pursuant to this Section 1.10 arises, such Affected Person shall notify the Borrowers and Servicers of such fact.

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(g)            Notwithstanding anything in this Section 1.10 to the contrary, no Borrower shall be required to pay to an Affected Person any amount pursuant to this Section 1.10 to the extent (i) such amount has been fully and finally paid in cash to such Affected Person pursuant to any other provision of this Agreement or any other Transaction Document, (ii) the payment of such amount is expressly excluded by any provision of this Agreement or any other Transaction Document.

(h)            Notwithstanding Section 1.10(a)(i) or Section 1.10(b), (i) where an amount payable hereunder by the Canadian Borrower is receivable by a party not dealing at arm’s length with the Canadian Borrower for purposes of the Canadian Tax Act, (A) in the case of Section 1.10(a)(i), the amount shall be increased only if the recipient of the interest payable hereunder is a resident of the United States for purposes of the Convention between Canada and the United States of America with respect to Taxes on Income and on Capital, and, (B) in the case of Section 1.10(b), the Canadian Borrower shall be required to indemnify only if the recipient of the interest payable hereunder is a resident of the United States for purposes of the Convention between Canada and the United States of America with respect to Taxes on Income and on Capital and (ii) where the transfer or assignment of any Loan made to the Canadian Borrower or of any interest therein pursuant to Section 6.3 by any Lender results in interest payable under such Loan becoming “participating debt interest” within the meaning of the Canadian Tax Act, the Canadian Borrower shall not be required to increase the amount payable under the Loan by any Canadian withholding tax imposed on such interest pursuant to Section 1.10(a)(i) or indemnify for any such Canadian withholding tax pursuant to Section 1.10(b).

(i)            Without limiting any other rights that any Indemnified Party may have hereunder or under applicable law and notwithstanding any other provision of this Agreement, CB hereby agrees to indemnify and hold harmless each Indemnified Party from and against any and all Indemnified Amounts to the extent arising out of or resulting from (whether directly or indirectly) any obligation of the Canadian Borrower to pay, withhold and/or remit Canadian federal, provincial or local taxes (including income, withholding, franchise or value added taxes) other than any Canadian withholding tax imposed on (1) an amount payable by the Canadian Borrower under this Agreement to a party not dealing at arm’s length with the Canadian Borrower for purposes of the Canadian Tax Act that is not a resident of the United States for purposes of the Convention between Canada and the United States of America with respect to Taxes on Income and on Capital or (2) interest payable on any Loan made to the Canadian Borrower where the transfer of such Loan or of any interest therein pursuant to Section 6.3 by any Lender results in such interest becoming “participating debt interest” within the meaning of the Canadian Tax Act.

Section 1.11        Letters of Credit.

(a)            Subject to the terms and conditions hereof, the LC Bank shall from time to time on any Business Day from the Closing Date until the Facility Termination Date issue or cause the issuance of Letters of Credit denominated in either U.S. Dollars or Canadian Dollars (“Letters of Credit”) on behalf of each Borrower (and, if applicable, on behalf of, or for the account of, any Originator or Servicer or any other Affiliate of such Borrower and the applicable Servicer); provided, however, the LC Bank’s obligation to issue a Letter of Credit shall be

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subject in all respects to the limitations set forth in the last sentence of the first paragraph of Section 1.1(a).

(b)            Notwithstanding anything to the contrary set forth herein or in any other Transaction Document, the LC Bank shall be under no obligation to issue Letters of Credit requested by any Borrower which are denominated in Canadian Dollars if the LC Bank notifies any Borrower on or prior to the date of such issuance that the issuance of such Letter of Credit, or the funding of any draw thereunder has been made or, in the case of a draw, would be made, impracticable or unlawful by compliance by the LC Bank in good faith with any Applicable Law or any request or directive of any Governmental Authority (whether or not having the force of law).

(c)            Interest shall accrue on all amounts drawn under Letters of Credit for each day on and after the applicable Drawing Date so long as such drawn amounts shall have not been reimbursed to the LC Bank pursuant to the terms hereof.

Section 1.12        Issuance of Letters of Credit.

(a)            Any Borrower may request the LC Bank, upon two (2) Business Days’ prior written notice submitted on or before 11:00 a.m.  (New York City time) to issue a Letter of Credit by delivering to the Administrator, the LC Bank’s form of Letter of Credit Application (the “Letter of Credit Application”), substantially in the form of Annex G attached hereto and a Borrowing Notice, substantially in the form of Annex B hereto, in each case completed to the reasonable satisfaction of the Administrator and the LC Bank.  Each Borrower also has the right to give instructions and make agreements with respect to any Letter of Credit Application and the disposition of documents, and to agree with the Administrator upon any amendment, extension or renewal of any Letter of Credit.

(b)            Each Letter of Credit shall, among other things, (i) provide for the payment of sight drafts or other written demands for payment when presented for honor thereunder in accordance with the terms thereof and when accompanied by the documents described therein and (ii) have an expiry date not later than twelve (12) months after such Letter of Credit’s date of issuance, extension or renewal, as the case may be, and in no event later than twelve (12) months after the Facility Termination Date.  The terms of each Letter of Credit may include customary “evergreen” provisions providing that such Letter of Credit’s expiry date shall automatically be extended for additional periods not to exceed twelve (12) months unless, not less than thirty (30) days (or such longer period as may be specified in such Letter of Credit) (the “Notice Date”) prior to the applicable expiry date, the LC Bank delivers written notice to the beneficiary thereof declining such extension; provided, however, that if (x) any such extension would cause the expiry date of such Letter of Credit to occur after the date that is twelve (12) months after the Facility Termination Date determined pursuant to clause (a) of the definition thereof or (y) the LC Bank determines that any condition precedent to issuing such Letter of Credit hereunder are not satisfied (other than any such condition requiring the Borrowers to submit a Borrowing Notice or Letter of Credit Application in respect thereof), then the LC Bank, in the case of clause (x) above, may (or at the written direction of any LC Participant, shall) or, in the case of clause (y) above, shall, use reasonable efforts in accordance with (and to the extent permitted by) the terms of such Letter of Credit to prevent the extension of such expiry date (including notifying

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the Borrowers and the beneficiary of such Letter of Credit in writing prior to the Notice Date that such expiry date will not be so extended).  Each Letter of Credit shall be subject either to the Uniform Customs and Practice for Documentary Credits (2007 Revision), International Chamber of Commerce Publication No.  600, and any amendments or revisions thereof adhered to by the LC Bank or the International Standby Practices (ISP98-International Chamber of Commerce Publication Number 590), and any amendments or revisions thereof adhered to by the LC Bank, as determined by the LC Bank.

(c)            Immediately upon the issuance by the LC Bank of any Letter of Credit (or any amendment to a Letter of Credit increasing the amount thereof), the LC Bank shall be deemed to have sold and transferred to each LC Participant, and each LC Participant shall be deemed irrevocably and unconditionally to have purchased and received from the LC Bank, without recourse or warranty, an undivided interest and participation, to the extent of such LC Participant’s Ratable Share, in such Letter of Credit, each drawing made thereunder and the obligations of the Borrowers hereunder with respect thereto, and any security therefor or guaranty pertaining thereto.  Upon any change in the Commitments or Ratable Shares of the LC Participants pursuant to this Agreement, it is hereby agreed that, with respect to all outstanding Letters of Credit and unreimbursed drawings thereunder, there shall be an automatic adjustment to the participations pursuant to this Section 1.12(c) to reflect the new Ratable Shares of the assignor and assignee LC Participant or of all LC Participants with Commitments, as the case may be.  In the event that the LC Bank makes any payment under any Letter of Credit and the Borrowers shall not have reimbursed such amount in full to the LC Bank pursuant to Section 1.14(a), each LC Participant shall be obligated to make Participation Advances with respect to such Letter of Credit in accordance with Section 1.14(b).

Section 1.13        Requirements For Issuance of Letters of Credit.  Each Borrower shall authorize and direct the LC Bank to name such Borrower, the applicable Servicer or any other Affiliate of such Borrower and the applicable Servicer as the “Applicant” or “Account Party” of each Letter of Credit.

Section 1.14        Disbursements, Reimbursement.

(a)            In the event of any drawing under a Letter of Credit by the beneficiary or transferee thereof, the LC Bank will promptly notify the Administrator and each Borrower of such drawing.  Each Borrower shall reimburse (such obligation to reimburse the LC Bank shall sometimes be referred to as a “Reimbursement Obligation”) the LC Bank not later than (i) if such Borrower shall have received such notice by 1:00 p.m.  (New York City time) on the date of such drawing (each such date, a “Drawing Date”), 4:00 p.m.  (New York City time) on the Drawing Date and (ii) otherwise 12:00 noon (New York City time) on the Business Day immediately following the Drawing Date (the date on which such Borrower is obligated to perform a Reimbursement Obligation is referred to as a “Reimbursement Date”) in an amount equal to the amount so paid by the LC Bank.  Such Reimbursement Obligation shall be satisfied by the Borrowers (i) first, by the remittance by the Administrator to the LC Bank of any available amounts denominated in the same currency as the Letter of Credit relating to such Reimbursement Obligation then on deposit in any LC Collateral Account, (ii) second, by the remittance by or on behalf of the Borrowers to the LC Bank of any other funds of the Borrowers then available for disbursement and (iii) third, by the remittance by the Administrator to the LC

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Bank of any available amounts then on deposit in the LC Collateral Account denominated in a currency other than the currency of the Letter of Credit relating to such Reimbursement Obligation; provided that at the time of such remittance, such amounts shall be converted to the currency of the Letter of Credit relating to such Reimbursement Obligation.  In the event any Borrower fails to reimburse the LC Bank for the full amount of any drawing under any Letter of Credit by noon (New York City time) on a Reimbursement Date (including because the conditions precedent to a Borrowing requested by any Borrower pursuant to Section 1.2 shall not have been satisfied), the LC Bank will promptly notify each LC Participant thereof.  Any notice given by the LC Bank pursuant to this Section 1.14 may be oral if immediately confirmed in writing; provided that the lack of such an immediate written confirmation shall not affect the conclusiveness or binding effect of such oral notice.

(b)            Each LC Participant shall upon any notice pursuant to paragraph (a) above make available to the LC Bank an amount in immediately available funds equal to its Ratable Share of the amount of the drawing (a “Participation Advance”), whereupon the LC Participants shall each be deemed to have made a Loan in that amount denominated in the same currency as the Letter of Credit relating to such Participation Amount.  If any LC Participant so notified fails to make available to the LC Bank the amount of such LC Participant’s Ratable Share of such amount by no later than 2:00 p.m.  (New York City time) on the Reimbursement Date in the applicable currency (or, if such Reimbursement Date is the Drawing Date, 12:00 noon (New York City time) on the Business Day immediately following such Reimbursement Date) (the date on which an LC Participant is obligated to make available to the LC Bank the amount of such LC Participant’s Ratable Share is referred to as the “LC Participant Reimbursement Date”), then interest shall accrue on such LC Participant’s obligation to make such payment, from the LC Participant Reimbursement Date to the date on which such LC Participant makes such payment (i) during the first three (3) days following the LC Participant Reimbursement Date, at a rate per annum equal to (x) with respect to a Participation Advance denominated in U.S. Dollars, the Federal Funds Rate and (y) with respect to a Participation Advance denominated in Canadian Dollars, CDOR and (ii) at a rate per annum equal to the applicable Base Rate on and after the fourth day following the LC Participant Reimbursement Date.  The LC Bank will promptly give notice of the occurrence of the LC Participant Reimbursement Date, but failure of the LC Bank to give any such notice on the LC Participant Reimbursement Date or in sufficient time to enable any LC Participant to effect such payment on the LC Participant Reimbursement Date shall not relieve such LC Participant from its obligation under this paragraph (b), provided that such LC Participant shall not be obligated to pay interest as provided in clauses (i) and (ii) above until and commencing from the date of receipt of notice from the LC Bank or the Administrator of the occurrence of the LC Participant Reimbursement Date.  Each LC Participant’s Commitment shall continue until the last to occur of any of the following events: (A) the LC Bank ceases to be obligated to issue or cause to be issued Letters of Credit hereunder, (B) no Letter of Credit issued hereunder remains outstanding and uncancelled or (C) all Persons (other than the Borrowers) have been fully reimbursed for all payments made under or relating to Letters of Credit.

Section 1.15        Repayment of Participation Advances.

(a)            Upon (and only upon) receipt by the LC Bank for its account of immediately available funds from or for the account of any Borrower (i) in reimbursement of any payment made by the LC Bank under a Letter of Credit with respect to which any LC Participant has

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made a Participation Advance to the LC Bank or (ii) in payment of Interest on the Loans made or deemed to have been made in connection with any such draw, the LC Bank will pay to each LC Participant, ratably (based on the outstanding drawn amounts funded by each such LC Participant in respect of such Letter of Credit), in the same funds as those received by the LC Bank; it being understood, that the LC Bank shall retain a ratable amount of such funds that were not the subject of any payment in respect of such Letter of Credit by any LC Participant.

(b)            If the LC Bank is required at any time to return to any Borrower, or to a trustee, Receiver, liquidator, custodian, or any official in any insolvency proceeding, any portion of the payments made by such Borrower to the LC Bank pursuant to this Agreement in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each LC Participant shall, on demand of the LC Bank, forthwith return to the LC Bank the amount of its Ratable Share of any amounts so returned by the LC Bank plus interest at (x) with respect to amounts denominated in U.S. Dollars, the Federal Funds Rate, and (y) with respect to amounts denominated in Canadian Dollars, CDOR, from the date the payment was first made to such LC Participant through, but not including, the date the payment is returned by such LC Participant.

(c)            If any Letters of Credit are outstanding and undrawn on the close of business on the Facility Termination Date, the LC Collateral Accounts shall be funded from Collections (or, in the Borrowers’ sole discretion, by other funds available to the Borrowers) in an amount (which amount may be held in U.S. Dollars or Canadian Dollars and is subject to conversion by the Administrator in accordance with Section 1.21) equal to the U.S. Dollar Equivalent of the aggregate undrawn face amount of such Letters of Credit plus the U.S. Dollar Equivalent of all related fees to accrue through the stated expiration dates thereof, including any customary presentation, amendment and other processing fees, and other standard costs and charges, of the LC Bank relating to letters of credit (such fees to accrue, as reasonably estimated by the LC Bank, the “LC Fee Expectation”).

Section 1.16        Documentation.  Each Borrower agrees to be bound by, and to cause any other Person on whose behalf a Letter of Credit is issued hereunder (including any “Account Party” or “Applicant” thereof) to comply with, and be bound by LC Bank’s written regulations and customary practices relating to letters of credit.  In the event of a conflict between the Letter of Credit Application and this Agreement, this Agreement shall govern.  It is understood and agreed that, except in the case of gross negligence or willful misconduct by the LC Bank, the LC Bank shall not be liable for any error, negligence and/or mistakes, whether of omission or commission, in following each Borrower’s instructions or those contained in the Letters of Credit or any modifications, amendments or supplements thereto.  In addition to any other fees or expenses owing under the Fee Letter or any other Transaction Document or otherwise pursuant to any Letter of Credit Application, the Borrowers shall pay to the LC Bank for its own account any customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the LC Bank relating to letters of credit as from time to time in effect.  Such customary fees shall be due and payable upon demand and shall be nonrefundable.

Section 1.17        Determination to Honor Drawing Request.  In determining whether to honor any request for drawing under any Letter of Credit by the beneficiary thereof, the LC Bank shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with

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the requirements of such Letter of Credit and that any other drawing condition appearing on the face of such Letter of Credit has been satisfied in the manner so set forth.

Section 1.18        Nature of Participation and Reimbursement Obligations.

Each LC Participant’s obligation in accordance with this Agreement to make Participation Advances as a result of a drawing under a Letter of Credit, and the obligations of each Borrower to reimburse the LC Bank upon a draw under a Letter of Credit, shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Article I irrespective of the following circumstances:

(i)            any set-off, counterclaim, recoupment, defense or other right which such LC Participant may have against the LC Bank, the Administrator, the Group Agents, the Lenders, any Borrower or any other Person for any reason whatsoever;

(ii)            the failure of any Borrower or any other Person to comply with the conditions set forth in this Agreement for the making of a Loan, Releases, requests for Letters of Credit or otherwise, it being acknowledged that such conditions are not required for the making of Participation Advances hereunder;

(iii)            any lack of validity or enforceability of any Letter of Credit or any set-off, counterclaim, recoupment, defense or other right which any Borrower or any Originator on behalf of which a Letter of Credit has been issued may have against the LC Bank, the Administrator, any Lender, any Group Agent or any other Person for any reason whatsoever;

(iv)            any claim of breach of warranty that might be made by any Borrower, the LC Bank or any LC Participant against the beneficiary of a Letter of Credit, or the existence of any claim, set-off, defense or other right which any Borrower, the LC Bank or any LC Participant may have at any time against a beneficiary, any successor beneficiary or any transferee of any Letter of Credit or the proceeds thereof (or any Persons for whom any such beneficiary or transferee may be acting), the LC Bank, any LC Participant, the Administrator, any Lender or any Group Agent or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between any Borrower, CB, any Servicer, any Originator or any Affiliate thereof and the beneficiary for which any Letter of Credit was procured);

(v)            the lack of power or authority of any signer of, or lack of validity, sufficiency, accuracy, enforceability or genuineness of, any draft, demand, instrument, certificate or other document presented under any Letter of Credit, or any such draft, demand, instrument, certificate or other document proving to be forged, fraudulent, invalid, defective or insufficient in any respect or any statement therein being untrue or inaccurate in any respect, even if the Administrator or the LC Bank has been notified thereof, provided in each case such draft, demand, instrument, certificate or other document appeared on its face to comply with the terms of such Letter of Credit;

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(vi)            payment by the LC Bank under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit other than as a result of the gross negligence or willful misconduct of the LC Bank;

(vii)          the solvency of, or any acts or omissions by, any beneficiary of any Letter of Credit, or any other Person having a role in any transaction or obligation relating to a Letter of Credit, or the existence, nature, quality, quantity, condition, value or other characteristic of any property or services relating to a Letter of Credit;

(viii)         any failure by the LC Bank or any of the LC Bank’s Affiliates to issue any Letter of Credit in the form requested by any Borrower, unless the LC Bank has received written notice from such Borrower of such failure within three (3) Business Days after the LC Bank shall have furnished such Borrower a copy of such Letter of Credit and such error is material and no drawing has been made thereon prior to receipt of such notice;

(ix)            any Material Adverse Effect on any Borrower, any Originator or any Affiliates thereof;

(x)              any breach of this Agreement or any Transaction Document by any party thereto;

(xi)            the occurrence or continuance of an Insolvency Proceeding with respect to any Borrower, any Originator or any Affiliate thereof;

(xii)           the fact that an Event of Default or an Unmatured Event of Default shall have occurred and be continuing;

(xiii)         the fact that (A) this Agreement or the obligations of any Borrower or any Servicer hereunder has terminated, (B) the Scheduled Termination Date has occurred or (C) such LC Participant has become an Exiting Lender; and

(xiv)         any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a legal or equitable discharge of, an LC Participant or any Borrower.

Section 1.19        [Reserved].

Section 1.20        Liability for Acts and Omissions.  As between any Borrower, on the one hand, and the Administrator, the LC Bank, the LC Participants, the Group Agents and the Lenders, on the other, such Borrower assumes all risks of the acts and omissions of, or misuse of any Letter of Credit by, any beneficiary, “Applicant” or “Account Party” of such Letter of Credit.  In furtherance and not in limitation of the respective foregoing, none of the Administrator, the LC Bank, the LC Participants, the Group Agents or the Lenders shall be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient,

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inaccurate, fraudulent or forged (even if the LC Bank or any LC Participant shall have been notified thereof); (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) the failure of the beneficiary of any such Letter of Credit, or any other party to which such Letter of Credit may be transferred, to comply fully with any conditions required in order to draw upon such Letter of Credit or any other claim of any Borrower against any beneficiary of such Letter of Credit, or any such transferee, or any dispute between or among any Borrower and any beneficiary of any Letter of Credit or any such transferee; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, facsimile or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit or (viii) any consequences arising from causes beyond the control of the Administrator, the LC Bank, the LC Participants, the Group Agents and the Lenders, including any Governmental Acts, and none of the above shall affect or impair, or prevent the vesting of, any of the LC Bank’s rights or powers hereunder.  Nothing in the preceding sentence or in Section 1.18 shall relieve the LC Bank from liability for its gross negligence or willful misconduct, as determined by a final non-appealable judgment of a court of competent jurisdiction, in connection with actions or omissions described in such clauses (i) through (viii) of the preceding sentence, in Section 1.18 or otherwise.  In no event shall the Administrator, the LC Bank, the LC Participants, the Group Agents or the Lenders or their respective Affiliates, be liable to any Borrower or any other Person for any indirect, consequential, incidental, punitive, exemplary or special damages or expenses (including without limitation attorneys’ fees), or for any damages resulting from any change in the value of any property relating to a Letter of Credit.

Without limiting the generality of the foregoing, the Administrator, the LC Bank, the LC Participants, the Group Agents and the Lenders and each of its Affiliates (i) may rely on any written communication believed in good faith by such Person to have been authorized or given by or on behalf of the applicant for a Letter of Credit; (ii) may honor any presentation if the documents presented appear on their face to comply with the terms and conditions of the relevant Letter of Credit; (iii) may honor a previously dishonored presentation under a Letter of Credit, whether such dishonor was pursuant to a court order, to settle or compromise any claim of wrongful dishonor, or otherwise, and shall be entitled to reimbursement to the same extent as if such presentation had initially been honored, together with any interest paid by the LC Bank or its Affiliates; (iv) may honor any drawing that is payable upon presentation of a statement advising negotiation or payment, upon receipt of such statement (even if such statement indicates that a draft or other document is being delivered separately), and shall not be liable for any failure of any such draft or other document to arrive, or to conform in any way with the relevant Letter of Credit; (v) may pay any paying or negotiating bank claiming that it rightfully honored under the laws or practices of the place where such bank is located; and (vi) may settle or adjust any claim or demand made on the Administrator, the LC Bank, the LC Participants, the Group Agents or the Lenders or their respective Affiliates, in any way related to any order issued at the applicant’s request to an air carrier, a letter of guarantee or of indemnity issued to a carrier or any similar document (each an “Order”) and may honor any drawing in connection with any Letter of Credit that is the subject of such Order, notwithstanding that any drafts or other documents

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presented in connection with such Letter of Credit fail to conform in any way with such Letter of Credit.

In furtherance and extension and not in limitation of the specific provisions set forth above, any action taken or omitted by the LC Bank under or in connection with any Letter of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith and without gross negligence or willful misconduct, as determined by a final non-appealable judgment of a court of competent jurisdiction, shall not put the LC Bank under any resulting liability to any Borrower, any LC Participant or any other Person.

Section 1.21        LC Collateral Accounts.

(a)            Provided that no Event of Default or Unmatured Event of Default has occurred and is continuing and the Facility Termination Date has not occurred, any Borrower may from time to time advise the Administrator and each Group Agent in writing of its desire to convert certain amounts that are on deposit in an LC Collateral Account and that are denominated in one currency to another currency that is either denominated in U.S. Dollars or Canadian Dollars.  Following receipt of such request, the Administrator shall notify such Borrower in writing whether or not the Administrator is agreeable to such conversion; provided, however, that if the Administrator fails to so notify such Borrower within one (1) Business Day, the Administrator shall be deemed to have declined such conversion request.  In the event that the Administrator has so notified such Borrower in writing that it is agreeable to such conversion, such Borrower and the Administrator shall enter into such documents as the Administrator may deem necessary or appropriate to effect such conversion, and such conversion shall occur at such exchange rate as agreed to in writing between the Administrator and such Borrower.

(b)            From and after any time that an Event of Default has occurred and is continuing, the Administrator may, in its sole discretion, convert any amounts that are on deposit in an LC Collateral Account and that are denominated in one currency to U.S. Dollars or Canadian Dollars.  Any such conversion shall occur at the exchange rate reasonably determined by the Administrator to exist at such time of conversion and which is available to the Administrator at such time of conversion.

(c)            In connection with any such conversion occurring pursuant to this Section 1.21, the Borrowers shall promptly pay the Administrator all customary and reasonable fees and expenses as well as standard reasonable costs and charges of the Administrator in connection with such conversion as well as all reasonable out-of-pocket documented costs and expenses incurred by the Administrator in connection therewith.  The proceeds of any such conversion shall be deposited by the Administrator into the applicable LC Collateral Account.

Section 1.22        Inability to Determine CDOR, Euro-Rate or LMIR.

(a)            If the Administrator (or any Group Agent) determines before the first day of any Interest Period (or solely with respect to LMIR, on any day) (which determination shall be final and conclusive in the absence of manifest error) that, by reason of circumstances affecting the interbank eurodollar market generally (i) deposits in U.S. Dollars (in the relevant amounts for such Interest Period) are not being offered to banks in the interbank eurodollar market for such

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Interest Period, (ii) adequate means do not exist for ascertaining CDOR, the Euro-Rate or LMIR for such Interest Period (or portion thereof), or (iii) CDOR, the Euro-Rate or LMIR does not accurately reflect the cost to any Lender (as determined by such Lender or such Lender’s Group Agent) of maintaining any Portion of Capital during such Interest Period (or portion thereof), then the Administrator shall give notice thereof to each Borrower.  Thereafter, until the Administrator or such Group Agent notifies such Borrower that the circumstances giving rise to such suspension no longer exist, (a) no Portion of Capital shall be funded at the Alternate Rate determined by reference to CDOR, the Euro-Rate or LMIR, as applicable, and (b) the Interest for any outstanding Portions of Capital then funded at the Alternate Rate determined by reference to CDOR, the Euro-Rate or LMIR shall, on the last day of the then current Interest Period (or solely with respect to LMIR, immediately), be converted to the Alternate Rate determined by reference to the applicable Base Rate.

(b)            If, on or before the first day of any Interest Period (or solely with respect to LMIR, on any day), the Administrator shall have been notified by any Lender, Group Agent or Liquidity Provider that, such Person has determined (which determination shall be final and conclusive) that, any enactment, promulgation or adoption of or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by a governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Person with any guideline, request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for such Person to fund or maintain any Portion of Capital at the Alternate Rate determined by reference to CDOR, the Euro-Rate or LMIR, the Administrator shall notify each Borrower thereof.  Upon receipt of such notice, until the Administrator notifies such Borrower that the circumstances giving rise to such determination no longer apply, (a) no Portion of Capital shall be funded at the Alternate Rate determined by reference to CDOR, the Euro-Rate or LMIR, as applicable, and (b) the Interest for any outstanding Portions of Capital then funded at the Alternate Rate determined by reference to CDOR, the Euro-Rate or LMIR shall be converted to the Alternate Rate determined by reference to the applicable Base Rate either (i) on the last day of the then current Interest Period (or solely with respect to LMIR, on any day) if such Person may lawfully continue to maintain such Portion of Capital at the Alternate Rate determined by reference to CDOR, the Euro-Rate or LMIR to such day, or (ii) immediately, if such Person may not lawfully continue to maintain such Portion of Capital at the Alternate Rate determined by reference to CDOR, the Euro-Rate or LMIR to such day.

Section 1.23        Extension of Termination Date.  From time to time, any Borrower may advise the Administrator and each Group Agent in writing of its desire to extend the then current Scheduled Termination Date to a date that is (x) not more than three hundred and sixty-four (364) days after such then current Scheduled Termination Date and (y) not later than the Facility Termination Date scheduled to occur pursuant to clause (a) of the definition thereof; provided such request is made not more than one hundred and twenty (120) days prior to, and not less than ninety (90) days prior to, the then current Scheduled Termination Date.  In the event that all the Lenders in any Group are agreeable to such extension, the Administrator shall so notify such Borrower in writing (it being understood that the Lenders may accept or decline such a request in their sole discretion and on such terms as they may elect) not less than sixty (60) days prior to the then current Scheduled Termination Date and such Borrower, the applicable Servicer, the

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Administrator, the Group Agents and the Lenders shall enter into such documents as the Lenders may deem reasonably necessary or appropriate to reflect such extension, and all reasonable costs and expenses incurred by the Lenders, the Administrator and the Group Agents in connection therewith (including reasonable Attorneys’ Costs) shall be paid by such Borrower.  If all the Lenders in at least one Group accept such request for extension but any Lender in any other Group declines the request for such extension (all such Lenders in Groups containing Lenders that decline such a request, “Exiting Lenders”), then effective as of the Scheduled Termination Date (without giving effect to such requested extension):

(a)            the Scheduled Termination Date shall be extended as agreed to by such accepting Lender(s);

(b)            the Commitments of the Exiting Lenders shall terminate; and

(c)            the Facility Limit shall be reduced by the amount of the Group Commitments of such Exiting Lender’s Group terminated pursuant to clause (b) above.

Section 1.24        Mitigation Obligations; Replacement of Lenders.

(a)            If any Affected Person requests compensation under Section 1.7, Section 1.8 or Section 1.9, or if any Borrower is required to pay any additional amount to any Affected Person or any Governmental Authority for the account of any Affected Person pursuant to Section 1.10, then such Affected Person will use all reasonable efforts to take such action as it deems appropriate to avoid the need for, or reduce the amount of, such compensation that would not be otherwise disadvantageous to such Affected Person.

(b)            At any time there is more than one Group, any Borrower shall be permitted to replace any Lender (and the related Group) who has requested compensation under Section 1.7, Section 1.8 or Section 1.9, or if such Borrower is required to pay any additional amount to such Lender or any Governmental Authority for the account of such Lender pursuant to Section 1.10, provided, however, that such Borrower shall be permitted to replace (i) the Group of which the Administrator is a member or (ii) any Lender which is administered by the Administrator or an Affiliate thereof only if, in either case, the Administrator is also replaced contemporaneously, pursuant to documents reasonably satisfactory to the Administrator; provided that (i) the replacement financial institution shall purchase, at par, all Capital and other amounts owing to such replaced Lender on or prior to the date of replacement, (ii) the replacement financial institution, if not already a member of an existing Group, shall be reasonably satisfactory to the Administrator, (iii) until such time as such replacement shall be consummated, each Borrower shall pay all additional amounts requested, subject to the terms of this Agreement, and (iv) any such replacement shall not be deemed to be a waiver of any rights that such Borrower, the Administrator or any other Lender shall have against the replaced Lender or any member of its Group.

Section 1.25        Borrowers Jointly and Severally Liable for Obligations.

(a)            Joint and Several Liability.  Notwithstanding anything to the contrary herein or in any other Transaction Document, each Borrower shall be jointly and severally liable for all the

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other Borrowers’ obligations.  Each Borrower acknowledges, agrees, represents and warrants the following:

(i)            [Reserved].

(ii)            Combined Liability.  Each of the Borrowers shall be jointly and severally liable to the Administrator, the Lenders and any other Secured Party for all of the Borrowers’ payment obligations hereunder, and the Administrator (on behalf of each Secured Party) may enforce any unpaid obligation of a Borrower against any one or all of the Borrowers.

(iii)            Separate Exercise of Remedies.  The Administrator (on behalf of the Secured Parties) may exercise remedies against each Borrower and its property (including the Pool Assets) separately, whether or not the Administrator exercises remedies against the other Borrowers or their property.  The Administrator may enforce one or all Borrowers’ obligations without enforcing the other Borrowers’ obligations.  Any failure or inability of the Administrator to enforce a Borrower’s obligations shall not in any way limit the Administrator’s right to enforce the obligations of the other Borrowers.

(b)            Guaranty.  Without limiting clause (a) above, jointly with the other Borrowers, each Borrower hereby unconditionally guarantees to the Administrator, each Lender, each Group Agent and each other Secured Party the prompt payment of the obligations of the other Borrowers under this Agreement and the other Transaction Documents in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) and the timely performance by the other Borrowers of all their other obligations under this Agreement and the other Transaction Documents.  This guaranty is a guaranty of payment and not of collection and is a continuing guaranty and shall apply to each of the Borrowers’ obligations, whenever arising.  Notwithstanding any provision to the contrary contained herein or in any other Transaction Document, to the extent the liability of a Borrower for the obligations of the other Borrowers under this Section 1.25 shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the liability of such Borrower for the obligations of the other Borrower under this Section 1.25 shall be limited to the maximum amount that is permissible under applicable law (whether federal or state or otherwise).  If any or all of the obligations of any Borrower under this Agreement or any other Transaction Document are not duly paid or performed by such Borrower and are not paid or performed by the other Borrower in its capacity as guarantor under this Section 1.25 for any reason whatsoever, such other Borrower shall, as a separate and distinct obligation, indemnify and save each of the Administrator, each Lender, each Group Agent and each other Secured Party harmless from and against all losses, costs, damages, expenses, claims and liabilities that each of them may suffer or incur in connection with or in respect of any failure by the defaulting Borrower for any reason to pay or perform any of its obligations under this Agreement or any other Transaction Document, and shall pay all such amounts to the Administrator after demand as herein provided.

(c)            Obligations Unconditional.  The obligations of each Borrower under this Section 1.25 are absolute and unconditional, irrespective of the value, genuineness, validity,

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regularity or enforceability of any of the Transaction Documents or any other agreement or instrument referred to therein, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor.  Each Borrower agrees that this Section 1.25 may be enforced by the Administrator, the Group Agents and the other Secured Party without the necessity at any time of resorting to or exhausting any other security or collateral and without the necessity at any time of having recourse to any other Transaction Documents or any collateral hereafter securing the Obligations of a Borrower or otherwise, and each Borrower hereby waives the right to require any Secured Party to make demand on or proceed against any Borrower, any Servicer, any Originator or any other Person (including a co-guarantor) or to require any Secured Party to pursue any other remedy or enforce any other right.  Each Borrower further agrees that it shall have no right of subrogation, indemnity, reimbursement or contribution against the other Borrowers or any other guarantor of any Borrower’s obligations for amounts paid under this Section 1.25 until the Final Payout Date.  Each Borrower further agrees that nothing contained herein shall prevent any Secured Party from suing on any of the other Transaction Documents or foreclosing its or their, as applicable, security interest in or lien on any collateral securing the Obligations or from exercising any other rights available to it or them, as applicable, under this Agreement, any other Transaction Document, or any other instrument of security, if any, and the exercise of any of the aforesaid rights and the completion of any foreclosure proceedings shall not constitute a discharge of such Borrower’s obligations hereunder; it being the purpose and intent of each Borrower that its obligations under this Section 1.25 shall be absolute, independent and unconditional under any and all circumstances.  Neither any Borrower’s obligations under this Section 1.25 nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by an impairment, modification, change, release, increase or limitation of the liability of the other Borrowers, of any Servicer or of any Originator or by reason of the bankruptcy or insolvency of the other Borrowers, of any Servicer or of any Originator.  Each Borrower waives any and all notice of the creation, renewal, extension or accrual of any of the obligations of the other Borrowers and notice of or proof of reliance by any Secured Party on the guarantees set forth in this Section 1.25 or acceptance thereof.  The obligations, and any part of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantees set forth in this Section 1.25.  All dealings between any Borrower (or any of its Affiliates, including the initial Servicers and the Originators), on the one hand, and the Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantees set forth in this Section 1.25.  Each Borrower hereby subordinates to the obligations of the other Borrowers all debts, liabilities and other obligations, whether direct, indirect, primary, secondary, several, joint and several or otherwise, and irrespective of whether such debts, liabilities and obligations be evidenced by note, contract, open account, book entry or otherwise, owing to such Borrower by the other Borrowers, any Servicer, any Originator or any of their respective Affiliates.

(d)            Modifications.  Each Borrower agrees that (i) all or any part of the other Borrowers’ Pool Assets now or hereafter held for the obligations, if any, may be exchanged, compromised or surrendered from time to time; (ii) none of the Secured Parties shall have any obligation to protect, perfect, secure or insure any such security interests, liens or encumbrances now or hereafter held, if any, for the Obligations; (iii) the time or place of payment of the other Borrowers’ Obligations may be changed or extended, in whole or in part, to a time certain or

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otherwise, and may be renewed or accelerated, in whole or in part; (iv) the other Borrowers and any other party liable for payment of the other Borrowers’ obligations may be granted indulgences generally; (v) any of the other Borrowers’ rights, duties, obligations or liabilities under any of the Transaction Documents may be modified, amended or waived; (vi) any party (including any co-guarantor) liable for the payment of all or any part of the obligations may be granted indulgences or be released; and (vii) any deposit balance for the credit of the other Borrowers or any other party liable for the payment of the obligations or liable upon any security therefor may be released, in whole or in part, at, before or after the stated, extended or accelerated maturity of the Obligations, all without notice to or further assent by such Borrower.

(e)            Waiver of Rights.  Each Borrower hereby expressly waives diligence, presentment, demand, protest or notice of any kind whatsoever, as well as any requirement that the Secured Parties (or any of them) exhaust any right to take any action against any Borrower, any Originator, any Servicer or any other Person (including the filing of claims in the event of receivership or bankruptcy of any Borrower, Servicer, any Originator or any other entity) or with respect to any collateral or collateral security at any time securing any of the obligations, and hereby consents to any and all extensions of time of the due performance of any or all of the obligations.  Each Borrower agrees that it shall not exercise or assert any right which it may acquire by way of contribution, reimbursement or subrogation under this Agreement unless and until the occurrence of the Final Payout Date.  Each Borrower also hereby expressly waives all other defenses it may have as a guarantor or a surety generally or otherwise based upon suretyship, impairment of collateral or otherwise in connection with the obligations whether in equity or at law other than the occurrence of the Final Payout Date.  Each Borrower agrees that its obligations hereunder shall be irrevocable and unconditional.

(f)            Reinstatement.  Notwithstanding anything contained in this Agreement or the other Transaction Documents, the obligations of each Borrower under this Section 1.25 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the other Borrowers’ obligations is rescinded or must be otherwise restored by any holder of any of the other Borrowers’ obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Borrower agrees that it will indemnify each Secured Party on demand for all reasonable costs and expenses (including, without limitation, reasonable fees of counsel) incurred by such Person in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

(g)            Remedies.  Each Borrower acknowledges and agrees that its obligations under this Section 1.25 are secured in accordance with the terms of this Agreement (including, without limitation, the terms of Sections 1.2(c)).

(h)            Subrogation.  Each Borrower agrees that, until the Final Payout Date, it will not exercise, and hereby waives, any right of reimbursement, subrogation, contribution, offset or other claims against the other Borrowers arising by contract or operation of law in connection with any payment made or required to be made by such Borrower under this Section 1.25.  After the Final Payout Date, each Borrower shall be entitled to exercise against the other Borrowers all

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such rights of reimbursement, subrogation, contribution, and offset, and all such other claims, to the fullest extent permitted by law.

(i)            Maximum Guaranty Amount.  Notwithstanding any other provision of this Agreement to the contrary, in the event that any action is brought seeking to invalidate any Borrower’s obligations under this Agreement under any fraudulent conveyance or fraudulent transfer theory, such Borrower shall be liable under this Agreement only for an amount equal to the maximum amount of liability that could have been incurred under applicable law by such Borrower under any guaranty of the other Borrowers’ obligations (or any portion thereof) at the time of the execution and delivery of this Agreement (or, if such date is determined not to be the appropriate date for determining the enforceability of such Borrower’s obligations hereunder for fraudulent conveyance or transfer purposes, on the date determined to be so appropriate) without rendering such a hypothetical guaranty voidable under applicable law relating to fraudulent conveyance or fraudulent transfer (the “Maximum Guaranty Amount”), and not for any greater amount, as if such Borrower’s obligations under this Agreement had instead been the Maximum Guaranty Amount].

Section 1.26        Successor CDOR, Euro-Rate or LMIR Index

(a)            If the Administrator determines (which determination shall be final and conclusive, absent manifest error) that either (i) (A) the circumstances set forth in Section 1.22 have arisen and are unlikely to be temporary, or (B) the circumstances set forth in Section 1.22 have not arisen but the applicable supervisor or administrator (if any) of CDOR, the Euro-Rate or LMIR or a Governmental Authority having jurisdiction over the Administrator has made a public statement identifying the specific date after which CDOR, the Euro-Rate or LMIR shall no longer be used for determining interest rates for loans (either such date, a “LIBOR Termination Date”), or (ii) a rate other than CDOR, the Euro-Rate or LMIR, as applicable, has become a widely recognized benchmark rate for newly originated loans in U.S. Dollars in the U.S. market (or Canadian Dollars in the Canadian market), then the Administrator may (in consultation with the Borrowers) choose a replacement index for CDOR, the Euro-Rate or LMIR, as applicable, and make adjustments to applicable margins and related amendments to this Agreement as referred to below such that, to the extent practicable, the all-in Interest based on the replacement index will be substantially equivalent to the all-in Interest based on CDOR, the Euro-Rate or LMIR, as applicable, in effect prior to its replacement.

(b)            The Administrator and the Borrowers shall enter into an amendment to this Agreement to reflect the replacement index, the adjusted margins and such other related amendments as may be appropriate, in the discretion of the Administrator, for the implementation and administration of the replacement index-based rate.  Notwithstanding anything to the contrary in this Agreement or the other Transaction Documents (including, without limitation, Section 6.1), such amendment shall become effective without any further action or consent of any other party to this Agreement at 5:00 p.m.  New York City time on the tenth (10th) Business Day after the date a draft of the amendment is provided to the Group Agents, unless the Administrator receives, on or before such tenth (10th) Business Day, a written notice from the Majority Group Agents stating that such Majority Group Agents object to such amendment.

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(c)            Selection of the replacement index, adjustments to the applicable margins, and amendments to this Agreement (i) will be determined with due consideration to the then-current market practices for determining and implementing a rate of interest for newly originated loans in the United States and Canada, as applicable, and loans converted from a LIBOR Rate-based rate to a replacement index-based rate, and (ii) may also reflect adjustments to account for (A) the effects of the transition from CDOR, the Euro-Rate or LMIR, as applicable, to the replacement index and (B) yield- or risk-based differences between CDOR, the Euro-Rate or LMIR, as applicable, and the replacement index.

(d)            Until an amendment reflecting a new replacement index in accordance with this Section 1.26 is effective, each Portion of Capital accruing Interest with reference to CDOR, the Euro-Rate or LMIR will continue to bear interest with reference to CDOR, the Euro-Rate or LMIR, as applicable; provided however, that if the Administrator determines (which determination shall be final and conclusive, absent manifest error) that a LIBOR Termination Date has occurred, then following the LIBOR Termination Date, each Portion of Capital that would otherwise accrue Interest with reference to CDOR, the Euro-Rate or LMIR shall automatically begin accruing Interest with reference to the Base Rate until such time as an amendment reflecting a replacement index and related matters as described above is implemented.

(e)            Notwithstanding anything to the contrary contained herein, if at any time the replacement index is less than zero, at such times, such index shall be deemed to be zero for purposes of this Agreement.

ARTICLE II

REPRESENTATIONS AND WARRANTIES; COVENANTS; EVENTS OF DEFAULT

Section 2.1        Representations and Warranties; Covenants.  Each Borrower and each Servicer hereby makes the representations and warranties, and hereby agrees to perform and observe the covenants, applicable to it set forth in Exhibits III and IV, respectively.

Section 2.2        Events of Default.  If any of the Events of Default set forth in Exhibit V shall occur, the Administrator may (with the consent of the Majority Group Agents) or shall (at the direction of the Majority Group Agents), by notice to each Borrower, declare the Facility Termination Date to have occurred, declare all the Loans and other obligations to be due and payable and to accelerate the Final Maturity Date (in which case the Facility Termination Date and the Final Maturity Date shall be deemed to have occurred and all Loans and other obligations shall become immediately due and payable); provided that automatically upon the occurrence of any event (without any requirement for the passage of time or the giving of notice) described in paragraph (f) of Exhibit V, the Facility Termination Date and the Final Maturity Date shall occur and all Loans and other obligations shall become immediately due and payable.  Upon any such declaration, occurrence or deemed occurrence of the Facility Termination Date, the Administrator and each Secured Party shall have, in addition to the rights and remedies that they may have under this Agreement, all other rights and remedies provided after default under the UCC, PPSA and under other applicable law, which rights and remedies shall be cumulative.

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ARTICLE III

INDEMNIFICATION

Section 3.1        Indemnities by the Borrowers.  Without limiting any other rights any such Person may have hereunder or under applicable law, each Borrower hereby agrees to indemnify and hold harmless the Administrator, each Group Agent, each Liquidity Provider, each Program Support Provider, each Lender, each LC Participant, the LC Bank (and any of the LC Bank’s Affiliates) and their respective officers, directors, agents and employees (each an “Indemnified Party”) from and against any and all damages, losses, claims, liabilities, penalties, costs and expenses (including reasonable and documented attorneys’ fees and court costs) (all of the foregoing collectively, the “Indemnified Amounts”) at any time imposed on or incurred by any Indemnified Party to the extent arising out of or otherwise relating to any Transaction Document or the issuance of any Letter of Credit, the transactions contemplated thereby or the funding or maintenance of the Loan, or any action taken or omitted by any of the Indemnified Parties (including any action taken by the Administrator as attorney in fact for such Borrower or any Originator hereunder or under any other Transaction Document), whether arising by reason of the acts to be performed by such Borrower hereunder or otherwise, excluding only Indemnified Amounts to the extent (a) a final judgment of a court of competent jurisdiction holds such Indemnified Amounts resulted from gross negligence or willful misconduct of the Indemnified Party seeking indemnification, (b) due to the credit risk or financial inability to pay of the Obligor and for which reimbursement would constitute recourse to any Originator, CB, any Borrower or any Servicer for uncollectible Receivables, (c) such Indemnified Amounts constitute Taxes other than any Taxes that represent losses, claims, damages, etc.  arising from any non-Tax claim, (d) the same have been fully and finally paid in cash to such Indemnified Party pursuant to any other provision of this Agreement or any other Transaction Document, or (e) the same are expressly excluded by any provision of this Agreement or any other Transaction Document; provided, however, that nothing contained in this sentence shall limit the liability of any Borrower or any Servicer or limit the recourse of any Indemnified Party to such Borrower or such Servicer for any amounts otherwise specifically provided to be paid by such Borrower or such Servicer hereunder.  Without limiting the foregoing indemnification, but subject to the limitations set forth in clauses (a), (b), (c), (d) and (e) of the previous sentence, each Borrower shall indemnify each Indemnified Party for Indemnified Amounts (including losses in respect of uncollectible Receivables, regardless, for purposes of these specific matters, of whether reimbursement therefor would constitute recourse to such Borrower or its Servicer) to the extent relating to or resulting from:

(i)             any representation or warranty made by any Borrower (or any employee or agent of such Borrower) under or in connection with this Agreement, any Information Package or any other information or report delivered by or on behalf of such Borrower pursuant hereto, which shall have been false or incorrect in any respect when made or deemed made;

(ii)            the failure by any Borrower to comply with any applicable law, rule or regulation related to any Receivable, or the nonconformity of any Receivable with any such applicable law, rule or regulation;

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(iii)           the failure of any Borrower to vest and maintain vested in the Administrator, for the benefit of the Lenders, a perfected security interest in the Pool Assets free and clear of any Adverse Claim;

(iv)           any commingling of funds to which the Administrator, any Group Agent or any Lender is entitled hereunder with any other funds of any Borrower or their Affiliates, including any commingling with any Monetized Receivable Collections;

(v)            any failure of a Lock Box Bank to comply with the terms of the applicable Lock Box Agreement;

(vi)           any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable, or any other claim resulting from the sale or lease of goods or the rendering of services related to such Receivable or the furnishing or failure to furnish any such goods or services or other similar claim or defense not arising from the credit risk or financial inability of any Obligor to pay undisputed indebtedness;

(vii)         any failure of any Borrower to perform its duties or obligations in accordance with the provisions of this Agreement or any other Transaction Document to which it is a party;

(viii)        any action taken by the Administrator as attorney in fact for any Borrower or any Originator pursuant to this Agreement or any other Transaction Document;

(ix)            any environmental liability claim, products liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort, arising out of or in connection with any Receivable or any other suit, claim or action of whatever sort relating to any of the Transaction Documents; or

(x)            any issuance of any Letter of Credit.

Section 3.2         Indemnities by the Servicers.

(a)            Without limiting any other rights that any Indemnified Party may have hereunder or under applicable law, each Servicer hereby agrees to indemnify and hold harmless each Indemnified Party from and against any and all Indemnified Amounts to the extent arising out of or resulting from (whether directly or indirectly): (a) the failure of any information contained in any single Information Package when taken as a whole, as of the date such Information Package is delivered pursuant to Sections 1(a)(ii) and 2(a)(iv) of Exhibit IV to be true and correct, or the failure of any other information provided to such Indemnified Party by, or on behalf of, such Servicer to be true and correct, (b) the failure of any representation, warranty or statement made or deemed made by each Servicer (or any of its officers) under or in connection with this Agreement or any other Transaction Document to which it is a party, to have been true and correct as of the date made or deemed made, (c) the failure by each Servicer to comply with any applicable law, rule or regulation with respect to any Pool Receivable or the related Contract, (d) any dispute, claim, offset or defense of the Obligor to the payment of any Receivable in, or purporting to be in, the Receivables Pool resulting from or related to the collection activities with

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respect to such Receivable and not arising from the financial inability of the Obligor to pay, (e) the commingling of Collections with Monetized Receivable Collections or (f) any failure of any Servicer to perform its duties or obligations in accordance with the provisions hereof or any other Transaction Document to which it is a party; excluding only such amounts to the extent (a) a final judgment of a court of competent jurisdiction holds that such amounts resulted from gross negligence or willful misconduct of the Indemnified Party seeking indemnification, (b) due to the credit risk of the Obligor and for which reimbursement would constitute recourse to any Originator, CB, any Borrower or any Servicer for uncollectible Receivables, (c) such amounts constitute Taxes other than any Taxes that represent losses, claims, damages, etc.  arising from any non-Tax claim, (d) the same have been fully and finally paid in cash to such Indemnified Party pursuant to any other provision of this Agreement or any other Transaction Document or (e) the same are expressly excluded by any provision of this Agreement or any other Transaction Document; provided, however, that nothing contained in this sentence shall limit the liability of any Borrower or any Servicer or limit the recourse of any Indemnified Party to such Borrower or such Servicer for any amounts otherwise specifically provided to be paid by such Borrower or such Servicer hereunder.

(b)            CB, as Performance Guarantor, hereby acknowledges that each of the Transaction Documents has been made available to and has been reviewed by Performance Guarantor.  Performance Guarantor hereby unconditionally reaffirms its obligations under the Performance Guaranty and acknowledges and agrees that such obligations continue in full force and effect (including, without limitation, with respect to the Guaranteed Obligations) and the Performance Guaranty is hereby ratified and confirmed.  Performance Guarantor hereby represents and warrants that each of the representations and warranties made by it in the Performance Guaranty are true and correct as of the day hereof and after the effect of this Agreement (unless stated to relate solely to an earlier date, in which case such representations or warranties were true and correct as of such earlier date).

ARTICLE IV

ADMINISTRATION AND COLLECTIONS

Section 4.1        Appointment of the Servicers.

(a)            The servicing, administering and collection of the Pool Receivables shall be conducted by each Person so designated from time to time as the Servicer in accordance with this Section 4.1.  Until the Administrator gives notice to any Servicer (in accordance with this Section 4.1) of the designation of a new servicer: (i) CB is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer with respect to all Pool Receivables that were originated by a U.S. Originator and (ii) OnX Enterprise Solutions Ltd. is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer with respect to all Pool Receivables that were originated (x) by it and sold to the Canadian Borrower on a fully-serviced basis and (y) by any other Canadian Originator, in each case in accordance with the terms hereof.  Upon the occurrence of a Servicer Default, the Administrator may (with the consent of the Majority Group Agents) or shall (at the direction of the Majority Group Agents) designate as Servicer any Person (including itself) to succeed any Servicer or any successor Servicer, on the condition in each case that any such Person so designated shall agree

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to perform the duties and obligations of a Servicer pursuant to the terms hereof; provided that any successor Servicer with respect to Canadian Originator Receivables shall not be a non-resident of Canada for purposes of the Canadian Tax Act.

(b)            Upon the designation of any successor Servicer as set forth in paragraph (a), each Servicer agrees that it will terminate its activities as Servicer hereunder in a manner that the Administrator reasonably determines will facilitate the transition of the performance of such activities to the new Servicer, and each Servicer shall cooperate with and assist such new Servicer.  In connection with such cooperation, such Servicer shall, upon request by the Administrator: (i) assemble all of the records (including all Contracts) reasonably necessary or desirable to collect the Pool Receivables and the Related Security and transfer such records to the successor Servicer, except to the extent such transfer is prohibited by applicable law, (ii) except to the extent prohibited by applicable law, licenses or other agreement, transfer or license to the successor Servicer the use of all licenses, hardware or software necessary or desirable to collect the Pool Receivables and the Related Security, and make the same available to the Administrator or its designee (for the benefit of the Lenders), at a place selected by the Administrator, and (iii) segregate all cash, checks and other instruments received by it from time to time constituting Collections in a manner reasonably acceptable to the Administrator and, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Administrator or its designee.

(c)            Each Servicer acknowledges that, in making their decision to execute and deliver this Agreement, the Administrator and each member in each Group have relied on such Servicer’s agreement to act as Servicer hereunder.  Accordingly, each Servicer agrees that it will not voluntarily resign as Servicer unless required to do so by applicable law; provided that any Servicer may, with the prior written consent of the Administrator and the Majority Group Agents (such consent not to be unreasonably withheld), resign as Servicer if (i) a successor Servicer which is an Affiliate of such Servicer has agreed to act as Servicer on the terms and conditions hereof and (ii) such successor Servicer has agreed to execute documentation, in form and substance reasonably satisfactory to the Administrator, to effect its appointment as, and the assumption of the rights and duties of, such Servicer hereunder and under the Transaction Documents; provided, further, no such resignation will be effective until such successor Servicer has been appointed pursuant to such documentation and such successor Servicer with respect to Canadian Originator Receivables shall not be a non-resident of Canada for purposes of the Canadian Tax Act.  For the avoidance of doubt, any such appointment of a successor Servicer pursuant to this paragraph shall not terminate the appointment of any Sub-Servicer.

(d)            Any Servicer may delegate its duties and obligations hereunder to any sub-servicer (each a “Sub-Servicer”); provided that in each such delegation: (i) such Sub-Servicer shall agree in writing to perform the duties and obligations of a Servicer pursuant to the terms hereof, (ii) the applicable Servicer shall remain liable for the performance of the duties and obligations so delegated, (iii) each Borrower, the Administrator and each Group shall have the right to look solely to each Servicer for performance, and (iv) the terms of any agreement with any Sub-Servicer that is an Affiliate of each Servicer shall provide that the Administrator may terminate such agreement upon the termination of such Servicer hereunder by giving notice of its desire to terminate such agreement to such Servicer (and such Servicer shall provide appropriate notice to each such Sub-Servicer); provided, however, that if any such delegation is to any

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Person other than any Originator or an Affiliate thereof, the Administrator and the Majority Group Agents shall have consented in writing in advance to such delegation (which consent shall not be unreasonably withheld or delayed); and provided, further, that each Servicer may delegate the following duties and obligations to a Sub-Servicer without further consent by any party: (w) data processing, including customer care and billing, (x) customer acquisition and retention and market research, (y) inbound and outbound teleservices and (z) computer system maintenance, enhancement, machine processing and production support.

(e)            At any time following the occurrence and during the continuation of an Event of Default, the Administrator may request any Servicer to, and upon such request such Servicer shall: (i) solely to the extent that such event is also a Servicer Default, assemble all of the records reasonably necessary or desirable to collect the Pool Receivables and the Related Security, and transfer or license to a successor Servicer, except to the extent prohibited by applicable law, licenses or other agreement, the use of all software necessary or desirable to collect the Pool Receivables and the Related Security, and make the same available to the Administrator or its designee (for the benefit of the Lenders), except to the extent prohibited by applicable law, licenses or other agreement, at a place selected by the Administrator, and (ii) segregate all cash, checks and other instruments received by it from time to time constituting Collections in a manner reasonably acceptable to the Administrator and, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Administrator or its designee.

(f)            For the avoidance of doubt, nothing in this Agreement shall have the effect of making any Servicer liable for any obligations of any Borrower under this Agreement or the other Transaction Documents and nothing in this Agreement shall constitute the giving of a guarantee or the assumption of a similar obligation by such Servicer in respect of the performance by such Borrower of its obligations under this Agreement or the other Transaction Documents.

(g)            No Servicer or any of its sub-servicers, employees, agents or other delegates shall (nor shall it have the authority to), (i) while acting in Canada, negotiate or enter into contracts or other agreements in the name of the U.S. Borrower, the Administrator or any other Secured Party, (ii) delegate to any Person acting in Canada the authority to, or permit any such Person to, negotiate or enter into contracts or other agreements in the name of the U.S. Borrower, the Administrator or any other Secured Party or (iii) establish an office or other place of business of the U.S. Borrower, the Administrator or any other Secured Party in Canada.

Section 4.2        Duties of the Servicers.

(a)            Each Servicer shall take or cause to be taken all such action as may be reasonably necessary or advisable to administer and collect each Pool Receivable from time to time, all in accordance in all material respects with this Agreement and all applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policies (except in the case of Specified Receivables).  Each Servicer shall set aside for the accounts of the applicable Borrower and the Lenders the amount of Collections to which each is entitled in accordance with Article I hereof.  Each Servicer may, in accordance with the applicable Credit and Collection Policy, take such action, including extensions, amendments,

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modifications, waivers or restructurings of Pool Receivables and the related Contracts, as such Servicer may reasonably determine to be appropriate to maximize Collections thereof or reflect adjustments permitted under the Credit and Collection Policies; provided, however, that: (i) such action shall not change the number of days such Pool Receivable has remained unpaid from the date of the original due date related to such Pool Receivable, (ii) such action shall not alter the status of such Pool Receivable as a Delinquent Receivable or a Defaulted Receivable under this Agreement and (iii) no Servicer shall be required to comply with Credit and Collection Policies with respect to Specified Receivables.  Each Borrower shall deliver to the applicable Servicer and such Servicer shall hold for the benefit of the applicable Borrower and the Administrator (individually and for the benefit of the Lenders, in accordance with their respective interests), all records and documents (including computer tapes or disks) with respect to each Pool Receivable.

(b)            [Reserved].

(c)            Each Servicer’s obligations hereunder shall terminate on the Final Payout Date.

After such termination, if any Servicer or an Affiliate thereof was not the Servicer on the date of such termination, each Servicer shall promptly deliver to the applicable Borrower all books, records and related materials that such Borrower previously provided to such Servicer, or that have been obtained by such Servicer, in connection with this Agreement.

Section 4.3         Lock-Box Account Arrangements.  Prior to the Closing Date, each Borrower shall have entered into Lock-Box Agreements with all of the Lock-Box Banks and delivered counterparts of each to the Administrator.  Upon the occurrence and during the continuation of an Event of Default, the Administrator may (with the consent of the Majority Group Agents) or shall (upon the direction of the Majority Group Agents) at any time thereafter give notice to each Lock-Box Bank that the Administrator is exercising its rights under the Lock-Box Agreements to do any or all of the following: (a) to have the exclusive control of the Lock-Box Accounts transferred to the Administrator (for the benefit of the Lenders) and to exercise exclusive dominion and control over the funds deposited therein and (b) to take any or all other actions permitted under the applicable Lock-Box Agreement.  The Administrator hereby agrees that it shall not give such notice or exercise such rights with respect to any such Lock-Box Account unless an Event of Default has occurred and is continuing.  Each Borrower hereby agrees that if the Administrator gives notice (after the occurrence and during the continuation of an Event of Default) to a Lock-Box Bank that the Administrator is exercising its rights under the related Lock-Box Agreement pursuant to clause (a) above, the Administrator shall have exclusive control (for the benefit of the Lenders) of the proceeds (including Collections) of all Pool Receivables and each Borrower hereby further agrees to take any other action that the Administrator or any Group Agent may reasonably request to transfer such control.  Any proceeds of Pool Receivables received by such Borrower or the applicable Servicer thereafter shall be sent immediately to, or as otherwise instructed by, the Administrator.  The parties hereto hereby acknowledge that if at any time the Administrator takes control of any Lock-Box Account, the Administrator shall not have any rights to (a) the funds therein in excess of the unpaid amounts then due and payable to the Administrator, any member of any Group, any Secured Party or any other Person hereunder, and the Administrator shall distribute or cause to be distributed such funds in accordance with Article I (in each case as if such funds were held by any Servicer thereunder) or (b) any Non-Receivable Cash Deposits therein, and the

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Administrator shall transfer any such Non-Receivable Cash Deposits to an account designated by each Borrower (or the applicable Servicer on its behalf) within three (3) Business Days of the Administrator’s receipt of a written request by any Borrower (or the applicable Servicer on its behalf), together with a Non-Receivable Cash Deposit Report which identifies the amount of such Non-Receivable Cash Deposits.

Section 4.4        Enforcement Rights.

(a)            At any time following the occurrence and during the continuation of any Event of Default set forth in clause (a)(ii) or paragraphs (f) or (i) of Exhibit V of this Agreement, the Administrator may direct the Obligors that payment of all amounts payable under any Pool Receivable is to be made directly to the Administrator or its designee.  The exercise of this right will be subject to any applicable regulatory restrictions.  Each Servicer agrees that, if the Administrator is unable to exercise the rights in this paragraph (a) due to any applicable regulatory restrictions, it will, subject to any applicable regulatory restrictions, follow the instructions of the Administrator in connection therewith.

(b)            Each Borrower hereby authorizes the Administrator (on behalf of each Group), and irrevocably appoints the Administrator as its attorney-in-fact with full power of substitution and with full authority in the place and stead of such Borrower, which appointment is coupled with an interest, to take any and all steps in the name of such Borrower and on behalf of such Borrower reasonably necessary or desirable, in the determination of the Administrator, after the occurrence and during the continuation of an Event of Default, to collect any and all amounts or portions thereof due under any and all Pool Assets, including endorsing the name of such Borrower on checks and other instruments representing Collections and enforcing such Pool Assets.  Notwithstanding anything to the contrary contained in this subsection, none of the powers conferred upon such attorney-in-fact pursuant to the preceding sentence shall subject such attorney-in-fact to any liability if any action taken by it shall prove to be inadequate or invalid, nor shall they confer any obligations upon such attorney-in-fact in any manner whatsoever.

Section 4.5        Responsibilities of the Borrowers.

(a)            Anything herein to the contrary notwithstanding, each Borrower shall: (i) perform all of its obligations, if any, under the Contracts related to the Pool Receivables, and the exercise by the Administrator, any Group Agent or any Lender of their respective rights hereunder shall not relieve any Borrower from such obligations, and (ii) pay when due any taxes, including any sales taxes payable in connection with the Pool Receivables and their creation and satisfaction.  None of the Administrator, the Group Agents or the Lenders shall have any obligation or liability with respect to any Pool Asset, nor shall any of them be obligated to perform any of the obligations of any Borrower, any Servicer, CB or any Originators thereunder.

(b)            Each Servicer hereby irrevocably agrees that if at any time it shall cease to be a Servicer hereunder, it shall act (if such then-current Servicer so requests) as the data processing agent of such Servicer and, in such capacity, each Servicer shall conduct the data processing functions of the administration of the Pool Receivables and the Collections thereon in

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substantially the same way that such Servicer conducted such data processing functions while it acted as the Servicer.

Section 4.6        Servicing Fee.

(a)            Subject to paragraph (b), CB shall be paid a fee equal to 1.00% per annum of the daily average aggregate Outstanding Balance of the Pool Receivables that are serviced by it (the “Servicing Fee Rate”), and OnX Enterprise Solutions Ltd. shall be paid a fee of $20,000 per calendar month (each a “Servicing Fee”), and the Servicing Fee payable to OnX Enterprise Solutions Ltd. shall be exclusive of applicable GST/HST.  Such fee and, as applicable, GST/HST shall be paid through the distributions contemplated by Section 1.4(a) and Section 1.4(b).

(b)            If CB or OnX Enterprise Solutions Ltd. ceases to be a Servicer or an Affiliate thereof, the Servicing Fee shall be the greater of: (i) the amount calculated pursuant to paragraph (a), and (ii) an alternative amount specified by the successor Servicer not to exceed 110% of the aggregate reasonable costs and expenses incurred by such successor Servicer in connection with the performance of its obligations as Servicer and is exclusive of applicable GST/HST.

ARTICLE V

THE AGENTS

Section 5.1        Appointment and Authorization.

(a)            Each Lender and Group Agent hereby irrevocably designates and appoints PNC Bank, National Association, as the “Administrator” hereunder and authorizes the Administrator to take such actions and to exercise such powers as are delegated to the Administrator hereby and to exercise such other powers as are reasonably incidental thereto.  The Administrator shall not have any duties other than those expressly set forth herein or any fiduciary relationship with any Lender or Group Agent, and no implied obligations or liabilities shall be read into this Agreement, or otherwise exist, against the Administrator.  The Administrator does not assume, nor shall it be deemed to have assumed, any obligation to, or relationship of trust or agency with, any Borrower or any Servicer.  Notwithstanding any provision of this Agreement or any other Transaction Document to the contrary, in no event shall the Administrator ever be required to take any action which exposes the Administrator to personal liability or which is contrary to the provision of any Transaction Document or applicable law.

(b)            Each Lender hereby irrevocably designates and appoints the respective institution identified as the Group Agent for such Lender’s Group on the signature pages hereto or in the Assumption Agreement or Transfer Supplement pursuant to which such Lender becomes a party hereto, and each authorizes such Group Agent to take such action on its behalf under the provisions of this Agreement and to exercise such powers and perform such duties as are expressly delegated to such Group Agent by the terms of this Agreement, if any, together with such other powers as are reasonably incidental thereto.  Notwithstanding any provision to the contrary elsewhere in this Agreement, no Group Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender or other Group Agent or the Administrator, and no implied covenants, functions, responsibilities, duties,

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obligations or liabilities on the part of such Group Agent shall be read into this Agreement or otherwise exist against such Group Agent.

(c)            Except as otherwise specifically provided in this Agreement, the provisions of this Article V are solely for the benefit of the Group Agents, the Administrator and the Lenders, and none of the Borrowers or the Servicers shall have any rights as a third‑party beneficiary or otherwise under any of the provisions of this Article V, except that this Article V (including, for the avoidance of doubt, Sections 5.2, 5.3 and 5.4) shall not affect any obligations or liability which any Group Agent, the Administrator or any Lender may have to any Borrower or the applicable Servicer under the other provisions of this Agreement.  Furthermore, no Lender shall have any rights as a third-party beneficiary or otherwise under any of the provisions hereof in respect of a Group Agent which is not the Group Agent for such Lender.

(d)            In performing its functions and duties hereunder, the Administrator shall act solely as the agent of the Lenders and the Group Agents and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for any Borrower or any Servicer or any of their successors and assigns.  In performing its functions and duties hereunder, each Group Agent shall act solely as the agent of its respective Lender and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for any Borrower, any Servicer, any other Lender, any other Group Agent or the Administrator, or any of their respective successors and assigns.

Section 5.2        Delegation of Duties.  The Administrator may execute any of its duties through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.  The Administrator shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

Section 5.3        Exculpatory Provisions.  None of the Group Agents, the Administrator or any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted (i) with the consent or at the direction of the Majority Group Agents (or in the case of any Group Agent, the Lenders within its Group that have a majority of the aggregate Commitment of such Group) or (ii) in the absence of such Person’s gross negligence or willful misconduct.  The Administrator shall not be responsible to any Lender, Group Agent or other Person for (i) any recitals, representations, warranties or other statements made by any Borrower, any Servicer, any Originator or any of their Affiliates, (ii) the value, validity, effectiveness, genuineness, enforceability or sufficiency of any Transaction Document, (iii) any failure of any Borrower, any Servicer, any Originator or any of their Affiliates to perform any obligation hereunder or under the other Transaction Documents to which it is a party (or under any Contract), or (iv) the satisfaction of any condition specified in Exhibit II.  The Administrator shall not have any obligation to any Lender or Group Agent to ascertain or inquire about the observance or performance of any agreement contained in any Transaction Document or to inspect the properties, books or records of any Borrower, any Servicer, any Originator or any of their respective Affiliates.

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Section 5.4        Reliance by Agents.

(a)            Each Group Agent and the Administrator shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or other writing or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person and upon advice and statements of legal counsel (including counsel to each Borrower), independent accountants and other experts selected by the Administrator.  Each Group Agent and the Administrator shall in all cases be fully justified in failing or refusing to take any action under any Transaction Document unless it shall first receive such advice or concurrence of the Majority Group Agents (or in the case of any Group Agent, the Lenders within its Group that have a majority of the aggregate Commitment of such Group), and assurance of its indemnification, as it deems appropriate.

(b)            The Administrator shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Majority Group Agents or the Group Agents, and such request and any action taken or failure to act pursuant thereto shall be binding upon all Lenders, the Administrator and Group Agents.

(c)            The Lenders within each Group with a majority of the Commitment of such Group shall be entitled to request or direct the related Group Agent to take action, or refrain from taking action, under this Agreement on behalf of such Lenders.  Such Group Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of such Majority Group Agents, and such request and any action taken or failure to act pursuant thereto shall be binding upon all of such Group Agent’s Lenders.

(d)            Unless otherwise advised in writing by a Group Agent or by any Lender on whose behalf such Group Agent is purportedly acting, each party to this Agreement may assume that (i) such Group Agent is acting for the benefit of each of the Lenders in respect of which such Group Agent is identified as being the “Group Agent” in the definition of “Group Agent” hereto, as well as for the benefit of each assignee or other transferee from any such Person, and (ii) each action taken by such Group Agent has been duly authorized and approved by all necessary action on the part of the Lenders on whose behalf it is purportedly acting.  Each Group Agent and its Lender(s) shall agree amongst themselves as to the circumstances and procedures for removal, resignation and replacement of such Group Agent.

Section 5.5          Notice of Events of Default.  Neither any Group Agent nor the Administrator shall be deemed to have knowledge or notice of the occurrence of any Event of Default or Unmatured Event of Default unless such Administrator has received notice from any Lender, Group Agent, any Servicer or any Borrower stating that an Event of Default or an Unmatured Event of Default has occurred hereunder and describing such Event of Default or Unmatured Event of Default.  In the event that the Administrator receives such a notice, it shall promptly give notice thereof to each Group Agent whereupon each such Group Agent shall promptly give notice thereof to its related Lenders.  In the event that a Group Agent receives such a notice (other than from the Administrator), it shall promptly give notice thereof to the Administrator.  The Administrator shall take such action concerning an Event of Default or an Unmatured Event of Default as may be directed by the Majority Group Agents (unless such action otherwise requires the consent of all Lenders), but until the Administrator receives such

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directions, the Administrator may (but shall not be obligated to) take such action, or refrain from taking such action, as the Administrator deems advisable and in the best interests of the Lenders and the Group Agents.

Section 5.6        Non-Reliance on Administrator, Group Agents and Other Lenders.  Each Lender and Group Agent expressly acknowledges that none of the Administrator, the Group Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrator, or any Group Agent hereafter taken, including any review of the affairs of any Borrower, CB, any Servicer or any Originator, shall be deemed to constitute any representation or warranty by the Administrator or such Group Agent, as applicable.  Each Lender represents and warrants to the Administrator and the Group Agents that, independently and without reliance upon the Administrator, the LC Bank, Group Agents or any other Lender and based on such documents and information as it has deemed appropriate, it has made and will continue to make its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of any Borrower, CB, any Servicer or any Originator, and the Receivables and its own decision to enter into this Agreement and to take, or omit, action under any Transaction Document.  Except for items specifically required to be delivered hereunder, the Administrator shall not have any duty or responsibility to provide any Group Agent with any information concerning any Borrower, CB, any Servicer or any Originators or any of their Affiliates that comes into the possession of the Administrator or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

Section 5.7        Administrators and Affiliates.  Each of the Lenders, the Group Agents and the Administrator and any of their respective Affiliates may extend credit to, accept deposits from and generally engage in any kind of banking, trust, debt, entity or other business with any Borrower, CB, any Servicer or any Originator or any of their Affiliates.  With respect to any funding of the Eligible Receivables pursuant to this Agreement, each of the Group Agents and the Administrator shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not such an agent, and the terms “Lender” and “Lenders” shall include, to the extent applicable, each of the Group Agents and the Administrator in their individual capacities.

Section 5.8        Indemnification.  Each LC Participant and Related Committed Lender agrees to indemnify and hold harmless the Administrator (but solely in its capacity as Administrator) and its officers, directors, employees, representatives and agents and the LC Bank (to the extent not reimbursed by any Borrower, any Servicer or any Originator and without limiting the obligation of any Borrower, any Servicer, or any Originator to do so), ratably (based on respective Group Commitments) from and against any and all liabilities, obligations, losses, damages, penalties, judgments, settlements, costs, expenses and disbursements of any kind whatsoever (including in connection with any investigative or threatened proceeding, whether or not the Administrator, the LC Bank or such Person shall be designated a party thereto) that may at any time be imposed on, incurred by or asserted against the Administrator, the LC Bank or such Person as a result of, or related to, any of the transactions contemplated by the Transaction Documents or the execution, delivery or performance of the Transaction Documents or any other document furnished in connection therewith (but excluding any such liabilities, obligations, losses, damages, penalties, judgments, settlements, costs, expenses or disbursements resulting

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solely from the gross negligence or willful misconduct of the Administrator or the LC Bank or such Person as finally determined by a court of competent jurisdiction).  Without limiting the generality of the foregoing, each LC Participant agrees to reimburse the Administrator and the LC Bank, ratably according to their ratable shares (based on respective Group Commitments), promptly upon demand, for any out-of-pocket expenses (including reasonable counsel fees) incurred by the Administrator or the LC Bank in connection with the administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of its rights or responsibilities under, this Agreement.

Section 5.9        Successor Administrator.  The Administrator may, upon at least five (5) days’ notice to each Borrower, each Lender and Group Agent, resign as Administrator.  Such resignation shall not become effective until a successor Administrator is appointed by the Majority Group Agents and has accepted such appointment.  Upon such acceptance of its appointment as Administrator hereunder by a successor Administrator, such successor Administrator shall succeed to and become vested with all the rights and duties of the retiring Administrator, and the retiring Administrator shall be discharged from its duties and obligations under the Transaction Documents.  After any retiring Administrator’s resignation hereunder, the provisions of Sections 3.1 and 3.2 and this Article V shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrator.

ARTICLE VI

MISCELLANEOUS

Section 6.1        Amendments, Etc.  No amendment or waiver of any provision of this Agreement or any other Transaction Document, or consent to any departure by any Borrower or any Servicer therefrom, shall be effective unless in a writing signed by the Administrator and the Majority Group Agents, and, in the case of any amendment, by the other parties thereto; and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment or waiver shall, without the consent of each affected Lender, (A) extend the date of any payment or deposit of Collections by any Borrower or any Servicer, (B) reduce the rate or extend the time of payment of Interest, (C) reduce any fees payable to the Administrator, any Group Agent or any Lender pursuant to the applicable Group Fee Letter, (D) change the amount of Capital of any Lender or any Related Committed Lender’s Commitment, (E) amend, modify or waive any provision of the definition of “Majority Group Agents” or this Section 6.1, (F) consent to or permit the assignment or transfer by any Borrower of any of its rights and obligations under this Agreement, (G) change the definition of “Adjusted Net Receivables Pool Balance”, “Dilution Reserve”, “Dilution Reserve (Monetized Receivables)”, “Dilution Reserve Percentage”, “Eligible Receivable”, “Event of Default”, “Loss Reserve”, “Loss Reserve Percentage”, “Monetized Receivable”, “Monetized Receivable Collections”, “Net Receivables Pool Balance”, “Ratable Share” or “Related Monetized Assets”, (H) release all or any material part of the Pool Assets from the security interest granted by any Borrower to the Administrator hereunder or under any other Transaction Document, (I) amend the priority of payments set forth in Sections 1.4(a) and 1.4(b) or (J) amend or modify any defined term (or any defined term used directly or indirectly in such defined term) used in clauses (A) through (I) above in a manner that would circumvent the intention of the restrictions set forth in such clauses.  No failure on the part of the

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Lenders, the Group Agents or the Administrator to exercise, and no delay in exercising any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.  Notwithstanding the foregoing, the consent of the Structuring Agent shall not be required for any amendment or waiver unless such amendment or waiver materially and adversely affects the interests of the Structuring Agent or materially increases its obligations under this Agreement.

Section 6.2        Notices, Etc.  All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including email communication) and shall be personally delivered or sent by email or by overnight mail, to the intended party at the mailing address or email address of such party set forth under its name on the signature pages hereof (or in any other document or agreement pursuant to which it is or became a party hereto), or at such other mailing address or email address as shall be designated by such party in a written notice to the other parties hereto.  All such notices and communications shall be effective (i) if delivered by overnight mail, when received, and (ii) if transmitted by email, when sent, receipt confirmed by telephone or electronic means.

Section 6.3        Successors and Assigns; Participations; Assignments.

(a)            Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Except as otherwise provided herein, (i) no Borrower or Servicer may assign or transfer any of its rights or delegate any of its duties hereunder or under any Transaction Document without the prior consent of the Administrator, the LC Bank and the Group Agents and (ii) the Administrator shall not assign or transfer any of its rights or delegate any of its duties hereunder or under any Transaction Document without the prior consent of such Borrower (such consent not to be unreasonably withheld or delayed); provided that such Borrower’s consent shall not be required if an Event of Default or Servicer Default has occurred and is continuing.  The Administrator, acting solely for this purpose as a non-fiduciary agent of Borrowers, shall maintain a record of any assignment by any Lender of right or obligations hereunder or under any Transaction Document and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrator and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement.  The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(b)            Participations.  Except as otherwise specifically provided herein, any Lender may sell to one or more Persons (each a “Participant”) participating interests in the interests of such Lender hereunder; provided, however, that no Lender shall grant any participation under which the Participant shall have rights to approve any amendment to or waiver of this Agreement or any other Transaction Document.  Such Lender shall remain solely responsible for performing its obligations hereunder, and each Borrower, each Group Agent and the Administrator shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations hereunder.  A Lender shall not agree with a Participant to restrict such Lender’s right to agree to any amendment hereto.  Each Lender that sells a participation shall, acting

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solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Transaction Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Transaction Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrator (in its capacity as Administrator) shall have no responsibility for maintaining a Participant Register.

(c)            Assignments by Certain Related Committed Lenders.  Any Related Committed Lender may assign to one or more Persons (each a “Purchasing Related Committed Lender”), reasonably acceptable to each of the Administrator, the LC Bank and the related Group Agent in its sole discretion, any portion of its Commitment pursuant to a supplement hereto, substantially in the form of Annex D with any changes as have been approved by the parties thereto (each, a “Transfer Supplement”), executed by each such Purchasing Related Committed Lender, such selling Related Committed Lender, such related Group Agent and the Administrator if any Borrower shall have given its prior written consent thereto; provided that such Borrower’s consent shall not be required if an Event of Default or Servicer Default has occurred and is continuing.  Any such assignment by Related Committed Lender cannot be for an amount less than $10,000,000.  Upon (i) the execution of the Transfer Supplement, (ii) delivery of an executed copy thereof to each Borrower, such related Group Agent and the Administrator and (iii) payment by the Purchasing Related Committed Lender to the selling Related Committed Lender of the agreed purchase price, if any, such selling Related Committed Lender shall be released from its obligations hereunder to the extent of such assignment and such Purchasing Related Committed Lender shall for all purposes be a Related Committed Lender party hereto and shall have all the rights and obligations of a Related Committed Lender hereunder to the same extent as if it were an original party hereto.  The amount of the Commitment of the selling Related Committed Lender allocable to such Purchasing Related Committed Lender shall be equal to the amount of the Commitment of the selling Related Committed Lender transferred regardless of the purchase price, if any, paid therefor.  The Transfer Supplement shall be an amendment hereof only to the extent necessary to reflect the addition of such Purchasing Related Committed Lender as a “Related Committed Lender” and a “Related LC Participant” and any resulting adjustment of the selling Related Committed Lender’s Commitment and, if applicable, selling Related LC Participant’s Ratable Share of the Aggregate LC Participation Amount.

(d)            Assignments to Liquidity Providers and other Program Support Providers.  Any Conduit Lender may at any time grant to one or more of its Liquidity Providers or other Program Support Providers, participating interests in its portion of the Loan.  In the event of any such grant by such Conduit Lender of a participating interest to a Liquidity Provider or other Program Support Provider, such Conduit Lender shall remain responsible for the performance of its obligations hereunder.

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(e)            Other Assignment by Conduit Lenders.  Each party hereto agrees and consents (i) to any Conduit Lender’s assignment, participation, grant of security interests in or other transfers of any portion of, or any of its beneficial interest in, the Loan (or portion thereof), including without limitation to any collateral agent in connection with its commercial paper program and (ii) to the complete assignment by any Conduit Lender of all of its rights and obligations hereunder to any other Person within such Conduit Lender’s Group, and upon such assignment such Conduit Lender shall be released from all obligations and duties, if any, hereunder; provided, however, that such Conduit Lender may not, without the prior consent of its Related Committed Lenders, make any such transfer of its rights hereunder unless the assignee (i) is principally engaged in the funding of loans similar to loan being funded hereunder, (ii) has as its Group Agent the Group Agent of the assigning Conduit Lender and (iii) issues commercial paper or other Notes with credit ratings substantially comparable to the ratings of the assigning Conduit Lender; provided, further, that such Conduit Lender may not make any assignment of its rights or obligations hereunder to any Person who is not a member of an existing Group without the prior consent of any Borrower (such consent not to be unreasonably withheld or delayed and not required if an Event of Default or Servicer Default has occurred and is continuing).  Any assigning Conduit Lender shall deliver to any assignee a Transfer Supplement with any changes as have been approved by the parties thereto, duly executed by such Conduit Lender, assigning any portion of its interest in the Loan to its assignee.  Such Conduit Lender shall promptly (i) notify each of the other parties hereto of such assignment and (ii) take all further action that the assignee reasonably requests in order to evidence the assignee’s right, title and interest in such interest in the Loan and to enable the assignee to exercise or enforce any rights of such Conduit Lender hereunder.  Upon the assignment of any portion of its interest in the Loan, the assignee shall have all of the rights hereunder with respect to such interest (except that the Interest therefor shall thereafter accrue at the rate, determined with respect to the assigning Conduit Lender unless any Borrower, the related Group Agent and the assignee shall have agreed upon a different Interest).

(f)            Certain Pledges.  Without limiting the right of any Lender to sell or grant interests, security interests or participations to any Person as otherwise described in this Section 6.3, any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure its obligations as a Lender hereunder, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledge or assignee for such Lender as a party hereto.

(g)            Opinions of Counsel.  If required by the Administrator or the applicable Group Agent or to maintain the ratings of the Notes of any Conduit Lender, each Transfer Supplement must be accompanied by an opinion of counsel of the assignee as to such matters as the Administrator or such Group Agent may reasonably request.

Section 6.4        Costs, Expenses and Taxes.

(a)            By way of clarification, and not of limitation, of Sections 1.7 or 3.1, each Borrower shall pay to the Administrator, each Group Agent and each Lender on demand all reasonable costs and out-of-pocket expenses (excluding Taxes other than Other Taxes) in connection with (i) the preparation, execution, delivery and administration (including

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amendments or waivers of any provision) of this Agreement or the other Transaction Documents, (ii) the perfection (and continuation) of the Administrator’s rights in the Pool Receivables, Collections and other Pool Assets, (iii) the enforcement by the Administrator, any Group Agent or any member of any Group of the obligations of each Borrower, the applicable Servicer or the Originators under the Transaction Documents or of any Obligor under a Receivable and (iv) the maintenance by the Administrator of the Lock-Box Accounts (and any related lock-box or post office box), including reasonable fees, costs and out-of-pocket expenses of external legal counsel for the Administrator and any member of any Group relating to any of the foregoing or to advising the Administrator, any member of any Group, any related Liquidity Provider or any other related Program Support Provider about its rights and remedies under any Transaction Document or any other document, agreement or instrument related thereto and all reasonable costs and out-of-pocket expenses (including reasonable external counsel fees and expenses) of the Administrator, each Group Agent and each Lender in connection with the enforcement or administration of the Transaction Documents or any other document, agreement or instrument related thereto.  Administrator and each member of each Group agree, however, that unless an Event of Default has occurred and is continuing all of such entities will be represented by a single law firm.  Each Borrower shall reimburse the Administrator and each Group Agent for the cost of such Person’s external auditors auditing the books, records and procedures of such Borrower or the applicable Servicer.  Each Borrower shall reimburse each Conduit Lender on demand for all reasonable costs and out of pocket expenses incurred by such Conduit Lender in connection with the Transaction Documents or the transactions contemplated thereby, including certain costs related to the Rating Agencies and reasonable fees and out of pocket expenses of external counsel of the Administrator and each member of any Group for advice relating to such Conduit Lender’s operation in connection with the transactions contemplated by the Transaction Documents.

(b)            In addition, each Borrower shall pay on demand any and all stamp and Other Taxes and fees payable in connection with the execution, delivery, filing and recording of this Agreement or the other documents or agreements to be delivered hereunder, and agrees to save each Indemnified Party and Affected Person harmless from and against any liabilities with respect to or resulting from any delay in paying or omission to pay such Taxes and fees.

Section 6.5        No Proceedings; Limitation on Payments.

(a)            Each Borrower, CB, each Servicer, the Administrator, the LC Bank, the Group Agents, the Lenders, each assignee of the Loan or any interest therein, and each Person that enters into a commitment to fund the Loans or interests therein, hereby covenants and agrees that it will not institute against, or join any other Person in instituting against, any Conduit Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, for one year and one (1) day after the latest maturing Note issued by such Conduit Lender is paid in full.  The provisions of this paragraph shall survive any termination of this Agreement.

(b)            Notwithstanding any provisions contained in this Agreement to the contrary, no Conduit Lender shall or shall be obligated to, pay any amount, if any, payable by it pursuant to this Agreement or any other Transaction Document unless (i) such Conduit Lender has received funds which may be used to make such payment and which funds are not required to repay the

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Notes when due and (ii) after giving effect to such payment, either (x) such Conduit Lender could issue Notes to refinance all outstanding Notes (assuming such outstanding Notes matured at such time) in accordance with the program documents governing such Conduit Lender’s securitization program or (y) all Notes are paid in full.  Any amount which such Conduit Lender does not pay pursuant to the operation of the preceding sentence shall not constitute a claim (as defined in §101 of the Bankruptcy Code) against or company obligation of such Conduit Lender for any such insufficiency unless and until such Conduit Lender satisfies the provisions of clauses (i) and (ii) above.  The provisions of this paragraph shall survive any termination of this Agreement.

Section 6.6        GOVERNING LAW AND JURISDICTION.

(a)            THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK) EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF A SECURITY INTEREST OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

(b)            ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK; AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS.  EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, THAT IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO.  EACH OF THE PARTIES HERETO WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH SERVICE MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

Section 6.7         Confidentiality.  Unless otherwise required by applicable law or any order in any judicial or administrative proceeding, each Borrower and each Servicer agrees to maintain the confidentiality of this Agreement and the other Transaction Documents (and all drafts thereof) in communications with third parties and otherwise; provided that this Agreement may be disclosed: (a) to third parties to the extent such disclosure is made pursuant to a written agreement of confidentiality having terms substantially similar to this Section 6.7, (b) to each Borrower’s and each Servicer’s legal counsel and auditors if they agree to hold it confidential, (c) in connection with any litigation or other proceeding between the parties hereto with respect to the Transaction Documents and (d) to any regulatory authorities having jurisdiction over each Borrower or each Servicer.  Unless otherwise required by applicable law or any order in any judicial or administrative proceeding, each of the Administrator, the Group Agents and the Lenders agrees to maintain the confidentiality of all of the Information (as defined below);

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provided that such Information may be disclosed to: (i) third parties to the extent such disclosure is made pursuant to a written agreement of confidentiality having terms substantially similar to this Section 6.7, (ii) legal counsel and auditors of the Lenders, the Group Agents or the Administrator (if they agree to hold it confidential), (iii) the rating agencies or any other nationally recognized statistical rating organization rating the Notes of any Conduit Lenders (if they agree, or are otherwise required by law, to hold it confidential), (iv) any Program Support Provider or potential Program Support Provider (if they agree to hold it confidential), (v) any placement agency placing the Notes (if they agree to hold it confidential) and (vi) any regulatory authorities having jurisdiction over the Administrator, a Group Agent, a Lender, any Program Support Provider or any Liquidity Provider.  For purposes of this Section 6.7, “Information” means all information relating to (i) CB, each Borrower, each Servicer and the Originators, and all of their respective Affiliates or (ii) any Obligor or any Receivable, other than any such information described in clauses (i) or (ii) that is available to the Administrator, the Group Agents or the Lenders on a nonconfidential basis prior to disclosure by CB, any Borrower, any Servicer, or any Originator.  Each of the Administrator, the Group Agents and the Lenders acknowledges that (a) the Information may include material non-public information concerning CB, any Borrower, any Servicer, any Originator, or any of their respective Affiliates or any Obligor or Receivable, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information, and (c) it will handle such material non-public information in accordance with applicable law, including federal and state securities laws.

Section 6.8        Execution in Counterparts.  This Agreement may be executed in any number of counterparts, each of which, when so executed, shall be deemed to be an original, and all of which, when taken together, shall constitute one and the same agreement.

Section 6.9        Survival of Termination.  The provisions of Sections 1.7, 1.8, 1.9, 1.10, 1.18, 1.19, 1.20, 1.25, 3.1, 3.2, 6.4, 6.5, 6.6, 6.7, 6.10 and 6.15 shall survive any termination of this Agreement.

Section 6.10        WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO WAIVES THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE.  EACH OF THE PARTIES HERETO AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY.  WITHOUT LIMITING THE FOREGOING, EACH OF THE PARTIES HERETO FURTHER AGREES THAT ITS RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING THAT SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF.  THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

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Section 6.11        Sharing of Recoveries.  Each Lender agrees that if it receives any recovery, through set-off, judicial action or otherwise, on any amount payable or recoverable hereunder in a greater proportion than should have been received hereunder or otherwise inconsistent with the provisions hereof, then the recipient of such recovery shall purchase for cash an interest in amounts owing to the other Lenders, without representation or warranty except for the representation and warranty that such interest is being sold by each such other Lender free and clear of any Adverse Claim created or granted by such other Lender, in the amount necessary to create proportional participation by the Lender in such recovery.  If all or any portion of such amount is thereafter recovered from the recipient, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

Section 6.12        Right of Setoff.  Each Lender is hereby authorized (in addition to any other rights it may have) at any time after the occurrence and during the continuation of an Event of Default to setoff, appropriate and apply (without presentment, demand, protest or other notice which are hereby expressly waived) any deposits and any other indebtedness held or owing by such Lender (including by any branches or agencies of such Lender) to, or for the account of, each Borrower against amounts then due and owing by such Borrower hereunder.

Section 6.13        Entire Agreement.  This Agreement and the other Transaction Documents embody the entire agreement and understanding between the parties hereto, and supersede all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

Section 6.14        Headings.  The captions and headings of this Agreement and any Exhibit, Schedule or Annex hereto are for convenience of reference only and shall not affect the interpretation hereof or thereof.

Section 6.15        Groups’ Liabilities.  The obligations of each Group Agent and each Lender under the Transaction Documents are solely the corporate obligations of such Person.  Except with respect to any claim arising out of the willful misconduct or gross negligence of the Administrator, any Group Agent or any Lender, no claim may be made by any Borrower or any Servicer or any other Person against the Administrator, any Group Agent or any Lender or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any other Transaction Document, or any act, omission or event occurring in connection therewith; and each of the Borrowers and the Servicers hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

Section 6.16        USA Patriot Act.  Each of the Administrator and each of the Lenders hereby notifies each Borrower and each Servicer that pursuant to the requirements of the USA PATRIOT Act, Title III of Pub.  L.  107-56 (signed into law October 26, 2001) (the “PATRIOT Act”), the Administrator and the Lenders may be required to obtain, verify and record information that identifies such Borrowers, such Servicers and such Performance Guarantors, which information includes the name, address, tax identification number and other information regarding such Borrowers, such Servicer and such Performance Guarantors that will allow the

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Administrator and the Lenders to identify such Borrower, such Servicer and such Performance Guarantor in accordance with the PATRIOT Act.  This notice is given in accordance with the requirements of the PATRIOT Act.  Each of the Borrowers and the Servicers agrees to provide the Administrator and the Lenders, from time to time, with all documentation and other information required by bank regulatory authorities under “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act.

Section 6.17        Structuring Agent.  Each of the parties hereto hereby acknowledges and agrees that the Structuring Agent shall not have any right, power, obligation, liability, responsibility or duty under this Agreement, other than the Structuring Agent’s right to receive fees pursuant to Section 1.5.  Each party acknowledges that it has not relied, and will not rely, on the Structuring Agent in deciding to enter into this Agreement and to take, or omit to take, any action under any Transaction Document.

Section 6.18        Currency.  Each reference in this Agreement to U.S. Dollars or to Canadian Dollars (the “relevant currency”) is of the essence.  To the fullest extent permitted by law, the obligation of the Borrowers in respect of any amount due in the relevant currency under this Agreement shall, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the relevant currency that the Administrator or any Lender entitled to receive such payment may, in accordance with normal banking procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the Business Day immediately following the day on which such party receives such payment.  If the amount in the relevant currency so purchased for any reason falls short of the amount originally due in the relevant currency, the Borrowers shall pay such additional amounts, in the relevant currency, as may be necessary to compensate for the shortfall.  Any obligations of the Borrowers not discharged by such payment shall, to the fullest extent permitted by Applicable Law, be due as a separate and independent obligation and, until discharged as provided herein, shall continue in full force and effect.

Section 6.19        Currency Equivalence.  If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from the Borrowers on the Borrowers’ obligations in the currency expressed to be payable herein (the “specified currency”) into another currency, the parties agree that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrator could purchase the specified currency with such other currency on the Business Day preceding that on which final judgment is given.  The obligation of the Borrowers in respect of any such sum due to the Administrator or any Lender on the Borrowers’ obligations shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by the Administrator or such Lender, as applicable, of any sum adjudged to be so due in such other currency, the Administrator or such Lender, as applicable, may in accordance with normal banking procedures purchase the specified currency with such other currency.  If the amount of the specified currency so purchased is less than the sum originally due to the Administrator or such Lender in the specified currency, each Borrower agrees to the extent such amount was originally due from the Borrowers, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrator or such Lender, as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds the amount originally due to

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the Administrator or such Lender in the specified currency, the Administrator or such Lender, as the case may be, agrees to remit such excess to the Borrowers.

Section 6.20        Criminal Interest.  If any provision of this Agreement or any other Transaction Document would oblige the Canadian Borrower to make any payment of interest or other amount payable to any Secured Party in an amount or calculated at a rate which would be prohibited by Applicable Law or would result in a receipt by that Secured Party of “interest” at a “criminal rate” (as such terms are construed under the Criminal Code (Canada)), then, notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by Applicable Law or so result in a receipt by that Secured Party of “interest” at a “criminal rate”, such adjustment to be effected, to the extent necessary (but only to the extent necessary), as follows: (i) first, by reducing the amount or rate of interest required to be paid to the affected Secured Party hereunder; and (ii) thereafter, by reducing any fees, commissions, costs, expenses, premiums and other amounts required to be paid to the affected Secured Party which would constitute interest for purposes of section 347 of the Criminal Code (Canada).

Section 6.21        Québec Matters.  For purposes of any assets, liabilities or entities located in the Province of Québec and for all other purposes pursuant to which the interpretation or construction of this Agreement may be subject to the laws of the Province of Québec or a court or tribunal exercising jurisdiction in the Province of Québec, (a) “personal property” shall include “movable property”, (b) “real property” or “real estate” shall include “immovable property”, (c) “tangible property” shall include “corporeal property”, (d) “intangible property” shall include “incorporeal property”, (e) “security interest”, “mortgage” and “lien” shall include a “hypothec”, “right of retention”, “prior claim” , “reservation of ownership” and a resolutory clause, (f) all references to filing, perfection, priority, remedies, registering or recording under the Uniform Commercial Code or a Personal Property Security Act shall include publication under the Civil Code of Québec, (g) all references to “perfection” of or “perfected” liens or security interest shall include a reference to an “opposable” or “set up” hypothec as against third parties, (h) any “right of offset”, “right of setoff” or similar expression shall include a “right of compensation”, (i) ”goods” shall include “corporeal movable property” other than chattel paper, documents of title, instruments, money and securities, (j) an “agent” shall include a “mandatary”, (k) ”joint and several” shall include “solidary”, (l) ”gross negligence or wilful misconduct” shall be deemed to be “intentional or gross fault”, (m) “beneficial ownership” shall include “ownership on behalf of another as mandatary”, (n) ”priority” shall include “rank” or “prior claim”, as applicable (o) ”state” shall include “province”, (p) “accounts” shall include “claims”, and (q) “guarantee” and “guarantor” shall include “suretyship” and “surety”, respectively.  The parties hereto confirm that it is their wish that this Agreement and any other document executed in connection with the transactions contemplated herein be drawn up in the English language only and that all other documents contemplated thereunder or relating thereto, including notices, may also be drawn up in the English language only.  Les parties aux présentes confirment que c’est leur volonté que cette convention et les autres documents de crédit soient rédigés en langue anglaise seulement et que tous les documents, y compris tous avis, envisagés par cette convention et les autres documents peuvent être rédigés en langue anglaise seulement.

Section 6.22        Québec Security.  For the purposes of the grant of security under the laws of the Province of Quebec which may now or in the future be required to be provided by any

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Secured Party, the Administrator is hereby irrevocably authorized and appointed by each of the other Secured Parties hereto to act as hypothecary representative (within the meaning of Article 2692 of the Civil Code of Quebec) for all present and future Secured Parties (in such capacity, the “Hypothecary Representative”) in order to hold any hypothec granted under the laws of the Province of Quebec and to exercise such rights and duties as are conferred upon the Hypothecary Representative under the relevant deed of hypothec and applicable Laws (with the power to delegate any such rights or duties).  The execution prior to the date hereof by the Administrator in its capacity as the Hypothecary Representative of any deed of hypothec or other security documents made pursuant to the laws of the Province of Quebec, is hereby ratified and confirmed.  Any Person who becomes a Secured Party or successor Administrator shall be deemed to have consented to and ratified the foregoing appointment of the Administrator as the Hypothecary Representative on behalf of all other Secured Parties, including such Person and any Affiliate of such Person designated above as a Secured Party.  For greater certainty, the Administrator, acting as the Hypothecary Representative, shall have the same rights, powers, immunities, indemnities and exclusions from liability as are prescribed in favor of the Administrator in this Agreement, which shall apply mutatis mutandis.  In the event of the resignation of the Administrator (which shall include its resignation as the Hypothecary Representative) and appointment of a successor Administrative Agent, such successor Administrator shall also act as the Hypothecary Representative, as contemplated above.

Section 6.23        Intent of the Parties.  The Borrowers have structured the Transaction Documents with the intention that the Loans and the obligations of the Borrowers hereunder will be treated under United States federal, and applicable state, local and foreign tax law as debt (the “Intended Tax Treatment”).  The parties agree to file no tax return, or take any action, inconsistent with the Intended Tax Treatment unless required by law.  Each assignee and each participant acquiring an interest in Loans hereunder, by its acceptance of such assignment or participation, agrees to comply with the immediately preceding sentence.

Section 6.24        Post Closing Covenants.

(a)            Notwithstanding the requirements set forth in Sections 1(f), 3(b) and 3(c) of Exhibit III of this Agreement and Sections 1(f) and 2(f) of Exhibit IV of this Agreement, the Servicers shall (i) on or prior to the thirtieth (30th) day after the Closing Date (or such later day as agreed to in writing by the Administrator) either: (A) transfer the control or ownership of each deposit account listed on Schedule II for which the Lock-Box Bank is Wells Fargo Bank, N.A. that constitutes a Canadian Lock-Box Account to the Canadian Borrower in the case of any such account constituting a Canadian Lock-Box Account or (B) direct the Obligors to cease remitting payments to such accounts and begin remitting payments to another Lock-Box Account, (ii) on or prior to the thirtieth (30th) day after the Closing Date (or such later day as agreed to in writing by the Administrator) either: (A) transfer the control or ownership of each deposit account listed on Schedule II for which the Lock-Box Bank is Wells Fargo Bank, N.A. that constitutes a U.S. Lock-Box Account to the U.S. Borrower in the case of any such account constituting a U.S. Lock-Box Account or (B) direct the Obligors to cease remitting payments to such accounts and begin remitting payments to another Lock-Box Account and (iii) on or prior to the thirtieth (30th) day after the Closing Date (or such later day as agreed to in writing by the Administrator), either: (A) deliver to the Administrator duly executed Lock-Box Agreements entered into with Wells Fargo Bank, N.A. as Lock-Box Bank, relating to each deposit account listed on Schedule II for

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which the Lock-Box Bank is Wells Fargo Bank, N.A., in a form reasonably satisfactory to the Administrator or (B) direct the Obligors to cease remitting payments to any deposit account listed on Schedule II for which the Lock-Box Bank is Wells Fargo Bank, N.A. and begin remitting payments to another Lock-Box Account.  Upon any failure by the Servicers to timely comply with this clause (a), any Receivable then existing or thereafter arising the Obligor of which is directed to make a payment to any deposit account listed on Schedule II for which the Lock-Box Bank is Wells Fargo Bank, N.A. shall cease to constitute an Eligible Receivable.

(b)            The Servicers shall on or prior to the forty-fifth (45th) day after the Closing Date (or such later day as agreed to in writing by the Administrator), deliver to the Administrator estoppel letters in form and substance reasonably satisfactory to the Administrator relating to each PPSA filing attached hereto on Annex M (the “Subject PPSA Filings”). Upon any failure by the Servicers to timely comply with this clause (b), any Canadian Originator Receivable then existing or thereafter arising shall cease to constitute an Eligible Receivable.

(c)           The Servicers shall on or prior to the tenth (10th) Business Day after the Closing Date (or such later day as agreed to in writing by the Administrator), deliver to the Administrator an opinion from legal counsel to the Canadian Borrower in form and substance reasonably satisfactory to the Administrator, confirming registration at the Register of Personal and Movable Real Rights of (i) the Quebec Assignment Agreement (as defined in the Canadian Sale Agreement) and (ii) the deed of hypothec granted by the Canadian Borrower in favour of the Administrator, as hypothecary representative for the present and future Secured Parties, on the date hereof. Upon any failure by the Servicers to timely comply with this clause (c), any Canadian Originator Receivable then existing or thereafter arising (i) in respect of which the related Obligor is domiciled, residing or living in the Province of Quebec, (ii) in respect of which the related Obligor is required to remit any payment owing under such Canadian Originator Receivable to an address located in the Province of Quebec or (iii) is governed by the laws of Quebec, shall cease to constitute an Eligible Receivable.

(d)            The Servicers shall on or prior to the tenth (10th) Business Day after the Closing Date (or such later day as agreed to in writing by the Administrator), deliver to the Administrator a tax identification number for the Canadian Borrower.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

CINCINNATI BELL FUNDING LLC, as U.S. Borrower

By:	/s/ Joshua T. Duckworth
Name: Joshua T. Duckworth
Title: Vice President of Treasury, Corporate Finance and Investor Relations

CINCINNATI BELL INC., as U.S. Servicer and, solely with respect to Section 3.2(b), as Performance Guarantor

By:	/s/ Joshua T. Duckworth
Name: Joshua T. Duckworth
Title: Vice President of Treasury, Corporate Finance and Investor Relations

Receivables Financing Agreement
(Cincinnati Bell)

CINCINNATI BELL FUNDING CANADA LTD., as Canadian Borrower

By:	/s/ Joshua T. Duckworth
Name: Joshua T. Duckworth
Title: Vice President of Treasury, Corporate Finance and Investor Relations

ONX ENTERPRISE SOLUTIONS LTD., as Canadian Servicer

By:	/s/ Joshua T. Duckworth
Name: Joshua T. Duckworth
Title: Vice President of Treasury, Corporate Finance and Investor Relations

Receivables Financing Agreement
(Cincinnati Bell)

THE GROUPS:

PNC BANK, NATIONAL ASSOCIATION, as a Related Committed Lender and Group Agent for the PNC Group

By:	/s/ Michael Brown
Name: Michael Brown
Title: Senior Vice President

Receivables Financing Agreement
(Cincinnati Bell)

REGIONS BANK, as a Related Committed Lender

By:	/s/ Kathy Myers
Name: Kathy Myers
Title: Vice President

Receivables Financing Agreement
(Cincinnati Bell)

REGIONS BANK, as an LC Participant

By:	/s/ Kathy Myers
Name: Kathy Myers
Title: Vice President

Receivables Financing Agreement
(Cincinnati Bell)

REGIONS BANK, as a Group Agent

By:	/s/ Kathy Myers
Name: Kathy Myers
Title: Vice President

Receivables Financing Agreement
(Cincinnati Bell)

PNC BANK, NATIONAL ASSOCIATION, as Administrator and LC Bank

By:	/s/ Michael Brown
Name: Michael Brown
Title: Senior Vice President

Receivables Financing Agreement
(Cincinnati Bell)

PNC BANK, NATIONAL ASSOCIATION, as the LC Bank and as an LC Participant

By:	/s/ Michael Brown
Name: Michael Brown
Title: Senior Vice President

Receivables Financing Agreement
(Cincinnati Bell)

PNC CAPITAL MARKETS LLC, as Structuring Agent

By:	/s/ Michael Brown
Name: Michael Brown
Title: Managing Director

Receivables Financing Agreement
(Cincinnati Bell)

EXHIBIT I
DEFINITIONS

As used in this Agreement (including its Exhibits, Schedules and Annexes), the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined).  Unless otherwise indicated, all Section, Annex, Exhibit and Schedule references in this Exhibit are to Sections of and Annexes, Exhibits and Schedules to this Agreement.

“Adjusted Net Receivables Pool Balance” means, at any time of determination, the excess, if any, of (i) the Net Receivables Pool Balance, over (ii) the CAD-USD Volatility Reserve.

“Administrator” has the meaning set forth in the preamble to this Agreement.

“Adverse Claim” means a lien, security interest, hypothec, hypothecation, deemed trust or other charge or encumbrance, or any other type of preferential arrangement; it being understood that any thereof in favor of the Administrator (for the benefit of the Lenders) shall not constitute an Adverse Claim.

“Affected Person” has the meaning set forth in Section 1.7 of this Agreement.

“Affiliate” means, as to any Person: (a) any Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person, or (b) who is a director or officer: (i) of such Person or (ii) of any Person described in clause (a), except that, in the case of each Conduit Lender, Affiliate shall mean the holder of its capital stock or membership interest, as the case may be.  For purposes of this definition, control of a Person shall mean the power, direct or indirect: (x) to vote 25% or more of the securities having ordinary voting power for the election of directors of such Person, or (y) to direct or cause the direction of the management and policies of such Person, in either case whether by ownership of securities, contract, proxy or otherwise.

“Aggregate Adjusted LC Participation Amount” means, at any time, the greater of (i) the Aggregate LC Participation Amount less the U.S. Dollar Equivalent of all cash collateral held in the LC Collateral Accounts at such time and (ii) zero ($0).

“Aggregate Capital” means, at any time, the U.S. Dollar Equivalent of the aggregate outstanding Capital of all Lenders at such time.

“Aggregate LC Participation Amount” means, at any time of determination, the aggregate U.S. Dollar Equivalent of all LC Participation Amounts at such time.

“Agreement” has the meaning set forth in the preamble hereto.

“Alternate Rate” for any Interest Period for any Capital (or portion thereof) funded by any Lender other than through the issuance of Notes, means an interest rate per annum equal to: (a) with respect to U.S. Dollar Capital, (i) with respect to any LMIR Lender, the daily average LMIR for such Interest Period, (ii) with respect to any Lender other any LMIR Lender, the Euro-

Rate for such Interest Period, only to the extent that the Euro-Rate is available or (iii) the Base Rate for such Interest Period, only to the extent that LMIR or the Euro-Rate, as applicable, is unavailable pursuant to Section 1.22 (provided, however, that the “Alternate Rate” for any day while an Event of Default exists shall be an interest rate equal to the greater of (i) 3.0% per annum above the applicable Base Rate in effect on such day and (ii) the “Alternate Rate” as calculated in clause (i) or (ii) above, as applicable) and (b) with respect to Canadian Dollar Capital, (i) the daily average CDOR for such Interest Period or (ii) the Base Rate for such Interest Period, only to the extent that CDOR is unavailable pursuant to Section 1.22 (provided, however, that the “Alternate Rate” for any day while an Event of Default exists shall be an interest rate equal to the greater of (i) 3.0% per annum above the applicable Base Rate in effect on such day and (ii) CDOR on such day).

“Anti-Terrorism Laws” means any Applicable Law relating to terrorism, trade sanctions programs and embargoes, import/export licensing, money laundering or bribery, and any regulation, order, or directive promulgated, issued or enforced pursuant to such Applicable Laws, all as amended, supplemented or replaced from time to time.

“Applicable Law” means, with respect to any Person, (a) all provisions of law, statute, treaty, constitution, ordinance, rule, regulation, requirement, restriction, permit, executive order, certificate, decision, directive or order of any Governmental Authority applicable to such Person or any of its property and (b) all judgments, injunctions, orders, writs, decrees and awards of all courts and arbitrators in proceedings or actions in which such Person is a party or by which any of its property is bound.

“Assumption Agreement” means an agreement substantially in the form set forth in Annex C to this Agreement.

“Attorney Costs” means and includes all reasonable fees and disbursements of any law firm or other external counsel.

“Bankruptcy Code” means the United States Bankruptcy Reform Act of 1978 (11 U.S.C.  § 101, et seq.), as amended from time to time.

“Base Rate” means, for any day, a fluctuating interest rate per annum as shall be in effect from time to time, which rate shall be at all times equal to

(a)                with respect to U.S. Dollar Loans, U.S. Dollar Capital or U.S. Dollar-denominated obligations, the higher of:

(i)             the rate of interest in effect for such day as publicly announced from time to time by the Administrator as its “reference rate”.  Such “reference rate” is set by the Administrator based upon various factors, including the Administrator’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate; and

(ii)            0.50% per annum above the latest Federal Funds Rate; or

(b)               with respect to Canadian Dollar Loans, Canadian Dollar Capital or Canadian Dollar-denominated obligations, the greater of:

(i)             the rate of interest in effect for such day as publicly announced from time to time by the Administrator or its Affiliate as its “reference rate” or “prime rate”, as applicable, for determining interest rates on Canadian Dollar denominated loans.  Such “reference rate” or “prime rate” is set by the Administrator or its Affiliate based upon various factors, including such Person’s costs and desired return, general economic conditions, and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate; and

(ii)            1.00% per annum above CDOR.

“Borrower” has the meaning set forth in the preamble to this Agreement.

“Borrowing Notice” has the meaning set forth in Section 1.2(a) to this Agreement.

“Business Day” means any day (other than a Saturday or Sunday) on which: (a) banks are not authorized or required to close in Pittsburgh, Pennsylvania, Atlanta, Georgia, or New York City, New York, (b) if this definition of “Business Day” is utilized in connection with the Euro-Rate or LMIR, dealings are carried out in the London interbank market and (c) if this definition of “Business Day” is utilized in connection with CDOR or the Base Rate with respect to Canadian Dollar Loans, any day on which commercial banks are authorized or required to close in Toronto, Ontario, Canada.

“CAD-USD VaR Percentage” means 7.5%, or such other percentage designated as such by the Administrator upon five (5) days’ written notice to the Borrowers.

“CAD-USD Volatility Reserve” means, at any time, an amount equal to the excess, if any, of (a) an amount equal to the quotient of (i) the Foreign Currency Shortfall Amount, divided by (ii) 100% minus the CAD-USD VaR Percentage then in effect, over (b) Foreign Currency Shortfall Amount.

“Canadian Borrower’s Share” has the meaning set forth in Section 1.2(a) of this Agreement.

“Canadian Collections Release” has the meaning set forth in Section 1.4(b) of this Agreement.

“Canadian Dollar Capital” means Capital initially funded by the Lenders in Canadian Dollars.

“Canadian Dollar Capital Sublimit” means, at any time, the excess, if any, of (a) CAD30,000,000, over (b) the Canadian Dollar LC Participation Amount on such day.

“Canadian Dollar LC Participation Amount” means at any time of determination, the aggregate LC Participation Amount with respect to Letters of Credit denominated in Canadian Dollars.

“Canadian Dollar LC Sublimit” means, at any time, the excess, if any, of (a) CAD30,000,000, over (b) the aggregate amount of Canadian Dollar Capital on such day.

“Canadian Dollar Loan” means any Loan denominated in Canadian Dollars.

“Canadian Dollar”, “C$” or “CAD” means the lawful currency of Canada.

“Canadian Dollar Support Amount” means, at any time of determination, the product of (a) the Imputed Advance Rate, times (b) the aggregate Outstanding Balance of Canadian Dollar-denominated Eligible Receivables.

“Canadian Lock-Box Account” has the meaning set forth in Section 1.4(b) of this Agreement.

“Canadian Originator Receivable” means each Receivable originated by a Canadian Originator.

“Canadian Originator” means each Person that is a party to the Canadian Sale Agreement as an “Originator” thereunder.

“Canadian Sale Agreement” means the Canadian Purchase and Sale Agreement, dated as of the Closing Date, by and among the Canadian Borrower, the Canadian Originators and OnX Enterprise Solutions Ltd. as a Servicer, as such agreement may be amended, amended and restated, supplemented or otherwise modified from time to time.

“Canadian Tax Act” means the Income Tax Act (Canada) as amended.

“Capital” means, with respect to any Lender, the aggregate amounts (a) paid to, or on behalf of, any Borrower in connection with all Loans made by such Lender pursuant to Section 1.2(b) of the Agreement, (b) paid by such Lender (as an LC Participant) to the LC Bank in respect of a Participation Advance made by such Lender to LC Bank pursuant to Section 1.14 of the Agreement and (c) with respect to the Lender that is the LC Bank, paid by the LC Bank with respect to all drawings under the Letter of Credit to the extent such drawings have not been reimbursed by any Borrower or funded by Participation Advances, as reduced from time to time by Collections distributed and applied on account of such Capital pursuant to Section 1.4(a) or Section 1.4(b) of the Agreement; provided that if such Capital shall have been reduced by any distribution and thereafter all or a portion of such distribution is rescinded or must otherwise be returned for any reason, such Capital shall be increased by the amount of such rescinded or returned distribution as though it had not been made.

“CB” has the meaning set forth in the preamble to this Agreement.

“CBT” means Cincinnati Bell Telephone Company LLC, an Ohio limited liability company, and its successors and permitted assigns.

“CBT Public Notice” means a public notice, issued by the Federal Communications Commission, announcing a request by CBT to discontinue, reduce or impair service.

“CBTS” means CBTS Technology Solutions LLC, a Delaware limited liability company.

“CBTS Lease Receivables” means a Receivable the U.S. Originator of which is CBTS and for which the underlying goods and services are hardware and related services procured by the Obligor from CBTS, but of which the expectation for payment of such Receivable is by a third-party financier as part of a direct leasing arrangement between such third-party financier and the Obligor for such goods and services.

“CDOR” means for any day during any Interest Period, the interest rate per annum determined by the Administrator (which determination shall be conclusive absent manifest error) as the annual rate of interest equal to the average discount rate (rounded upwards, if necessary, to the nearest 0.00001%) of one-month Canadian dollar bankers’ acceptances as displayed on the “Bloomberg Screen CDOR Page” at approximately 10:00 a.m.  (Toronto, Ontario time) on such day (or, if such day is not a Business Day, on the preceding Business Day); provided, however, that if such rate does not appear on the Bloomberg Screen CDOR Page on such day as contemplated, then the CDOR Rate on such day shall be calculated as the average of the rates for such period applicable to Canadian dollar bankers’ acceptances quoted by the banks listed on Schedule I of the Bank Act (Canada) as at approximately 10:00 a.m.  (Toronto, Ontario time) on such day (or, if such day is not a Business Day, on the preceding Business Day).

“Change in Control” means that (a) CB ceases to own, directly or indirectly, (i) 100% of the voting equity interests of the U.S. Borrower free and clear of all Adverse Claims, (ii) a majority of the voting equity interests of any Originator or (iii) or 100% of the voting equity interests of OnX Enterprise Solutions Ltd. or (b) OnX Enterprise Solutions Ltd. ceases to own, directly or indirectly, 100% of the voting equity interests of the Canadian Borrower free and clear of all Adverse Claims.

“Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, promulgated or issued.

“Closing Date” means May 10, 2018.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collections” means, with respect to any Pool Receivable: (a) all funds that are received by any Originator, CB, any Borrower or any Servicer in payment of any amounts owed in respect of such Receivable (including purchase price, finance charges, interest and all other charges, and, in the case of any Pool Receivables purchased by the Canadian Borrower from a Canadian Originator, any amounts received on account of GST/HST and PST), or applied to amounts owed in respect of such Receivable (including insurance payments and net proceeds of the sale or other disposition of repossessed goods or other collateral or property of the related Obligor or any other Person directly or indirectly liable for the payment of such Pool Receivable and available to be applied thereon), (b) all Deemed Collections and (c) all other proceeds of such Pool Receivable; it being understood and agreed that, Monetized Receivable Collections do not constitute Collections.

“Commitment” means, with respect to any Related Committed Lender, LC Participant or LC Bank, as applicable, the maximum aggregate amount which such Lender is obligated to pay hereunder on account of all Funded Loans and all drawings under all Letters of Credit, on a combined basis, as set forth on Schedule III or in the Assumption Agreement or other agreement pursuant to which it became a Lender, as such amount may be modified in connection with any subsequent assignment pursuant to Section 6.3(c) or in connection with a change in the Facility Limit pursuant to Section 1.1(c) of the Agreement.  For the avoidance of doubt, in no event shall the sum of the aggregate Commitments of all Lenders in a Group exceed such Group’s Group Commitment.

“Commitment Percentage” means, for each Related Committed Lender or Related LC Participant in a Group, the Commitment of such Related Committed Lender or Related LC Participant, as the case may be, divided by the total of all Commitments of all Related Committed Lenders or Related LC Participants, as the case may be, in such Group.

“Company Note” has the meaning set forth in Section 3.1 of the applicable Sale Agreement.

“Concentration Percentage” means (a) except as provided in clause (b) below, (i) for any Group A Obligor, 12%, (ii) for any Group B Obligor, 10%, (iii) for any Group C Obligor, 8% and (iv) for any Group D Obligor, 4% and (b) for each Special Obligor, the percentage specified in the chart set forth on Annex H for such Special Obligor at such time.

“Conduit Lender” means each commercial paper conduit that is a party to this Agreement, as a Lender, or that becomes a party to this Agreement, as a lender pursuant to an Assumption Agreement or Transfer Supplement.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Contract” means, with respect to any Receivable, any and all contracts, instruments, agreements, leases, invoices, notes or other writings pursuant to which such Receivable arises or that evidence such Receivable or under which an Obligor becomes or is obligated to make payment in respect of such Receivable.

“Coverage Percentage” means, at any time, a fraction (expressed as a percentage) and computed as follows:

Aggregate Capital + Aggregate Adjusted LC Participation Amount + Total Reserves
Adjusted Net Receivables Pool Balance

The Coverage Percentage shall be determined from time to time pursuant to Section 1.3 of this Agreement.

“Covered Entity” shall mean (a) each Borrower, each Servicer, each Originator and each of CB’s Subsidiaries and (b) each Person that, directly or indirectly, is in control of a Person described in clause (a) above.  For purposes of this definition, control of a Person shall mean the direct or indirect (x) ownership of, or power to vote, 25% or more of the issued and outstanding equity interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for such Person, or (y) power to direct or cause the direction of the management and policies of such Person whether by ownership of equity interests, contract or otherwise.

“CP Rate” means, for any Conduit Lender and for any Interest Period for any Portion of Capital with respect to such Conduit Lender (a) with respect to any U.S. Dollar Capital, (i) the per annum rate equivalent to the weighted average cost (as determined by the applicable Group Agent and which shall include commissions of placement agents and dealers, incremental carrying costs incurred with respect to Notes of such Person maturing on dates other than those on which corresponding funds are received by such Conduit Lender, other borrowings by such Conduit Lender (other than under any Program Support Agreement) and any other costs associated with the issuance of Notes) of or related to the issuance of Notes that are allocated, in whole or in part, by the applicable Group Agent to fund or maintain such Portion of Capital (and which may be also allocated in part to the funding of other assets of such Conduit Lender); provided, however, that if any component of such rate is a discount rate, in calculating the “CP Rate” for such Portion of Capital for such Interest Period, the applicable Group Agent shall for such component use the rate resulting from converting such discount rate to an interest-bearing equivalent rate per annum; provided, further, that notwithstanding anything in this Agreement or the other Transaction Documents to the contrary, each Borrower agrees that any amounts payable to the Lenders in respect of Interest for any Interest Period with respect to any Portion of Capital funded by such Lender at the CP Rate shall include an amount equal to the portion of the face amount of the outstanding Notes issued to fund or maintain such Portion of Capital that corresponds to the portion of the proceeds of such Notes that was used to pay the interest component of maturing Notes issued to fund or maintain such Portion of Capital, to the extent that such Lender had not received payments of interest in respect of such interest component prior to the maturity date of such maturing Notes (for purposes of the foregoing, the “interest component” of Notes equals the excess of the face amount thereof over the net proceeds received by such Lender from the issuance of Notes, except that if such Notes are issued on an interest-bearing basis its “interest component” will equal the amount of interest accruing on such Notes through maturity) or (ii) any other rate designated as the “CP Rate” for such Conduit Lender in an Assumption Agreement or Transfer Supplement pursuant to which such Person becomes a party as a Conduit Lender to this Agreement, or any other writing or agreement provided by such Conduit Lender to each Borrower, each Servicer and the applicable Group Agent from time to time and, in each case, consented to as to the applicable “CP Rate” by each Borrower (such consent not to be unreasonably withheld or delayed) and (b) with respect to any Canadian Dollar Capital, CDOR.  The “CP Rate” for any day while an Event of Default exists shall be an interest rate equal to the greater of (x) 3% per annum above the Base Rate in effect on such day and (y) LMIR or CDOR, as applicable, on such day.

“Credit and Collection Policy” means, as the context may require, those receivables credit and collection policies and practices of each Originator and of CB in effect on the date of this Agreement and described in Schedule I to this Agreement, as modified in compliance with this Agreement.

“Credit Party” means each Lender, the LC Bank and the Administrator.

“Days’ Sales Outstanding” means, for any calendar month, an amount computed as of the last day of such calendar month equal to: (a) the average of the Outstanding Balance of all Managed Receivables as of the last day of each of the three most recent calendar months ended on the last day of such calendar month divided by (b)(i) the aggregate credit sales made by the Originators during the three calendar months ended on the last day of such calendar month divided by (ii) 90.

“Debt” means: (a) indebtedness for borrowed money, (b) obligations evidenced by bonds, debentures, notes or other similar instruments, (c) obligations to pay the deferred purchase price of property or services purchased by an applicable Person (other than trade debt incurred in the ordinary course of business and due within six months of the incurrence thereof) which would appear as liabilities on a balance sheet of such Person, (d) obligations as lessee under leases that shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, and (e) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (a) through (d).

“Deemed Collections” has the meaning set forth in Section 1.4(e)(ii) of this Agreement.

“Default Ratio” means the ratio (expressed as a percentage and rounded to the nearest 1/100 of 1%) computed as of the last day of each calendar month by dividing: (a) the aggregate Outstanding Balance of all Managed Receivables that became Defaulted Receivables during such calendar month (other than Receivables that became Defaulted Receivables as a result of an Event of Bankruptcy with respect to the Obligor thereof during such month), by (b) the sum of (w) the aggregate initial Outstanding Balance of all Group A Receivables originated by the Originators during the calendar month that is five (5) calendar months before such calendar month, plus (x) the aggregate initial Outstanding Balance of all Group B Receivables originated by the Originators during the calendar month that is seven (7) calendar months before such calendar month, plus (y) the sum for each Designated Obligor of the aggregate initial Outstanding Balance of all Receivables, the Obligor of which is a Designated Obligor, originated by the Originators during the Designated Terms applicable to such Designated Obligor for purposes of this defined term.

“Defaulted Receivable” means a Receivable:

(a)            as to which any payment, or part thereof, remains unpaid for more than (i) with respect to a Group A Receivable, one hundred and fifty (150) days from the original invoice date of such Receivable, (ii) with respect to a Group B Receivable, two hundred eleven (211) days and (iii) with respect to a Receivable, the Obligor of which is a Designated Obligor, the Designated Terms applicable to such Designated Obligor for purposes of this defined term, or

(b)            without duplication (i) as to which an Event of Bankruptcy shall have occurred with respect to the Obligor thereof or any other Person obligated thereon or owning any Related Security with respect thereto or (ii) that has been written off each Borrower’s books as uncollectible.

“Delinquency Ratio” means the ratio (expressed as a percentage and rounded to the nearest 1/100 of 1%, with 5/1000th of 1% rounded upward) computed as of the last day of each calendar month by dividing: (a) the aggregate Outstanding Balance of all Managed Receivables that were Delinquent Receivables on such day by (b) the aggregate Outstanding Balance of all Managed Receivables on such day.

“Delinquent Receivable” means a Receivable as to which any payment, or part thereof, remains unpaid for more than (a) solely with respect to a Receivable, the Obligor of which is a Designated Obligor, the Designated Terms applicable to such Designated Obligor for purposes of this defined term and (b) with respect to any other Receivable, one hundred and twenty (120) days from the original invoice date of such Receivable.

“Designated Obligor” means each Obligor designated as a Designated Obligor from time to time on Annex I, as such Annex I is supplemented from time to time in writing to add or remove Designated Obligors and adjust any Designated Terms relating thereto, and, in each case, as such supplement is consented to in writing (including, without limitation, email communications) by each Borrower, each Servicer, the Administrator, the LC Bank and each Lender.  In the event that any other Obligor is or becomes an Affiliate of a Designated Obligor, the applicable Designated Terms set forth on Annex I shall apply to both such Obligor and such Designated Obligor and shall be calculated as if such Obligor and such Designated Obligor were a single Obligor.

“Designated Terms” means the terms set forth on Annex I as applicable to a Designated Obligor with respect to certain defined terms set forth on Schedule I; provided that if no Designated Term is provided with respect to any defined term for such Obligor or if the conditions, if any, to any Designated Term are not satisfied, such Designated Terms shall not be applicable to such Designated Obligor for purposes of such defined term.

“Dilution Horizon” means, for any calendar month, the ratio (expressed as a percentage and rounded to the nearest 1/100th of 1%) computed as of the last day of such calendar month of: (a) the aggregate credit sales made by all the Originators during the two most recent calendar months, to (b) the Net Receivables Pool Balance at the last day of such calendar month.

“Dilution Ratio” means the ratio (expressed as a percentage and rounded to the nearest 1/100th of 1%, with 5/1000th of 1% rounded upward), computed as of the last day of each calendar month by dividing: (a) the aggregate amount of payments made or owed by any Borrower pursuant to Section 1.4(e)(i) of this Agreement or by the U.S. Borrower, as seller, under Section 5 of the Receivables Purchase Agreement during such calendar month by (b) the aggregate credit sales made by all the Originators during the calendar month that is one month prior to such calendar month.

“Dilution Reserve” means, on any day, an amount equal to: (a) the sum of the Aggregate Capital plus the Aggregate Adjusted LC Participation Amount at the close of business of each Servicer on such day multiplied by (b) (i) the Dilution Reserve Percentage on such day, divided by (ii) 100% minus the Dilution Reserve Percentage on such day.

“Dilution Reserve (Monetized Receivables)” means, on any day, an amount equal to: (a) the aggregate Outstanding Balance of Monetized Receivables at the close of business of each Servicer on such day multiplied by (b) (i) the Dilution Reserve Percentage on such day, divided by (ii) 100% minus the Dilution Reserve Percentage on such day.

“Dilution Reserve Percentage” means on any date, the product of (i) the Dilution Horizon multiplied by (ii) the sum of (x) 2.25 times the average of the Dilution Ratios for the twelve (12) most recent calendar months and (y) the Dilution Spike Factor.

“Dilution Spike Factor” means, for any calendar month, the product of (a) the positive difference, if any, between: (i) the highest Dilution Ratio for any calendar month during the twelve (12) most recent calendar months and (ii) the arithmetic average of the Dilution Ratios for such twelve (12) months and (b) (i) the highest Dilution Ratio for any calendar month during the twelve (12) most recent calendar months, divided by (ii) the arithmetic average of the Dilution Ratios for such twelve months.

“Drawing Date” has the meaning set forth in Section 1.14(a) of the Agreement.

“DSO Trigger” has the meaning set forth on Annex J, as such Annex J is supplemented from time to time in writing and as such supplement is consented to in writing (including, without limitation, email communications) by each Borrower, each Servicer, the Administrator, the LC Bank and each Lender.

“Eligible Canadian Governmental Entity” means any Governmental Entity in Canada that is not an Ineligible Canadian Governmental Entity.

“Eligible Receivable” means, at any time, a Pool Receivable:

(a)            the Obligor of which (i) is organized under the laws of the United States (or a subdivision thereof) or the laws of Canada or any province or territory of Canada, (ii) is not subject to any action of the type described in paragraph (f) of Exhibit V to this Agreement, (iii) is not an Affiliate (other than an officer, director or other natural Person) of CB, Servicers or any Affiliate (other than an officer, director or other natural Person) of CB, as applicable, (iv) is not a Sanctioned Person or not a resident of a Sanctioned Country and (v) is not (A) either the United States federal government or an agency thereof or (B) an Ineligible Canadian Governmental Entity,

(b)            that is denominated and payable (x) if a U.S. Originator Receivable, only in U.S. Dollars in the United States, and (except in the case of a Pool Receivable generated in connection with any Payment-on-Delivery Transaction) the Obligor with respect to which has been instructed in writing by any Servicer, each Borrower, the applicable Originator or the applicable Sub-Servicer, if any, in accordance with Sections 1(f) and 2(f) of Exhibit IV to remit Collections in respect thereof to a Lock-Box Account in the United States of America (provided that such Obligor may make an On-Site Payment notwithstanding such instruction) or (y) if a Canadian Originator Receivable, only in Canadian Dollars or U.S. Dollars to a Canadian Originator at a Lock-Box Account,

(c)            that does not have a stated maturity which is more than ninety (90) days after the original invoice date of such Receivable; provided that in the case of Pool Receivables the Obligor of which is a Designated Obligor, (i) an Eligible Receivable means a Pool Receivable that does not have a stated maturity which is more than the Designated Terms applicable to such Designated Obligor for purposes of this defined term and (ii) such Pool Receivable meets each of the other criteria set forth in this definition,

(d)            that arises under a duly authorized Contract for the sale and delivery of goods and services in the ordinary course of any Originator’s business,

(e)            that arises under a duly authorized Contract that is in full force and effect and that is a legal, valid and binding obligation of the related Obligor, enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law,

(f)             that conforms in all material respects with all applicable laws, rulings and regulations in effect,

(g)            that is not the subject of any asserted dispute, offset, hold back, defense, Adverse Claim (other than Permitted Adverse Claims) or other claim, but any such Pool Receivable shall be ineligible only to the extent of such dispute, offset, hold back, defense, Adverse Claim (other than Permitted Adverse Claims) or other claim,

(h)            that satisfies in all material respects all applicable requirements of the applicable Credit and Collection Policy,

(i)             that has not been modified, waived or restructured since its creation, except as permitted pursuant to Section 4.2 of this Agreement,

(j)             in which any Borrower owns good and marketable title, free and clear of any Adverse Claims other than Permitted Adverse Claims, and that is freely assignable by such Borrower (including without any consent of the related Obligor),

(k)            for which the Administrator (for the benefit of each Lender) shall have a valid and enforceable first priority perfected security interest therein and in the Related Security and

Collections with respect thereto, in each case free and clear of any Adverse Claim other than Permitted Adverse Claims,

                (l)             that constitutes an “account”, “general intangible” or “tangible chattel paper”, each as defined in the UCC, or, in the case of a Pool Receivable purchased by or contributed to the Canadian Borrower pursuant to the Canadian Sale Agreement, an “account”, “intangible” or “chattel paper” within the meaning of the PPSA,

(m)           that is not a Defaulted Receivable or a Delinquent Receivable,

(n)            (i) for which none of the Originator thereof, any Borrower and any Servicer has established any offset arrangements with the related Obligor and (ii) for which payments thereunder are free and clear of any withholding Taxes,

(o)            for which Defaulted Receivables of the related Obligor do not exceed 50% of the Outstanding Balance of all such Obligor’s Receivables,

(p)            that represents amounts that are either (i) earned and payable by the Obligor that are not subject to the performance of additional services by the Originator thereof or (ii) so long as (A) CBT’s senior unsecured debt rating is “B” or better from Standard & Poor’s and “B2” or better from Moody’s and (B) the Federal Communications Commission has not released a CBT Public Notice, a receivable billed to the Obligor for a service to be provided during the immediate subsequent billing period; provided, however, that a Receivable that is an FOB Receivable and that otherwise satisfies all the other criteria set forth in this definition shall not be deemed to be ineligible due to this clause (p) if such Receivable’s failure to satisfy the requirement set forth in this clause (p) arises solely due to such Receivable’s status as an FOB Receivable,

(q)            (i) that is not a Specified Receivable and (ii) either (A) the invoice with respect thereto has been sent to the Obligor thereof or (B) that is an Eligible Unbilled Receivable,

(r)             that is not a CBTS Lease Receivable or an OnX Lease Receivable for which an invoice or bill with respect thereto has not been sent to the Obligor thereof by the applicable Servicer or the related Originator, and

(s)            that neither currently is a Monetized Receivable nor previously was a Monetized Receivable.

“Eligible Unbilled Receivable” means, at any time, any Receivables as to which (a) the invoice or bill with respect thereto has not yet been sent to the Obligor thereof and (b) any Originator with respect thereto has accrued the related revenue on its financial statements under GAAP.

“Equipment Lease Receivable” means a Receivable that arises in connection with the provision by CBTS of goods or services to an Obligor which provision of goods or services includes equipment or software leased by CBTS from a third-party equipment lessor until such time as the Equipment Lessor’s Lien no longer attaches to the Receivables and Related Rights.

“Equipment Lessor’s Lien” means a Lien in favor of a third-party equipment lessor under a lease agreement covering equipment or software leased by CBTS in connection with the provision of goods or services to an Obligor which provision of goods and services includes such equipment or software.

“Equity Investments” has the meaning set forth in Section 3(a) of Exhibit IV of this Agreement.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time.  References to sections of ERISA also refer to any successor sections.

“ERISA Affiliate” means: (a) any corporation that is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Internal Revenue Code) as any Borrower, any Originator or CB, (b) a trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Internal Revenue Code) with any Borrower, any Originator or CB, or (c) a member of the same affiliated service group (within the meaning of Section 414(m) of the Internal Revenue Code) as any Borrower, any Originator, any corporation described in clause (a) or any trade or business described in clause (b).

“ETA” shall mean Part IX of the Excise Tax Act (Canada).

“Euro-Rate” means with respect to any Interest Period, the greater of (a) 0.00% and (b) the interest rate per annum determined by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/100th of 1% per annum) (i) the rate per annum for deposits in U.S. Dollars as reported by Bloomberg Finance L.P.  and shown on US0001M Screen as the composite offered rate for London interbank deposits for such period (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrator from time to time for purposes of providing quotations of interest rates applicable to U.S. Dollar deposits in the London interbank market) at or about 11:00 a.m.  (London time) on the Business Day which is two (2) Business Days prior to the first day of such Interest Period for an amount comparable to the Portion of Capital to be funded at the Alternate Rate determined by reference to the Euro-Rate during such Interest Period by (ii) a number equal to 1.00 minus the Euro-Rate Reserve Percentage.  The Euro-Rate may also be expressed by the following formula:

Composite of London interbank offered rates shown on Bloomberg Finance L.P.  Screen US0001M or appropriate successor

Euro-Rate =

1.00 - Euro-Rate Reserve Percentage

where “Euro-Rate Reserve Percentage” means, the maximum effective percentage in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including without limitation, supplemental, marginal, and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as “Eurocurrency Liabilities”).  The Euro-Rate shall be adjusted with respect to any Portion of Capital funded at the Alternate Rate determined by reference to the Euro-Rate that is outstanding on the effective date of any change in the Euro-Rate Reserve Percentage as of such effective date.  The applicable Group Agent shall give prompt notice to the applicable Borrower of the Euro-Rate as determined or adjusted in accordance herewith (which determination shall be conclusive absent manifest error).

“Event of Bankruptcy” means (a) any case, action or proceeding before any court or other governmental authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up, arrangement, adjustment, protection or relief of debtors or (b) any general assignment for the benefit of creditors of a Person or any composition, marshalling of assets for creditors of a Person, or other similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each of cases (a) and (b) undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code or any other Applicable Law relating to bankruptcy, insolvency, reorganization, incorporation law or relief of debtors, including any plan of compromise or arrangement or other similar corporate proceeding involving or affecting its creditors.

“Event of Default” has the meaning specified in Exhibit V to this Agreement.

“Excess Concentration” means, without duplication, the sum of the following amounts:

(i)             the sum of the amounts by which the Outstanding Balance of Eligible Receivables of each Obligor then in the Receivables Pool exceeds an amount equal to: (a) the applicable Concentration Percentage for such Obligor, multiplied by (b) the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool; plus

(ii)            the amount by which the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool which were billed to an Obligor for a service to be provided during the immediate subsequent billing period exceeds 16% of the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool; plus

(iii)           the amount by which the aggregate Outstanding Balance of all Eligible Unbilled Receivables then in the Receivables Pool exceeds 20% of the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool; plus

(iv)           the amount by which the aggregate Outstanding Balance of Eligible Receivables (other than Receivables the Obligor of which is an Excluded Designated Obligor) that have a stated maturity which is more than sixty (60) days after the original invoice date of such Receivable then in the Receivables Pool exceeds 20% (or, upon five (5) days’ notice, such other percentage threshold as may be agreed upon in writing by the Administrator, each Purchaser Agent and each Borrower) of the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool; plus

(v)            the amount (if any) by which the FOB Destination Accrual exceeds 1% of the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool; plus

(vi)          the amount by which the aggregate Outstanding Balance of Eligible Receivables the Obligor of which is the United States federal government or an agency thereof exceeds $250,000; plus

(vii)         the amount by which the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool the Obligor for which is an Eligible Canadian Governmental Entity exceeds 6% of the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool.

“Excluded Designated Obligor” means an Obligor, the Designated Terms for which indicate such Obligor’s Receivables shall be excluded from clause (iv) of the definition of Excess Concentration.

“Excluded Receivable” means any Receivable (as defined without giving effect to the proviso to the definition thereof) originated by (a) CBTS and billed on the SunTel Q360 billing platform acquired by CBTS through the merger of SunTel Services LLC with and into CBTS on December 31, 2017 or (b) an entity currently owned or acquired by CB or any of its Subsidiaries after the Closing Date (legacy SunTel Services LLC and any other such legacy entity, a “Merged Entity”) that, in each case, is merged with and into an Originator and billed on a billing system or ledger identified by the Servicers in writing to the Administrator; provided that CB, as the direct or indirect parent of such Originator will, (x) provide written notice to the Administrator that notifies the Administrator that a Merged Entity will be merging with and into an Originator and (y) from time to time, upon the reasonable request of the Administrator, provide the Administrator with a then current list of Excluded Receivables; provided, however, that the Excluded Receivables of any individual Merged Entity shall not, at any one time, have an aggregate fair market value in excess of $12,000,000 and the Excluded Receivables of all such Merged Entities shall not, at any one time, have an aggregate fair market value in excess of $25,000,000; provided further, that in the event CB, as the direct or indirect parent of an Originator, determines that any or all Excluded Receivables no longer need to be excluded from the sale to the Company, CB will provide written notice to the Administrator identifying such Excluded Receivables and stating that such Excluded Receivables shall no longer be classified as Excluded Receivables, in which case, upon the Administrator’s and each Group Agent’s written consent, any such Receivables shall then be sold on a date to be mutually agreed upon following the delivery of such notice.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to an Affected Person or required to be withheld or deducted from a payment to an Affected Person: (a) overall net income (however denominated), franchise taxes and branch profits taxes, in each case, (i) imposed on the Person receiving such payment by such Borrower hereunder by the jurisdiction under whose laws such Person is organized, the jurisdiction of such Person’s principal place of business or the jurisdiction in which such Person funds or maintains the Loan, or any political subdivision thereof, or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in such Loan or Commitment (other than pursuant to a Lender replacement under Section 1.24(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 1.10, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in such Loan or Commitment or to such Lender immediately before it changed its lending office, (c) any Tax to the extent such Tax is attributable to any Lender’s failure to comply with Section 1.10(c) and (d) any U.S. Federal withholding Taxes imposed under FATCA.

“Exiting Lender” has the meaning set forth in Section 1.23 of this Agreement.

“Facility Limit” means $250,000,000, as such amount may be reduced pursuant to Section 1.1(c) of this Agreement or otherwise in connection with any Exiting Lender.  References to the unused portion of the Facility Limit shall mean, at any time, the Facility Limit minus the sum of the then outstanding Aggregate Capital plus the Aggregate LC Participation Amount.

“Facility Termination Date” means, with respect to any Lender, the earliest to occur of: (a) May 10, 2021, (b) the date determined pursuant to Section 2.2 of this Agreement, (c) the date the Facility Limit reduces to zero pursuant to Section 1.1(c) of this Agreement, (d) the date which is thirty (30) days after the date on which the Administrator and each Group Agent has received written notice from any Borrower of its election to terminate this facility pursuant to Section 1.1(c) and (e) the Scheduled Termination Date.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Federal Funds Rate” means, for any day, the per annum rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board (including any such successor, “H.15(519)”) for such day opposite the caption “Federal Funds (Effective)”.  If on any relevant day such rate is not yet published in H.15(519), the rate for such day will be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m.  Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, the “Composite 3:30 p.m.  Quotations”) for such day under the caption “Federal Funds Effective Rate”.  If on any relevant day the appropriate rate is not yet published in either H.15(519) or the Composite 3:30 p.m.  Quotations, the rate for such day will be the arithmetic mean as determined by the Administrator of the rates for the last transaction in overnight Federal funds arranged before 9:00 a.m.  (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Administrator.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System, or any entity succeeding to any of its principal functions.

“Fee Letter” has the meaning set forth in Section 1.5 of this Agreement.

“Fees” means the fees payable by each Borrower to each member of each Group pursuant to the applicable Group Fee Letter.

“Final Maturity Date” means the date that (i) is one hundred and eighty (180) days following the Scheduled Termination Date or (ii) such earlier date on which the Loans become due and payable pursuant to Exhibit V.

“Final Payout Date” means the date on or after the Facility Termination Date on which (a) the Facility Limit and all Commitments have been reduced to zero ($0), (b) the Aggregate Capital has been reduced to zero ($0), (c) all Interest has been paid in full, (d) all accrued Fees have been paid in full, (v) the Aggregate Adjusted LC Participation Amount has been reduced to zero ($0) and no Letters of Credit issued hereunder remain outstanding and undrawn (unless backstopped or cash-collateralized in a manner agreed to in writing by the LC Bank and the Majority Group Agents in their sole and absolute discretion), (e) all other amounts owing by any Borrower or any Servicer to the Administrator, the Group Agents, the Lenders, the Indemnified Parties and the other Affected Persons hereunder and under the other Transaction Documents have been paid in full and (f) all other amounts owing by U.S. Borrower or U.S. Servicer to the Receivables Buyer under the Monetization Documents have been paid in full.

“FOB Destination Accrual” means at any time the amount, determined as of the most recent calendar quarter ended, of reserves, accruals or liabilities set forth on the books and records of each Originator related to FOB Receivables.

“FOB Receivables” means a Receivable for which the goods giving rise to such Receivable have been shipped to, but have not yet been received by, the related Obligor, and for which the title to or risk of loss has not yet passed to such Obligor.

“Foreign Currency Shortfall Amount” means, at any time, the sum of (a) an amount equal to the positive excess, if any, of (i) the U.S. Dollar Equivalent amount of the sum of the aggregate amount of Canadian Dollar Capital plus the Canadian Dollar LC Participation Amount, over (ii) the Canadian Dollar Support Amount, plus (b) an amount equal to the positive excess, if any, of (i) the U.S. Dollar Capital plus the U.S. Dollar LC Participation Amount, over (ii) the U.S. Dollar Support Amount.

“Foreign Lender” means (a) with respect to the U.S. Borrower, a Lender that is not a U.S. Person and (b) with respect to the Canadian Borrower, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Canadian Borrower is resident for Tax purposes.

“Funded Loan” shall mean (a) a Loan that is made pursuant to Section 1.2(b) and (b) a Participation Advance made by an LC Participant pursuant to Section 1.14(b).

“GAAP” means, (a) in the case of the U.S. Borrower or any U.S. Servicer or U.S. Originator, the generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, as in effect on the Closing Date and (b) in the case of the Canadian Borrower or any Canadian Servicer or Canadian Originator, the generally accepted accounting principles and practices in Canada, consistently applied.  Notwithstanding the foregoing, the U.S. Borrower, the U.S. Servicer and the U.S. Originator, or the Canadian Borrower, the Canadian Servicer and Canadian Originator, shall be entitled to adopt and apply, at their sole election, changes to their respective definition of “GAAP” after the Closing Date.

“General Electric Companies” means, collectively, General Electric Company and its subsidiaries.

“General Electric Company” means General Electric Company, a New York Corporation.

“Governmental Acts” shall have the meaning set forth in Section 1.19 of this Agreement.

“Governmental Authority” means any nation or government, any state, province, territory or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any body or entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any court, and any Person owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“Governmental Entity” means any nation or government, any state, province or territory or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any agency, authority, instrumentality, body or entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, including any court and any supra-national bodies such as the European Union or the European Central Bank.

“Group” means, (i) for any Conduit Lender, such Conduit Lender, together with such Conduit Lender’s Related Committed Lenders, related Group Agent and Related LC Participants, (ii) for Regions, Regions, as a Group Agent, a Related Committed Lender and an LC Participant and (iii) for PNC, PNC, as a Group Agent, a Related Committed Lender and an LC Participant.

“Group A Obligor” means any Obligor (or its parent or majority owner, as applicable, if such Obligor is not rated) with a short-term rating of at least: (a) “A-1” by Standard & Poor’s, or if such Obligor does not have a short-term rating from Standard & Poor’s, a rating of “A+” or better by Standard & Poor’s on such Obligor’s, its parent’s, or its majority owner’s (as applicable) long-term senior unsecured and uncredit-enhanced debt securities, and (b) “P-1” by Moody’s, or if such Obligor does not have a short-term rating from Moody’s, “Al” or better by Moody’s on such Obligor’s, its parent’s or its majority owner’s (as applicable) long-term senior unsecured and uncredit-enhanced debt securities; provided that if an Obligor (or its parent or majority owner, as applicable, if such Obligor is not rated) is rated by only one of such rating agencies, then such Obligor will be a “Group A Obligor” if it (or its parent or majority owner, as applicable) satisfies either clause (a) or (b) above.  Notwithstanding the foregoing, any Obligor that is a Subsidiary of an Obligor that satisfies the definition of “Group A Obligor” shall be deemed to be a Group A Obligor and shall be aggregated with the Obligor that satisfies such definition for the purposes of determining the “Minimum Loss Reserve Percentage” and clause (i) of the definition of “Excess Concentration” for such Obligors, unless such deemed Obligor separately satisfies the definition of “Group A Obligor”, “Group B Obligor” or “Group C Obligor”, in which case such Obligor shall be separately treated as a Group A Obligor, a Group B Obligor or a Group C Obligor, as the case may be, and shall be aggregated and combined for such purposes with any of its Subsidiaries that are Obligors.

“Group A Receivable” shall mean a Receivable, the Obligor of which is not a Designated Obligor and (b) which is not a Group B Receivable.

“Group Agent” means each Person acting as agent on behalf of a Group and designated as a Group Agent for such Group on the signature pages to this Agreement or any other Person who becomes a party to this Agreement as a Group Agent pursuant to an Assumption Agreement or a Transfer Supplement.

“Group B Obligor” means an Obligor (or its parent or majority owner, as applicable, if such Obligor is not rated) that is not a Group A Obligor, with a short-term rating of at least: (a) “A-2” by Standard & Poor’s, or if such Obligor does not have a short-term rating from Standard & Poor’s, a rating of “BBB+” to “A” by Standard & Poor’s on such Obligor’s, its parent’s or its majority owner’s (as applicable) long-term senior unsecured and uncredit-enhanced debt securities, and (b) “P-2” by Moody’s, or if such Obligor does not have a short-term rating from Moody’s, “Baal” to “A2” by Moody’s on such Obligor’s, its parent’s or its majority owner’s (as applicable) long-term senior unsecured and uncredit-enhanced debt securities; provided that if an Obligor (or its parent or majority owner, as applicable, if such Obligor is not rated) is rated by only one of such rating agencies, then such Obligor will be a “Group B Obligor” if it (or its parent or majority owner, as applicable) satisfies either clause (a) or (b) above.  Notwithstanding the foregoing, any Obligor that is a Subsidiary of an Obligor that satisfies the definition of “Group B Obligor” shall be deemed to be a Group B Obligor and shall be aggregated with the Obligor that satisfies such definition for the purposes of determining the “Minimum Loss Reserve Percentage” and clause (i) of the definition of “Excess Concentration” for such Obligors, unless such deemed Obligor separately satisfies the definition of “Group A Obligor”, “Group B Obligor” or “Group C Obligor”, in which case such Obligor shall be separately treated as a Group A Obligor, a Group B Obligor or a Group C Obligor, as the case may be, and shall be aggregated and combined for such purposes with any of its Subsidiaries that are Obligors.

“Group B Receivable” shall mean shall mean a Receivable, (a) the Obligor of which is not a Designated Obligor and (b) which is aged on the “Great Plains” billing system (or such other billing system approved in writing from time to time by the Administrator).

“Group C Obligor” means an Obligor (or its parent or majority owner, as applicable, if such Obligor is not rated) that is not a Group A Obligor or a Group B Obligor, with a short-term rating of at least: (a) “A-3” by Standard & Poor’s, or if such Obligor does not have a short-term rating from Standard & Poor’s, a rating of “BBB-” to “BBB” by Standard & Poor’s on such

Obligor’s, its parent’s or it’s majority owner’s (as applicable) long-term senior unsecured and uncredit-enhanced debt securities, and (b) “P-3” by Moody’s, or if such Obligor does not have a short-term rating from Moody’s, “Baa3” to “Baa2” by Moody’s on such Obligor’s, its parent’s or its majority owner’s (as applicable) long-term senior unsecured and uncredit-enhanced debt securities; provided that if an Obligor (or its parent or majority owner, as applicable, if such Obligor is not rated) is rated by only one of such rating agencies, then such Obligor will be a “Group C Obligor” if it (or its parent or majority owner, as applicable) satisfies either clause (a) or (b) above.  Notwithstanding the foregoing, any Obligor that is a Subsidiary of an Obligor that satisfies the definition of “Group C Obligor” shall be deemed to be a Group C Obligor and shall be aggregated with the Obligor that satisfies such definition for the purposes of determining the “Minimum Loss Reserve Percentage” and clause (i) of the definition of “Excess Concentration” for such Obligors, unless such deemed Obligor separately satisfies the definition of “Group A Obligor”, “Group B Obligor” or “Group C Obligor”, in which case such Obligor shall be separately treated as a Group A Obligor, a Group B Obligor or a Group C Obligor, as the case may be, and shall be aggregated and combined for such purposes with any of its Subsidiaries that are Obligors.

“Group Capital” means with respect to any Group, an amount equal to the aggregate of all Capital of the Lenders within such Group.

“Group Commitment” means with respect to any Group the aggregate of the Commitments of each Lender within such Group.  References to the unused portion of a Group’s Group Commitment shall mean, at any time, the excess, if any, of (a) such Group’s Group Commitment, over (b) the sum of (i) the U.S. Dollar Equivalent of the amount of the then outstanding Capital of each Lender in such Group, plus (ii) such Group’s Related LC Participant’s Ratable Share of the Aggregate LC Participation Amount.

“Group D Obligor” means any Obligor that is not a Group A Obligor, Group B Obligor or Group C Obligor.

“Group Fee Letter” has the meaning set forth in Section 1.5 of this Agreement.

“GST/HST” shall mean the goods and services tax and harmonized sales tax imposed under the ETA and the Quebec sales tax imposed under An Act respecting the Quebec sales tax.

“Imputed Advance Rate” means, at any time of determination, the ratio (expressed as a percentage) of (a) an amount equal to the excess, if any, of (i) the Net Receivables Pool Balance, over (ii) Total Reserves; to (b) the aggregate Outstanding Balance of Eligible Receivables.

“Indemnified Amounts” has the meaning set forth in Section 3.1 of this Agreement.

“Indemnified Party” has the meaning set forth in Section 3.1 of this Agreement.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Transaction Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Independent Director” has the meaning set forth in paragraph 3(c) of Exhibit IV to this Agreement.

“Ineligible Canadian Governmental Entity” means (a) the federal government of Canada or any provincial or territorial government or any agency thereof or any crown corporation established thereby if the validity or effectiveness against such government, agency or crown corporation of a security interest in, or a transfer of, debts owing thereby is subject to any pre-condition which has not been fulfilled (but, for greater certainty and subject to clause (b) of this definition, not where a failure to fulfill such pre-condition results solely in the security interest or transfer not being binding on the applicable Governmental Entity), or (b) any Governmental Entity in Canada that is designated as an Ineligible Canadian Governmental Entity from time to time by the Administrator (in its sole discretion) in writing to Borrowers.  As of the date hereof, each of the federal government of Canada, the governments of the Province of Manitoba, the Province of New Brunswick and Yukon Territory, any agency thereof and any crown corporation established thereby is an Ineligible Canadian Governmental Entity pursuant to clause (a) of this definition.

“Information Package” means each report, in substantially the form of Annex A to this Agreement, furnished by or on behalf of any Servicer to the Administrator and each Group Agent pursuant to this Agreement.

“Insolvency Proceeding” means: (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up, arrangement, adjustment, protection or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other similar arrangement in respect of its creditors generally or any substantial portion of its creditors, in each case undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code or any other Applicable Law relating to bankruptcy, insolvency, reorganization, incorporation law or relief of debtors, including any plan of compromise or arrangement or other similar corporate proceeding involving or affecting its creditors.

“Intended Tax Treatment” has the meaning set forth in Section 6.23 of this Agreement.

“Interest” means with respect to any Lender:

(a)            for any Portion of Capital for any Interest Period with respect to any Lender to the extent such Portion of Capital will be funded by such Lender during such Interest Period through the issuance of Notes:

CPR x C x ED/360 + YPF

(b)            for any Portion of Capital for any Interest Period with respect to any Lender to the extent such Portion of Capital will not be funded by such Lender during such Interest Period through the issuance of Notes:

AR x C x ED/Year + YPF

where:

AR	=	the Alternate Rate for such Portion of Capital for such Interest Period with respect to such Lender,

C	=	the Capital with respect to such Portion of Capital during such Interest Period with respect to such Lender,

CPR	=	the CP Rate for the Portion of Capital for such Interest Period with respect to such Lender,

ED	=	the actual number of days during such Interest Period,

Year	=
if such Portion of Capital is funded based upon: (i) the Euro-Rate or LMIR, three hundred and sixty (360) days, and (ii) the Base Rate, three hundred and sixty-five (365) or three hundred and sixty-six (366) days, as applicable, and

YPF	=
the Yield Protection Fee, if any, for the Portion of Capital for such Interest Period with respect to such Lender; provided that no provision of this Agreement shall require the payment or permit the collection of Interest in excess of the maximum permitted by applicable law; and provided further, that Interest for any Portion of Capital shall not be considered paid by any distribution to the extent that at any time all or a portion of such distribution is rescinded or must otherwise be returned for any reason.

“Interest Period” means (a) with respect to any Portion of Capital funded by the issuance of Notes, (i) initially the period commencing on (and including) the date of the initial Loan or funding of such Portion of Capital and ending on (but not including) the next occurring Settlement Date, and (ii) thereafter, each period commencing on (and including) the first day after the last day of the immediately preceding Interest Period for such Portion of Capital and ending on (but not including) the next occurring Settlement Date; and (b) with respect to any Portion of Capital not funded by the issuance of Notes (i) initially the period commencing on (and including) the date of the initial Loan or funding of such Portion of Capital and ending such number of days later (including a period of one day) as each Borrower shall select, and (ii) thereafter, each period commencing on the last day of the immediately preceding Interest Period for such Portion of Capital and ending such number of days later (including a period of one (1) day) as such Borrower shall select; provided that

(i)            any Interest Period (other than of one (1) day) which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day; provided, however, if Interest in respect of such Interest Period is computed by reference to the Euro-Rate, CDOR or LMIR, and such Interest Period would otherwise end on a day which is not a Business Day, and there is no subsequent Business Day in the same calendar month as such day, such Interest Period shall end on the next preceding Business Day;

(ii)            in the case of any Interest Period of one (1) day, (A) if such Interest Period is the initial Interest Period for a Loan hereunder, such Interest Period shall be the day of such Loan, (B) any subsequently occurring Interest Period which is one day shall, if the immediately preceding Interest Period is more than one day, be the last day of such immediately preceding Interest Period, and, if the immediately preceding Interest Period is one day, be the day next following such immediately preceding Interest Period and (C) if such Interest Period occurs on a day immediately preceding a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day; and

(iii)            in the case of any Interest Period for any Portion of Capital which commences before the Facility Termination Date and would otherwise end on a date occurring after the Facility Termination Date, such Interest Period shall end on such Facility Termination Date and the duration of each Interest Period which commences on or after the Facility Termination Date shall be of such duration as shall be selected by the Administrator (with the consent or at the direction of the applicable Group Agent).

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time.  References to sections of the Internal Revenue Code also refer to any successor sections.

“IRS” means the United States Internal Revenue Service.

“LC Bank” has the meaning set forth in the preamble to the Agreement.

“LC Collateral Account” means each account designated as an LC Collateral Account established and maintained by the Administrator (for the benefit of the LC Bank and the LC Participants), or such other account(s) as may be so designated as such by the Administrator.

“LC Fee Expectation” has the meaning set forth in Section 1.15(c) of the Agreement.

“LC Participant” means each Person listed as such for each Group as set forth on the signature pages of this Agreement or in any Assumption Agreement or Transfer Supplement.

“LC Participant Reimbursement Date” has the meaning set forth in Section 1.14 of the Agreement.

“LC Participation Amount” means at any time of determination, and with respect to any currency, the sum of the amounts then available to be drawn under all outstanding Letters of Credit denominated in such currency.

“LCR Security” means any commercial paper or security (other than equity securities issued to CB or any Originator that is a consolidated subsidiary of CB under GAAP) within the meaning of Paragraph __.32(e)(viii) of the final rules titled Liquidity Coverage Ratio: Liquidity Risk Measurement Standards, 79 Fed.  Reg.  197, 61440 et seq.  (October 10, 2014).

“Lender” means each Conduit Lender, Related Committed Lender, LC Participant and the LC Bank, as applicable.

“Letter of Credit” shall mean any stand-by letter of credit issued by the LC Bank for the account of any Borrower pursuant to the Agreement.

“Letter of Credit Application” has the meaning set forth in Section 1.12 of the Agreement.

“Liquidity Agreement” means any agreement entered into in connection with this Agreement pursuant to which a Liquidity Provider agrees to make purchases or advances to, or purchase assets from, any Conduit Lender in order to provide liquidity for such Conduit Lender’s Loans.

“Liquidity Provider” means each bank or other financial institution that provides liquidity support to any Conduit Lender pursuant to the terms of a Liquidity Agreement.

“LMIR” means for any day during any Interest Period, the greater of (a) 0.00% and (b) the one-month Eurodollar rate for U.S. Dollar deposits as reported on the Reuters Screen LIBOR01 Page or any other page that may replace such page from time to time for the purpose of displaying offered rates of leading banks for London interbank deposits in U.S. Dollars, as of 11:00 a.m.  (London time) on such day, or if such day is not a Business Day, then the immediately preceding Business Day (or if not so reported, then as determined by the Administrator from another recognized source for interbank quotation), in each case, changing when and as such rate changes.

“LMIR Lender” means each Lender that so designates itself as such in writing to the Administrator and each Borrower, which designation may be revoked by such Lender at any time with written notice to the Administrator and each Borrower.  As of the Closing Date, PNC and Regions are LMIR Lenders.

“Loan” has the meaning set forth in Section 1.1(a) of this Agreement.

“Lock-Box Account” means each account and post office box listed on Schedule II to this Agreement and maintained at a bank, postal institution or other financial institution acting as a Lock-Box Bank pursuant to a Lock-Box Agreement for the purpose of receiving Collections.

“Lock-Box Agreement” means an agreement, among each Borrower, the applicable Servicer, the Administrator and a Lock-Box Bank, governing the terms of the related Lock-Box Accounts.

“Lock-Box Bank” means any of the banks, postal institutions or other financial institutions holding one or more Lock-Box Accounts.

“Loss Reserve” means, on any date, an amount equal to: (a) the sum of the Aggregate Capital plus the Aggregate Adjusted LC Participation Amount at the close of business of each Servicer on such date multiplied by (b)(i) the Loss Reserve Percentage on such date divided by (ii) 1 minus the Loss Reserve Percentage on such date.

“Loss Reserve Percentage” means, on any date, a percentage equal to (i) the product of (A) 2.25 times the highest average of the Default Ratios for any three consecutive calendar months during the twelve most recent calendar months, multiplied by (B) the sum of (1) the aggregate initial Outstanding Balance of all Receivables originated by the Originators during the five most recent calendar months, plus (2) 0.125 multiplied by the aggregate initial Outstanding Balance of all Receivables, the Obligor of which is not a Designated Obligor, originated by the Originators during the sixth most recent calendar month, plus (3) the sum for each Designated Obligor of the aggregate initial Outstanding Balance of all Receivables, the Obligor of which is a Designated Obligor, originated by the Originators during the Designated Terms applicable to such Designated Obligor, divided by (ii) the Net Receivables Pool Balance as of such date.

“Majority Group Agents” means, at any time, the Group Agents which in their related Group have Related Committed Lenders whose Commitments aggregate more than 50% of the aggregate of the Commitments of all Related Committed Lenders in all Groups (or, if the Commitments have been terminated, have Related Committed Lenders representing more than 50% of the Aggregate Capital); provided, however, that so long as any one Related Committed Lender’s Commitment is greater than 50% of the aggregate Commitments (or, if the Commitments have been terminated, have Related Committed Lenders representing more than 50% of the Aggregate Capital) and there is more than one Group, then “Majority Group Agents” shall mean a minimum of two Group Agents which in their related Group have Related Committed Lenders whose Commitments aggregate more than 50% of the aggregate Commitment of all Related Committed Lenders in all Groups (or, if the Commitments have been terminated, have Related Committed Lenders representing more than 50% of the Aggregate Capital).

“Managed Receivables” means all Pool Receivables and all Monetized Receivables.

“Material Adverse Effect” means, relative to any Person with respect to any event or circumstance, a material adverse effect on:

(a)            the assets, operations, business or financial condition of such Person,

(b)            the ability of any of such Person to perform its obligations under this Agreement or any other Transaction Document to which it is a party,

(c)            the validity or enforceability of any of the Transaction Documents, or the validity, enforceability or collectibility of the Pool Receivables, or

(d)            the status, perfection, enforceability or priority of the Administrator’s, any Lender’s or any Borrower’s interest in the Pool Assets.

“Minimum Dilution Reserve Percentage” means, on any day, 5%.

“Minimum Loss Reserve Percentage” means, at any time of determination, the largest of: (a) the sum of the five (5) largest Obligor Percentages of the Group D Obligors, (b) the sum of the three (3) largest Obligor Percentages of the Group C Obligors, (c) the two (2) largest Obligor Percentages of the Group B Obligors and (d) the largest Obligor Percentage of the Group A Obligors; provided that for purposes of determining the “Minimum Loss Reserve Percentage” any Obligor that is a Special Obligor that satisfies the definition of “Group A Obligor”, “Group

B Obligor”, “Group C Obligor” or “Group D Obligor” shall be deemed to be a Group A Obligor, Group B Obligor, Group C Obligor or Group D Obligor, as applicable.

“Minimum Reserve” means, on any day, an amount equal to: (a) the sum of the Aggregate Capital plus the Aggregate Adjusted LC Participation Amount at the close of business of each Servicer on such day multiplied by (b) the sum of (i) (x) the Minimum Loss Reserve Percentage on such day, divided by (y) 100% minus the Minimum Loss Reserve Percentage on such day, plus (ii) (x) the Minimum Dilution Reserve Percentage on such day, divided by (y) 100% minus the Minimum Dilution Reserve Percentage on such day.

“Monetization Documents” means the Receivables Purchase Agreement, Monetization Intercreditor Agreement and all other certificates, instruments, reports, notices, agreements and documents executed or delivered under or in connection with the Receivables Purchase Agreement, in each case the same may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Monetization Intercreditor Agreement” means the Intercreditor Agreement, dated as of May 10, 2018, by and among, inter alia, the Administrator and the Receivables Buyer.

“Monetization Report” has the meaning set forth in Section 1.1(d).

“Monetized Receivable” has the meaning set forth in Section 1.1(d).

“Monetized Receivable Collections” means, with respect to any Monetized Receivable: (a) all funds that are received by any Originator, CB, any Borrower or any Servicer in payment of any amounts owed in respect of such Monetized Receivable (including purchase price, finance charges, interest and all other charges), or applied to amounts owed in respect of such Monetized Receivable (including insurance payments and net proceeds of the sale or other disposition of repossessed goods or other collateral or property of the related obligor or any other Person directly or indirectly liable for the payment of such Monetized Receivable and available to be applied thereon), (b) all amount representing deemed collections paid by an Originator to the U.S. Borrower pursuant to Section 3.4 of the U.S. Sale Agreement relating to Monetized Receivables under the Monetization Documents and (c) all other proceeds of such Monetized Receivable.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto that is a nationally recognized statistical rating organization.

“Net Receivables Pool Balance” means, at any time: (a) the Outstanding Balance of Eligible Receivables then in the Receivables Pool minus (b) the Excess Concentration.

“Non-Receivable Cash Deposit” means funds deposited in a Lock-Box Account representing (a) collections of receivables billed and collected by any Servicer or any Originator on behalf of a third party that do not constitute Collections of Receivables or (b) a cash payment for goods or services purchased at a retail location of any Originator, the purchase of which does not give rise to a Receivable but the cash payment of which is commingled with an On-Site Cash Payment.

“Non-Receivable Cash Deposit Report” means a report, in form and substance satisfactory to the Administrator and each Group Agent, which shall be delivered (a) upon request by the Administrator and (b) in connection with each request made by any Borrower or any Servicer to the Administrator to transfer any Non-Receivable Cash Deposits out of a Lock-Box Account of which the Administrator has taken exclusive control.

“Notes” means short-term promissory notes issued, or to be issued, by any Conduit Lender to fund its investments in accounts receivable or other financial assets.

“Obligor” means, with respect to any Receivable, the Person obligated to make payments pursuant to the Contract relating to such Receivable.

“Obligor Percentage” means, at any time of determination, for each Obligor, a fraction, expressed as a percentage, (a) the numerator of which is the aggregate Outstanding Balance of the Eligible Receivables of such Obligor less the amount (if any) then included in the calculation of the Excess Concentration with respect to such Obligor and (b) the denominator of which is the aggregate Outstanding Balance of all Eligible Receivables at such time; provided that at any time with respect to a Special Obligor, its Obligor Percentage shall not exceed the percentage specified on Annex I.

“On-Site Cash Payment” means a payment of a Receivable made in cash by an Obligor at a retail location, payment center or distributor of any Originator.

“On-Site Payment” means a payment of a Receivable made in cash or by check or credit card by an Obligor at a retail location, payment center or distributor of any Originator.

“OnX Lease Receivables” means a Receivable the Originator of which is OnX Enterprise Solutions Ltd. and for which the underlying goods and services are hardware and related services procured by the Obligor from OnX Enterprise Solutions Ltd., but of which the expectation for payment of such Receivable is by a third-party financier as part of a direct leasing arrangement between such third party financier and the Obligor for such goods and services.

“Originator” means each Person from time to time party to the applicable Sale Agreement as any Originator.

“Other Connection Taxes” means, with respect to any Affected Person, Taxes imposed as a result of a present or former connection between such Affected Person and the jurisdiction imposing such Taxes (other than connections arising from such Affected Person having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced this Agreement or any other Transaction Document, or sold or assigned an interest in this Agreement or any other Transaction Document).

“Other Taxes” means any and all present or future stamp, court or documentary, intangible, recording, filing taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery, performance, registration or enforcement of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement or any other Transaction Document.

“Outstanding Balance” of any Receivable at any time means the U.S. Dollar Equivalent of the then outstanding principal balance thereof.

“Participant” has the meaning set forth in Section 6.3(b) of this Agreement.

“Participant Register” has the meaning set forth in Section 6.3(b) of this Agreement.

“Participation Advance” has the meaning set forth in Section 1.14(b) of the Agreement.

“Paydown Notice” has the meaning set forth in Section 1.1(b) of this Agreement.

“Payment-on-Delivery Transaction” means a payment of a Receivable made by check or money order by an Obligor at a warehouse location or distributor of any Originator upon the delivery to such Obligor of the goods or services giving rise to such Receivable.

“Performance Guaranty” means the Amended and Restated Performance Guaranty, dated as of May 10, 2018, by CB, as performance guarantor, in favor of the Administrator for the benefit of the Lenders and Group Agents, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Permitted Adverse Claim” means (a) liens created or arising in favor of Administrator for the benefit of Lenders pursuant to the Transaction Documents, (b) any Adverse Claim in respect of any Receivable which will be released on, prior to or upon or contemporaneously with the sale or transfer of such Receivable under the applicable Sale Agreement, (c) any Adverse Claim in favor of an Obligor on a Receivable that represents amounts billed to such Obligor for service to be provided during the immediate subsequent billing period, (d) solely in the case of any Originator (i) liens for Taxes, assessments or other governmental charges not delinquent or being contested in good faith and by appropriate proceedings and with respect to which proper reserves have been established by the applicable Originator in accordance with GAAP, provided that the lien shall have no effect on the priority of the liens in favor of Administrator or the value of the assets in which Administrator has such a lien and a stay of enforcement of any such lien shall be in effect, (ii) judgment liens, not in excess of $250,000, that have been stayed or bonded and are being contested in good faith by the applicable Originator; provided that proper reserves have been established therefor by such Originator in accordance with GAAP, and (iii) mechanics’, workers’, materialmen’s or other like liens, not in excess of $100,000, arising in the ordinary course of such Originator’s business with respect to obligations which are not due or which are being contested in good faith by such Originator and for which proper reserves have been established in accordance with GAAP, and which have not been outstanding for longer than thirty (30) days, and (e) any Adverse Claim arising by virtue of an Equipment Lessor’s Lien; provided that the Outstanding Balance of all Receivables then in the Receivables Pool that are subject to Equipment Lessor’s Liens shall not at any time exceed $1,000,000.

“Permitted Linked Account” means the accounts maintained at Wells Fargo Bank, N.A.  listed on Schedule IV.

“Permitted Monetization Receivable” means any Receivables sold to the U.S. Borrower pursuant to the U.S. Sale Agreement, the Obligor of which is (a) Verizon Communications Inc.

or any of its Subsidiaries, (b) AT&T Inc. or any of its Subsidiaries or (c) any other Obligor approved in writing by the Administrator in its sole discretion.

“Person” means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

“PNC” means PNC Bank, National Association.

“Pool Assets” has the meaning set forth in Section 1.2(c) of this Agreement.

“Pool Receivable” means a Receivable in the Receivables Pool.

“Portion of Capital” means, with respect to any Lender and its related Capital, the portion of such Capital being funded or maintained by such Lender by reference to a particular interest rate basis.

“PPSA” means in respect of each province and territory in Canada (other than the Province of Quebec), the Personal Property Security Act as from time to time in effect in such province or territory and, in respect of the Province of Quebec, the Civil Code of Quebec as from time to time in effect in such province.

“Program Support Agreement” means and includes any Liquidity Agreement and any other agreement entered into by any Program Support Provider providing for: (a) the issuance of one or more letters of credit for the account of any Conduit Lender, (b) the issuance of one or more surety bonds for which the such Conduit Lender is obligated to reimburse the applicable Program Support Provider for any drawings thereunder, (c) the sale by such Conduit Lender to any Program Support Provider of the Loan (or portions thereof) maintained by such Conduit Lender and/or (d) the making of loans and/or other extensions of credit to any Conduit Lender in connection with such Conduit Lender’s securitization program contemplated in this Agreement, together with any letter of credit, surety bond or other instrument issued thereunder.

“Program Support Provider” means and includes with respect to each Conduit Lender any Liquidity Provider and any other Person (other than any customer of such Conduit Lender) now or hereafter extending credit or having a commitment to extend credit to or for the account of, or to make purchases from, such Conduit Lender pursuant to any Program Support Agreement.

“PST” shall mean consumption, sales and use taxes imposed by any jurisdiction of Canada, but in any event, excluding any GST/HST.

“Purchase and Sale Indemnified Amounts” has the meaning set forth in Section 9.1 of the applicable Sale Agreement.

“Purchase and Sale Indemnified Party” has the meaning set forth in Section 9.1 of the applicable Sale Agreement.

“Purchase and Sale Termination Date” has the meaning set forth in Section 1.4 of the applicable Sale Agreement.

“Purchase and Sale Termination Event” has the meaning set forth in Section 8.1 of the applicable Sale Agreement.

“Purchase Date” means, with respect to any Receivable included on a Purchase Request, the “Purchase Date” specified in the related Purchase Request with respect to such Receivable.

“Purchase Request” means each “Purchase Request” delivered to, and accepted by, the Receivables Buyer pursuant to the Receivables Purchase Agreement.

“Purchasing Related Committed Lender” has the meaning set forth in Section 6.3(c) of this Agreement.

“Ratable Share” means, at any time of determination, with respect to any Group and any Loan, a fraction (expressed as a percentage), (a) the numerator of which is such Lender’s Group Commitment at such time and (b) the denominator of which is the aggregate Commitments of all Lenders at such time.

“Rating Agency” means each of Standard & Poor’s and Moody’s.

“Receivable” means any indebtedness and other obligations (including GST and PST) owed to any Originator, CB or any Borrower or any right of any Borrower, CB or any Originator to payment from or on behalf of an Obligor, or any right to reimbursement for funds paid or advanced by any Borrower, CB or any Originator on behalf of an Obligor, whether constituting an account, chattel paper, instrument or intangible, including payment intangible or general intangible, in each instance arising in connection with (a) the sale of goods or the rendering of services or (b) the provision or use of equipment, facilities or software, and includes, without limitation, (i) the obligation to pay any finance charges, fees and other charges with respect thereto and (ii) amounts billed to the Obligor for such service or any other of the foregoing to be provided during the immediate subsequent billing period; provided however that Excluded Receivables shall not constitute Receivables.  Indebtedness and other obligations arising from any one transaction, including, without limitation, indebtedness and other obligations represented by an individual invoice or agreement, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other obligations arising from any other transaction.

“Receivables Buyer” means PNC, in its capacity as buyer under the Receivables Purchase Agreement.

“Receivables Pool” means, at any time, all of the then outstanding Receivables purchased by or contributed to any Borrower pursuant to the applicable Sale Agreement prior to the Facility Termination Date; provided, however, that the Receivables Pool shall exclude all Monetized Receivables.

“Receivables Purchase Agreement” means the Receivables Purchase Agreement, dated as of May 10, 2018, by and among the U.S. Borrower, as seller, the U.S. Servicer and PNC, as buyer.

“Receiver” means an interim receiver, receiver, manager, receiver and manager, or any similar official.

“Regions” means Regions Bank.

“Register” has the meaning set forth in Section 6.3(a) of this Agreement.

“Reimbursement Date” has the meaning set forth in Section 1.14(a) of the Agreement.

“Reimbursement Obligation” has the meaning set forth in Section 1.14(a) of the Agreement.

“Related Committed Lender” means each Person listed as such for each Conduit Lender as set forth on the signature pages of this Agreement or in any Assumption Agreement or Transfer Supplement.

“Related LC Participant” means each Person listed as such for each Group as set forth on the signature pages of this Agreement or in any Assumption Agreement or Transfer Supplement.

“Related Monetized Assets” means with respect to any Monetized Receivables, (i) all Related Security with respect to such Monetized Receivable, (ii) all Monetized Receivable Collections relating thereto and (iii) all proceeds of, and all amounts received or receivable under any or all of, the foregoing.

“Related Rights” has the meaning set forth in Section 1.1 of the applicable Sale Agreement.

“Related Security” means, with respect to any Receivable:

(a)            all of each Borrower’s, the applicable Originator’s, CB’s interest in any goods (including returned goods), and documentation of title evidencing the shipment or storage of any goods (including returned goods), the sale of which gave rise to such Receivable,

(b)            all instruments and chattel paper that may evidence such Receivable,

(c)            all other security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all UCC or PPSA financing statements or similar filings relating thereto,

(d)            solely to the extent applicable to such Receivable, all of each Borrower’s, the applicable Originator’s, CB’s rights, interests and claims under the Contracts relating to such Receivable, and all guaranties, indemnities, insurance and other agreements (including the related Contract) or arrangements of whatever character from time to time supporting or securing payment of such Receivable or otherwise relating to such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, and

(e)            all of each Borrower’s rights, interests and claims under the applicable Sale Agreement and the other Transaction Documents.

“Release” means any Canadian Collections Release or U.S. Collections Release.

“Reportable Compliance Event” shall mean that any Covered Entity becomes a Sanctioned Person, or is charged by indictment, criminal complaint or similar charging instrument, arraigned, or custodially detained in connection with any Anti-Terrorism Law or any predicate crime to any Anti-Terrorism Law, or has knowledge of facts or circumstances to the effect that it is reasonably likely that any aspect of its operations is in actual or probable violation of any Anti-Terrorism Law.

“Sale Agreements” means the Canadian Sale Agreement and the U.S. Sale Agreement.

“Sanctioned Country” means a country subject to a sanctions program maintained under any Anti-Terrorism Law.

“Sanctioned Person” means any individual person, group, regime, entity or thing listed or otherwise recognized as a specially designated, prohibited, sanctioned or debarred person, group, regime, entity or thing, or subject to any limitations or prohibitions (including but not limited to the blocking of property or rejection of transactions), under any Anti-Terrorism Law.

“Scheduled Termination Date” means, with respect to any Lender, May 9, 2019, as such date may be extended from time to time with respect to such Lender pursuant to Section 1.23.

“Secured Parties” means each Credit Party, each Indemnified Party and each Affected Person.

“Servicer” has the meaning set forth in the preamble to this Agreement.

“Servicer Default” shall mean any of the following events: (a) (i) any Servicer shall fail to make when due any payment or deposit to be made by it under this Agreement or any other Transaction Document and such failure shall remain unremedied for two (2) Business Days after the earlier of such Servicer’s knowledge or notice thereof, (b) any representation or warranty made or deemed made by any Servicer (or any of its officers) under or in connection with this Agreement or any other Transaction Document shall fail to have been true or correct in any material respect when made or deemed made or delivered and, except as otherwise provided herein, such failure shall, solely to the extent capable of cure, continue for thirty (30) days after the earlier of such Servicer’s knowledge or notice thereof, (c) any Servicer shall fail to perform or observe in any material respect any term, covenant or agreement under this Agreement or any other Transaction Document and, except as otherwise provided herein, such failure shall, solely to the extent capable of cure, continue for thirty (30) days after the earlier of such Servicer’s knowledge or notice thereof, (d) an Event of Bankruptcy shall occur with respect to any Servicer and such event shall remain unremedied for a period of ninety (90) days, (e) CB ceases to be the U.S. Servicer or to own, directly or indirectly, 100% of the voting equity interests of the U.S. Servicer and (f) OnX Enterprise Solutions Ltd. ceases to be the Canadian Servicer or CB ceases to own, directly or indirectly, 100% of the voting equity interests of the Canadian Servicer.

“Servicing Fee” shall mean the fee referred to in Section 4.6 of this Agreement.

“Servicing Fee Rate” shall have the meaning set forth in Section 4.6 of this Agreement.

“Settlement Date” means the 20th day of each calendar month (or if such day is not a Business Day, the next occurring Business Day); provided, however, that on and after the occurrence and during the continuation of any Event of Default, the Settlement Date shall be the date selected as such by the Administrator (with the consent or at the direction of the Majority Group Agents) from time to time (it being understood that the Administrator (with the consent or at the direction of the Majority Group Agents) may select such Settlement Date to occur as frequently as daily or, in the absence of any such selection, the date which would be the Settlement Date pursuant to this definition).

“Solvent” means, with respect to any Person at any time, a condition under which:

(i)             the fair value and present fair saleable value of such Person’s total assets is, on the date of determination, greater than such Person’s total liabilities (including contingent and unliquidated liabilities) at such time;

(ii)            the fair value and present fair saleable value of such Person’s assets is greater than the amount that will be required to pay such Person’s probable liability on its existing debts as they become absolute and matured (“debts”, for this purpose, includes all legal liabilities, whether matured or unmatured, liquidated or unliquidated, absolute, fixed or contingent);

(iii)          such Person is and shall continue to be able to pay all of its liabilities as such liabilities mature; and

(iv)          such Person does not have unreasonably small capital with which to engage in its current and in its anticipated business.

For purposes of this definition:

(A)          the amount of a Person’s contingent or unliquidated liabilities at any time shall be that amount which, in light of all the facts and circumstances then existing, represents the amount which can reasonably be expected to become an actual or matured liability;

(B)           the “fair value” of an asset shall be the amount which may be realized within a reasonable time either through collection or sale of such asset at its regular market value;

(C)           the “regular market value” of an asset shall be the amount which a capable and diligent business person could obtain for such asset from an interested buyer who is willing to Loan such asset under ordinary selling conditions; and

(D)           the “present fair saleable value” of an asset means the amount which can be obtained if such asset is sold with reasonable promptness in an arm’s-length transaction in an existing and not theoretical market.

“Special Obligor” means each Obligor designated as a Special Obligor from time to time on Annex H, as such Annex H is supplemented from time to time in writing to add or remove Special Obligors and adjust the related Concentration Limits and, in each case, as such supplement is consented to in writing (including, without limitation, email communications) by any Borrower, any Servicer, the Administrator, the LC Bank and each Lender.  In the event that any other Obligor is or becomes an Affiliate of a Special Obligor, the applicable Concentration Percentage set forth on Annex H shall apply to both such Obligor and such Special Obligor and shall be calculated as if such Obligor and such Special Obligor were a single Obligor.

“Specified Receivables” means any Equipment Lease Receivables until the conditions set forth in the respective definitions thereof are no longer applicable.

“Spot Rate” means, on any day, for the purpose of determining the U.S. Dollar Equivalent of any amount denominated in Canadian Dollars, the exchange rate at which Canadian Dollars may be exchanged into U.S. Dollars as set forth at approximately 11:00 a.m.  New York City time, on such day as published on the Bloomberg Key Cross-Currency Rates Page for Canadian Dollars.  In the event that such rate does not appear on any Bloomberg Key Cross Currency Rates Page, the Spot Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be selected by the Administrator or, in the absence of such a selection or publicly available service, such Spot Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrator in the market where its foreign currency exchange operations in respect of Canadian Dollars are then being conducted, at or about 11:00 a.m.  (New York City time) on such date for the purchase of U.S. Dollars with the applicable currency for delivery two (2) Business Days later; provided that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrator may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.

“Standard & Poor’s” means S&P Global Ratings, and any successor thereto that is a nationally recognized statistical rating organization.

“Structuring Agent” has the meaning set forth in the preamble to the Agreement.

“Sub-Servicer” has the meaning set forth in Section 4.1(d) of this Agreement.

“Subsidiary” means, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock of each class or other interests having ordinary voting power (other than stock or other interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such entity are at the time owned, or management of which is otherwise controlled: (a) by such Person, (b) by one or more Subsidiaries of such Person or (c) by such Person and one or more Subsidiaries of such Person.

“Tangible Net Worth” means, with respect to any Person, (a) the total assets of such Person, minus (b) the total liabilities of such Person, minus (c) the intangible assets of such Person, each as determined in accordance with GAAP.

“Taxes” means any and all present or future taxes, charges, fees, levies, imposts, deductions or other assessments (including income, capital, capital gains, gross receipts, profits, withholding, excise, property, sales, use, goods and services, harmonized sales, transfer, license, occupation and franchise taxes and including any related interest, penalties or other additions) imposed by any jurisdiction or taxing authority (whether foreign or domestic, federal, state, provincial or municipal).

“Termination Day” means each day that occurs on or after the Facility Termination Date and prior to the satisfaction, cure or waiver of the event(s) giving rise to such Facility Termination Date in accordance with this Agreement.

“Total Reserves” means, at any time the sum of: (a) the Yield Reserve, plus (b) the greater of (i) the Minimum Reserve and (ii) the Loss Reserve plus the Dilution Reserve; plus (c) the Dilution Reserve (Monetized Receivables).

“Transaction Documents” means this Agreement, the Lock-Box Agreements, each Group Fee Letter, each Sale Agreement, the Performance Guaranty, the Monetization Intercreditor Agreement, any intercreditor agreement relating to Non-Receivable Cash Deposits and all other certificates, instruments, reports, notices, agreements and documents executed or delivered under or in connection with this Agreement, in each case as the same may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Transfer Supplement” has the meaning set forth in Section 6.3(c) of this Agreement.

“U.S. Borrower’s Share” has the meaning set forth in Section 1.2(a) of this Agreement.

“U.S. Collections Release” has the meaning set forth in Section 1.4(a) of this Agreement.

“U.S. Dollar Capital” means Capital initially funded by the Lenders in U.S. Dollars.

“U.S. Dollar Equivalent” means, on any date on which a determination thereof is to be made, with respect to (a) any amount denominated in U.S. Dollars, such amount and (b) any amount denominated in Canadian Dollars, the U.S. Dollar equivalent of such amount of Canadian Dollars determined by reference to the Spot Rate determined as of such determination date.

“U.S. Dollar LC Participation Amount” means at any time of determination, the aggregate LC Participation Amount with respect to Letters of Credit denominated in U.S. Dollars.

“U.S. Dollar Loan” means any Loan denominated in U.S. Dollars.

“U.S. Dollar Support Amount” means, at any time of determination, the product of (a) the Imputed Advance Rate, times (b) the aggregate Outstanding Balance of U.S. Dollar-denominated Eligible Receivables.

“U.S. Dollars”, “Dollars”, “USD” and “$” each mean the lawful currency of the United States of America.

“U.S. Lock-Box Account” has the meaning set forth in Section 1.4(a) of this Agreement.

“U.S. Originator” means each Person that is a party to the U.S. Sale Agreement as an “Originator” thereunder.

“U.S. Originator Receivable” means each Receivable originated by a U.S. Originator.

“U.S. Sale Agreement” means the Second Amended and Restated Purchase and Sale Agreement, dated as of the date hereof among the U.S. Borrower, U.S. Originators and CB, as Servicer and as sole member of the U.S. Borrower, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 1.10(c)(ii)(B)(3).

“UCC” means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction.

“Unmatured Event of Default” means an event that, with the giving of notice or lapse of time, or both, would constitute an Event of Default.

“Unmatured Purchase and Sale Event of Default” means any event which, with the giving of notice or lapse of time, or both, would become a Purchase and Sale Event of Default.

“Yield Protection Fee” means, for any Interest Period, with respect to any Portion of Capital, to the extent that (i) any payments are made by any Borrower to the related Lender in respect of such Capital hereunder prior to the applicable maturity date of any Notes or other instruments or obligations used or incurred by such Lender to fund or maintain such Portion of Capital or (ii) any failure by any Borrower to borrow, continue or prepay any Portion of Capital on the date specified in any Borrowing Notice delivered pursuant to Section 1.2 of this Agreement occurs, the amount, if any, by which: (a) the additional Interest related to such Portion of Capital that would have accrued through the maturity date of such Notes or other instruments on the portion thereof for which payments were received from any Borrower (or with respect to which such Borrower failed to borrow such amounts), exceeds (b) the income, if any, received by such Lender from investing the proceeds so received in respect of such Portion of Capital, as determined by the applicable Group Agent, which determination shall be binding and conclusive for all purposes, absent manifest error.

“Yield Reserve” means, on any day, an amount equal to: (a) the sum of the Aggregate Capital plus the Aggregate LC Participation Amount at the close of business of each Servicer on such day multiplied by (b) (i) the Yield Reserve Percentage on such day, divided by (ii) 100% minus the Yield Reserve Percentage on such day.

“Yield Reserve Percentage” means, on any day, an amount equal to:

{(BR + SFR) x 1.5(DSO)}
360

where:

BR	=	the weighted average Base Rate applicable to all Capital weighted by the U.S. Dollar Equivalent amount of each Portion of Capital;

DSO	=	the Days’ Sales Outstanding; and

SFR	=	Servicing Fee Rate.

Other Terms.  All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles.  All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.  Unless the context otherwise requires, “or” means “and/or”, and “including” (and with correlative meaning “include” and “includes”) means including without limiting the generality of any description preceding such term.

EXHIBIT II

CONDITIONS PRECEDENT

1.              Conditions Precedent to Effectiveness.  The effectiveness of this Agreement is subject to the condition precedent that the Administrator shall have received, on or before the Closing Date, each of the following, each in form and substance (including the date thereof) satisfactory to the Administrator:

(a)            A counterpart of this Agreement and the other Transaction Documents executed by the parties thereto.

(b)            Certified copies of: (i) the resolutions of the board of directors of each of the Borrowers, the Originators and the Servicers authorizing the execution, delivery and performance by such Borrower, such Originator and such Servicer, as the case may be, of this Agreement and the other Transaction Documents to which it is a party and (ii) the organizational documents of each Borrower, each Originator and each Servicer.

(c)            A certificate of the Secretary or Assistant Secretary of the Borrowers, the Originators and the Servicers certifying the names and true signatures of its officers who are authorized to sign this Agreement and the other Transaction Documents.  Until the Administrator and each Group Agent receives a subsequent incumbency certificate from a Borrower, an Originator or a Servicer, as the case may be, the Administrator and each Group Agent shall be entitled to rely on the last such certificate delivered to it by such Borrower, such Originator or such Servicer, as the case may be.

(d)            Favorable opinions, addressed to the Administrator and each Group Agent in form and substance reasonably satisfactory to the Administrator and each Group Agent, of The Law Offices of BosseLaw, PLLC, Cravath, Swaine & Moore LLP, Richards, Layton & Finger P.A. or Gowling WLG, counsel for the Borrowers, the Originators and the Servicers, covering such matters as the Administrator may reasonably request, including, without limitation, organizational and enforceability matters and certain bankruptcy matters, certain UCC perfection and priority matters.

(e)            Evidence of payment by the Borrowers of all accrued and unpaid fees (including those contemplated by each Group Fee Letter), costs and expenses to the extent then due and payable on the date thereof, including any such costs, fees and expenses arising under or referenced in Section 6.4 of this Agreement and the applicable Group Fee Letters.

(f)             Good standing certificates with respect to each of the Borrowers, the Originators and the Servicers issued by the Secretary of State (or similar official) of the state of each such Person’s organization.

2.              Conditions Precedent to All Funded Loans and Issuances of Letters of Credit.  Each Funded Loan (including the initial Funded Loan) and the issuance of any Letters of Credit shall be subject to the further conditions precedent that:

(a)                in the case of each Funded Loan and the issuance of any Letters of Credit, each Servicer shall have delivered to the Administrator and each Group Agent on or before such Loan or issuance, as the case may be, in form and substance satisfactory to the Administrator and each Group Agent, a completed pro forma Information Package to reflect the level of the Aggregate Capital, the Aggregate LC Participation Amount and related reserves and the calculation of the Coverage Percentage after such subsequent Loan or issuance, as the case may be, and a completed Borrowing Notice in the form of Annex B; and

(b)               on the date of such Funded Loan, issuance or Release, as the case may be, the following statements shall be true (and acceptance of the proceeds of such Funded Loan, issuance or Release shall be deemed a representation and warranty by each Borrower that such statements are then true):

(i)            the representations and warranties contained in Exhibit III to the Agreement are true and correct on and as of the date of such Funded Loan, issuance or Release as though made on and as of such date except for representations and warranties which apply as to an earlier date (in which case such representations and warranties shall be true and correct as of such earlier date);

(ii)            in the case of a Funded Loan or issuance, no event has occurred and is continuing, or would result from such Funded Loan or issuance, that constitutes an Event of Default or an Unmatured Event of Default;

(iii)            the sum of the Aggregate Capital plus the Aggregate Adjusted LC Participation Amount, after giving effect to any such Funded Loan or issuance, as the case may be, shall not exceed the Facility Limit, and the Coverage Percentage shall not exceed 100%;

(iv)            the U.S. Borrower has not failed to make any payment or deposit required to be made under the Monetization Documents, which failure has remained unremedied for one (1) or more Business Days; and (iv)  the Facility Termination Date has not occurred.

(v)            in the case of each Funded Loan, no event or condition described in clause (j)(ii) of Exhibit V to this Agreement, without giving effect to the fifteen (15) Business Day grace period set forth in such clause, has occurred and is continuing.

3.                   Conditions Precedent to All Releases.  Each Release hereunder on or after the Closing Date shall be subject to the conditions precedent that:

(a)                after giving effect to such Release, the Servicers shall be holding in trust for the benefit of the Secured Parties an amount of Collections sufficient to pay the sum of (x) all accrued and unpaid Servicing Fees, Interest and Fees, in each case, through the date of such Release, (y) the amount, if any, by which the Coverage Percentage exceeds 100% and (z) the amount of all other accrued and unpaid obligations of the Borrowers through the date of such Release;

(b)                the Borrowers shall use the proceeds of such Release solely to pay the purchase price for Receivables purchased by the Borrowers in accordance with the terms of the applicable Purchase and Sale Agreement; and

(c)                on the date of such Release the following statements shall be true and correct (and upon the occurrence of such Release, each Borrower and each Servicer shall be deemed to have represented and warranted that such statements are then true and correct):

(i)             the representations and warranties of each Borrower and each Servicer contained in Exhibit III and Exhibit III are true and correct in all material respects on and as of the date of such Release as though made on and as of such date unless such representations and warranties by their terms refer to an earlier date, in which case they shall be true and correct in all material respects on and as of such earlier date;

(ii)            no Event of Default has occurred and is continuing, and no Event of Default would result from such Release;

(iii)          the Coverage Percentage shall not exceed 100%; and (iv) such day is not a Termination Day; and

(d)               on the date of such Release, the U.S. Borrower has not failed to make any payment or deposit required to be made under the Monetization Documents and such failure has remained unremedied for one or more Business Days.

EXHIBIT III

REPRESENTATIONS AND WARRANTIES

1.               Representations and Warranties of the Borrowers.  Each Borrower represents and warrants to the Administrator, each Group Agent and each Lender as of the date of execution of this Agreement that:

(a)            Existence and Power.  The U.S. Borrower is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware and the Canadian Borrower is a corporation duly organized, validly existing and in good standing under the laws of Ontario, and, in each case, has all organizational power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted.

(b)            Company and Governmental Authorization, Contravention.  The execution, delivery and performance by such Borrower of this Agreement and each other Transaction Document to which it is a party are within such Borrower’s organizational powers, have been duly authorized by all necessary organizational action, require no action by or in respect of, or filing with (other than the filing of UCC or PPSA financing statements, financing change statements and continuation statements), any governmental body, agency or official, and, do not contravene, or constitute a default under, any provision of applicable law or regulation or of the operating agreement of such Borrower or of any agreement, judgment, injunction, order, decree or other instrument binding upon such Borrower or result in the creation or imposition of any lien (other than Permitted Adverse Claims) on assets of such Borrower.

(c)            Binding Effect of Agreement.  This Agreement and each other Transaction Document to which it is a party constitutes the legal, valid and binding obligation of such Borrower enforceable against such Borrower in accordance with its respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law.

(d)            Accuracy of Information.  All information heretofore furnished by such Borrower to the Administrator or any Group Agent in writing pursuant to or in connection with this Agreement or any other Transaction Document is, and all such information hereafter furnished by such Borrower to the Administrator or any Group Agent in writing pursuant to this Agreement or any Transaction Document will be, true and accurate in all material respects on the date such information is stated or certified.

(e)            Actions, Suits.  There are no actions, suits or proceedings pending or, to the best of such Borrower’s knowledge, threatened against or affecting such Borrower or any of its Affiliates or their respective properties, in or before any court, arbitrator or other body.

(f)             Accuracy of Exhibits; Lock-Box Arrangements.  The names and addresses of all the Lock-Box Banks together with the account numbers of the Lock-Box Accounts at such Lock-Box Banks, are specified in Schedule II to this Agreement (or at such other Lock-Box Banks

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and/or with such other Lock-Box Accounts as have been notified to the Administrator), and all Lock-Box Accounts are subject to Lock-Box Agreements.  All information on each Exhibit, Schedule or Annex to this Agreement or the other Transaction Documents (as updated by such Borrower from time to time) is true and complete in all material respects.  Such Borrower has delivered a copy of all Lock-Box Agreements to the Administrator.  No Borrower has granted any interest in any Lock-Box Account (or any related lock-box or post office box) to any Person other than the Administrator and, upon delivery to a Lock-Box Bank of the related Lock-Box Agreement, the Administrator will have control of the Lock-Box Account at such Lock-Box Bank in accordance with the terms hereof and the related Lock-Box Agreement.

(g)            No Material Adverse Effect.  Since the date of formation of such Borrower as set forth in its certificate of formation, there has been no Material Adverse Effect with respect to such Borrower.

(h)            Names and Location.  No Borrower has used any company names, trade names or assumed names other than its name set forth on the signature pages of this Agreement.  The U.S. Borrower is “located” (as such term is defined in the applicable UCC) in Delaware.  The Canadian Borrower is “located” (within the meaning of section 7(3) of the Personal Property Security Act (Ontario) and the applicable UCC) and has its registered office, domicile and chief executive office in Ontario.  The office where each Borrower keeps its records concerning the Receivables is at the address set forth below its signature to this Agreement.

(i)             Margin Stock.  No Borrower is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T, U and X, as issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

(j)              Eligible Receivables.  Each Pool Receivable included as an Eligible Receivable in the calculation of the Net Receivables Pool Balance is an Eligible Receivable.

(k)            Credit and Collection Policy.  Such Borrower has complied in all material respects with the Credit and Collection Policy of each Originator with regard to each Receivable (other than Specified Receivables) originated by such Originator.

(l)             Investment Company Act; Not a Covered Fund.  No Borrower is (i) required to register as an “Investment Company” or (ii) “controlled” by an “Investment Company”, under (and as to each such term, as defined in) the Investment Company Act.  No Borrower is a “covered fund” under Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations implemented thereunder (the “Volcker Rule”).  In determining that no Borrower is a “covered fund” under the Volcker Rule, each Borrower is entitled to rely on the exemption from the definition of “investment company” set forth in Section 3(c)(5)(A) or (B) of the Investment Company Act.

(m)           Financial Information.  The consolidated balance sheet of CB and subsidiaries as of December 31, 2017, and the related consolidated statements of operations, shareowners’ equity (deficit) and comprehensive income (loss), and cash flows for the year ended

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December 31, 2017, copies of which have been furnished to the Administrator, present fairly, in all material respects, the financial position of CB and subsidiaries as of such date, and the results of their operations and their cash flows for the period then ended, prepared pursuant to the rules and regulations of the Securities and Exchange Commission in accordance with accounting principles generally accepted in the United States of America.

(n)            Anti-Money Laundering/International Trade Law Compliance.  No Covered Entity is a Sanctioned Person.  No Covered Entity, either in its own right or through any third party, (i) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law, (ii) does business in or with, or derives any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law or (iii) engages in any dealings or transactions prohibited by any Anti-Terrorism Law.

(o)            LCR Security.  No Borrower has issued any LCR Securities, and each Borrower is a consolidated subsidiary of CB under GAAP.

(p)            Tax Status.  (A) The U.S. Borrower is not treated (i) as other than a “disregarded entity” within the meaning of U.S. Treasury Regulation § 301.7701-3 for U.S. federal income tax purposes that is disregarded as separate from a United States person (within the meaning of Section 7701(a)(30) of the Internal Revenue Code) and (ii) as an association (or publicly traded partnership) taxable as a corporation for U.S. federal income tax purposes, and (B) the Canadian Borrower (x) is not required to pay, withhold and/or remit any material amount of Canadian federal, provincial or local taxes (including income, withholding, franchise or value added taxes), other than any Canadian withholding tax imposed on (1) an amount payable by the Canadian Borrower under this Agreement to a party not dealing at arm’s length with the Canadian Borrower for purposes of the Canadian Tax Act that is not a resident of the United States for purposes of the Convention between Canada and the United States of America with respect to Taxes on Income and on Capital or (2) interest payable on any Loan made to the Canadian Borrower where the transfer or assignment of such Loan or of any interest therein pursuant to Section 6.3 by any Lender results in such interest becoming “participating debt interest” within the meaning of the Canadian Tax Act, and (y) does not have tax residence and is not otherwise subject to tax in any jurisdiction outside Canada.

(q)            Linked Accounts.  Except for the Permitted Linked Account(s), there are no “Linked Accounts” (as defined in the Lock-Box Agreement with Wells Fargo Bank, N.A.) with respect to any Lock-Box Account maintained at Wells Fargo Bank, N.A.

2.               Representations and Warranties of the Servicers.  Each Servicer represents and warrants to the Administrator, each Group Agent and each Lender as of the date of execution of this Agreement that:

(a)            Existence and Power.  Such Servicer is a corporation duly organized, validly existing and in good standing under the laws of the state, province or territory of its organization, and has all company power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted, unless

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failure to have such power, licenses, authorizations, consents and approvals would not reasonably be expected to have a Material Adverse Effect.

(b)            Company and Governmental Authorization, Contravention.  The execution, delivery and performance by such Servicer of this Agreement and each other Transaction Document to which it is a party are within such Servicer’s organizational powers, have been duly authorized by all necessary organizational action, require no action by or in respect of, or filing with, any governmental body, agency or official, and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the Certificate of Incorporation of each Servicer or of any judgment, injunction, order or decree or material agreement or other material instrument binding upon such Servicer (unless such contravention or default would not reasonably be expected to have a Material Adverse Effect) or result in the creation or imposition of any lien (other than Permitted Adverse Claims) on assets of such Servicer or any of its Subsidiaries.

(c)            Binding Effect of Agreement.  This Agreement and each other Transaction Document to which it is a party constitutes the legal, valid and binding obligation of such Servicer enforceable against such Servicer in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law.

(d)            Accuracy of Information.  All information heretofore furnished by such Servicer to the Administrator or any Group Agent in writing pursuant to or in connection with this Agreement or any other Transaction Document is, and all such information hereafter furnished by such Servicer to the Administrator or any Group Agent in writing pursuant to this Agreement or any other Transaction Document will be, true and accurate in all material respects on the date such information is stated or certified.

(e)            Actions, Suits.  There are no actions, suits or proceedings pending or, to the best of such Servicer’s knowledge, threatened against or affecting such Servicer or any of its Affiliates or their respective properties, in or before any court, arbitrator or other body, which would reasonably be expected to have a Material Adverse Effect upon the ability of such Servicer (or such Affiliate) to perform its obligations under this Agreement or any other Transaction Document to which it is a party.

(f)             No Material Adverse Effect.  Since the date of the financial statements described in Section 1(m) above, there has been no Material Adverse Effect with respect to such Servicer.

(g)            Credit and Collection Policy.  Such Servicer or the applicable Originator has complied in all material respects with the Credit and Collection Policy of such Originator with regard to each Pool Receivable (other than Specified Receivables) originated by such Originator.

(h)            Investment Company Act.  No Servicer is an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.

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(i)              Anti-Money Laundering/International Trade Law Compliance.  No Covered Entity is a Sanctioned Person.  No Covered Entity, either in its own right or through any third party, (i) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law, (ii) does business in or with, or derives any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law or (iii) engages in any dealings or transactions prohibited by any Anti-Terrorism Law.

(j)              Linked Accounts.  Except for the Permitted Linked Accounts, there are no “Linked Accounts” (as defined in the Lock-Box Agreement with Wells Fargo Bank, N.A.) with respect to any Lock- Box Account maintained at Wells Fargo Bank, N.A.

3.               Representations, Warranties and Agreements Relating to the Security Interest.  Each Borrower hereby makes the following representations, warranties and agreements with respect to the Pool Receivables and Related Security:

(a)            The Receivables.

(i)              Creation.  This Agreement creates a valid and continuing security interest (as defined in the applicable UCC and PPSA) in the Receivables included in the Receivables Pool in favor of the Administrator (for the benefit of the Lenders), which security interest is prior to all other Adverse Claims other than any Adverse Claim in favor of an Obligor on a Receivable that represents amounts billed to such Obligor for service to be provided during the immediate subsequent billing period, and is enforceable as such as against creditors of and Lenders from each Borrower.

(ii)            Nature of Receivables.  The Receivables included in the Receivables Pool constitute (i) “accounts”, “general intangibles” or “tangible chattel paper” within the meaning of the applicable UCC or (ii) in the case of any Receivables purchased by or contributed to the Canadian Borrower pursuant to the Canadian Sale Agreement, “accounts”, “intangibles” or “chattel paper” within the meaning of the PPSA.

(iii)          Ownership of Receivables.  Such Borrower owns and has good and marketable title to the Receivables transferred to such Borrower pursuant to the applicable Sale Agreement and included in the Receivables Pool and Related Security free and clear of any Adverse Claim other than Permitted Adverse Claims.

(iv)          Perfection and Related Security.  Such Borrower will cause (and will cause each Originator to cause), within ten (10) days after the Closing Date, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect the sale of the Receivables and Related Security from such Originator to such Borrower pursuant to the applicable Sale Agreement, and the security interest therein from such Borrower to the Administrator under this Agreement, to the extent that such collateral constitutes “accounts”, “general intangibles” or “tangible chattel paper” (or, in the case of any Pool Assets purchased by or contributed to the Canadian Borrower pursuant to the Canadian Sale Agreement, “accounts”, “intangibles” or “chattel paper” within the meaning of the PPSA).

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(v)            Tangible Chattel Paper.  With respect to any Receivables included in the Receivables Pool that constitute “tangible chattel paper” (including “chattel paper” within the meaning of the PPSA), if any, such Borrower (or the applicable Servicer on its behalf) has in its possession the original copies of such tangible chattel paper that constitute or evidence such Receivables, and such Borrower has caused (and will cause the applicable Originator to cause), within ten (10) days after the Closing Date, the filing of financing statements described in clause (iv), above, each of which will contain a statement that: “A purchase of, or security interest in, any collateral described in this financing statement will violate the rights of the Administrator”.  The Receivables to the extent they are evidenced by “tangible chattel paper” do not have any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than each Borrower or the Administrator.

(vi)          Monetized Receivables.  Each Monetized Receivable that has been sold by the U.S. Borrower has been sold pursuant to the Monetization Documents and upon satisfaction of the applicable conditions set forth in Section 1.1(d).

(b)               The Lock-Box Accounts.

(i)              Nature of Account.  Each Lock-Box Account constitutes a “deposit account” within the meaning of the applicable UCC.

(ii)            Ownership.  The Borrowers own and have good and marketable title to the Lock-Box Accounts free and clear of any Adverse Claim.

(iii)            Perfection.  Such Borrower has delivered to the Administrator a fully executed Lock-Box Agreement relating to each Lock-Box Account, pursuant to which each applicable Lock-Box Bank, respectively, has agreed to comply with all instructions originated by the Administrator (on behalf of the Lenders) directing the disposition of funds in such Lock-Box Account without further consent by such Borrower or any Servicer.

(c)                Priority.

(i)             Other than (i) the transfer, contribution or assignment of the Receivables to each Borrower under the applicable Sale Agreement and this Agreement, respectively, (ii) the assignment of Contributed Receivables (as such term is defined in the applicable Sale Agreement), (iii) the security interest granted to each Borrower and the Administrator pursuant to the applicable Sale Agreement and this Agreement, respectively and/or (iv) the transfer, contribution or assignment of any Monetized Receivable and Related Monetized Assets by the U.S. Borrower to the Receivables Buyer pursuant to the Monetization Documents, neither any Borrower nor any Originator has pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Receivables transferred or purported to be transferred under the Transaction Documents, the Lock-Box Accounts or any subaccount thereof, except for any such pledge, grant or other conveyance which has been released or terminated.  Neither any Borrower nor any Originator has authorized the filing of, or is aware of any financing statements against

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either such Borrower or such Originator that include a description of Receivables transferred or purported to be transferred under the Transaction Documents, the Lock-Box Accounts or any subaccount thereof, other than any financing statement (i) relating to the sale thereof by such Originator to such Borrower under the applicable Sale Agreement, (ii) relating to the security interest granted to the Administrator under this Agreement, (iii) relating to the assignment of Contributed Receivables (as such term is defined in the applicable Sale Agreement), (iv) relating to the transfer, contribution or assignment of any Monetized Receivable and Related Monetized Assets by the U.S. Borrower to the Receivables Buyer pursuant to the Monetization Documents or (v) that has been released or terminated.

(ii)            No Borrower is aware of (x) any judgment, ERISA or tax lien filings against such Borrower, (y) any judgment or ERISA lien filings against the applicable Servicer or the applicable Originator other than Permitted Adverse Claims, and (z) any tax lien filings against such Servicer or such Originator other than (i) those that would not reasonably be expected to have a Material Adverse Effect and (ii) Permitted Adverse Claims.

(iii)          The Lock-Box Accounts are not in the name of any person other than any Borrower or the Administrator.  Neither any Borrower nor any Servicer has consented to any bank maintaining such account to comply with instructions of any person other than the Administrator, such Borrower or such Servicer.

(d)               Survival of Supplemental Representations.  Notwithstanding any other provision of this Agreement or any other Transaction Document, the representations contained in this Section 3 shall be continuing, and remain in full force and effect until such time as the Loan and all other obligations under this Agreement have been finally and fully paid and performed.

(e)                [Reserved].

(f)                 Servicer to Maintain Perfection and Priority.  In order to evidence the interests of the Administrator under this Agreement, each Servicer shall, from time to time take such action, or execute and deliver such instruments as may be necessary (including, without limitation, such actions as are reasonably requested by the Administrator or any Group Agent) to maintain and perfect, as a first-priority interest, the Administrator’s security interest in the Pool Receivables, Related Security and Collections.  Each Servicer shall, from time to time and within the time limits established by law, prepare and present to the Administrator for the Administrator’s authorization and approval, all financing statements, amendments, financing change statements, continuations or initial financing statements in lieu of a continuation statement, or other filings necessary to continue, maintain and perfect the Administrator’s security interest as a first-priority interest.  The Administrator’s approval of such filings shall authorize each Servicer to file such financing statements under the UCC or PPSA without the signature of any Borrower, any Originator or the Administrator where allowed by applicable law.  Notwithstanding anything else in the Transaction Documents to the contrary, no Servicer shall have any authority to file a termination, partial termination, release, partial release, or any amendment that deletes the name of a debtor or excludes collateral of any such financing statements, without the prior written consent of the Administrator and each Group Agent.

III-7

(g)            Collections.  If made in accordance with the terms of this Agreement, each remittance of Collections by any Borrower to the Lenders hereunder will have been (i) in payment of a debt incurred by any Borrower in the ordinary course of business or financial affairs of such Borrower and (ii) made in the ordinary course of business or financial affairs of any Borrower.

4.              Reaffirmation of Representations and Warranties.  On the date of each Loan, issuance of each Letter of Credit and each Release hereunder, and on the date each Information Package or other report is delivered to the Administrator, any Group Agent or any Lender hereunder, each Borrower by accepting the proceeds of such Loan or Release or the issuance of such Letter of Credit and/or the provision of such information or report, shall be deemed to have certified that (i) all representations and warranties of each Borrower and each Servicer, as applicable, described in this Exhibit III, as from time to time amended in accordance with the terms hereof, are true and correct in all material respects on and as of such day as though made on and as of such day, except for representations and warranties which apply as to an earlier date (in which case such representations and warranties shall be true and correct as of such date), (ii) in the case of a Loan, no event has occurred and is continuing, or would result from such Loan, that constitutes an Event of Default or an Unmatured Event of Default and in the case of a Release, no event has occurred and is continuing, or would result from such Release, that constitutes an Event of Default, (iii) in the case of a Loan, no event or condition described in clause (j)(ii) of Exhibit V to this Agreement, without giving effect to the fifteen (15) Business Day grace period set forth therein, has occurred or is continuing, (iv) the Aggregate Capital, after giving effect to any such Loan or Release shall not be greater than the Facility Limit, and the Coverage Percentage shall not exceed 100% and (v) the Facility Termination Date has not occurred.

III-8

EXHIBIT IV

COVENANTS

1.                   Covenants of the Borrowers.  At all times from the date hereof until the Final Payout Date:

(a)                Financial Reporting.  Such Borrower will maintain a system of accounting established and administered in accordance with generally accepted accounting principles as in effect in the appropriate jurisdiction, and such Borrower (or the applicable Servicer on its behalf) shall furnish to the Administrator and each Group Agent:

(i)             Annual Reporting.  Promptly upon completion and in no event later than one hundred and twenty (120) days after the close of each fiscal year of such Borrower, annual unaudited income statement and balance sheet of such Borrower certified by a designated financial or other officer of such Borrower.

(ii)            Information Packages.  As soon as available and in any event not later than two (2) Business Days prior to each Settlement Date, an Information Package as of the most recently completed calendar month (it being understood that no more than one (1) Information Package shall be required to be delivered within any one calendar week).

(iii)           Other Information.  Such other information (including non-financial information or a report listing Monetized Receivables) as the Administrator may from time to time reasonably request.

(b)                Notices.  Such Borrower will notify the Administrator and each Group Agent in writing of any of the following events promptly upon (but in no event later than three (3) Business Days after) a financial or other officer learning of the occurrence thereof, with such notice describing the same, and if applicable, the steps being taken by the Person(s) affected with respect thereto:

(i)             Notice of Events of Default or Unmatured Events of Default.  The occurrence of any Event of Default or Unmatured Event of Default together with a statement of the chief financial officer or chief accounting officer of each Borrower setting forth details of such Event of Default or such Unmatured Event of Default and any action which such Borrower proposes to take with respect thereto.

(ii)            Representations and Warranties.  The failure of any representation or warranty to be true in any material respect when made with respect to the Receivables included in the Receivables Pool.

(iii)           Litigation.  The institution of any litigation, arbitration proceeding or governmental proceeding which would reasonably be expected to have a Material Adverse Effect with respect to each Borrower.

(iv)          Adverse Claim.  (A) Any Person shall obtain an Adverse Claim, other than a Permitted Adverse Claim, upon the Pool Receivables or Collections with respect thereto, (B) any Person other than each Borrower, each Servicer or the Administrator shall obtain any rights or direct any action with respect to any Lock-Box Account (or related lock-box or post office box) or (C) any Obligor shall receive any change in payment instructions with respect to any Pool Receivable(s) from a Person other than any Servicer, CB, any Originator or the Administrator.

(v)            ERISA and Other Claims.  Upon the filing or receiving thereof, copies of all reports and notices that each Borrower or any ERISA Affiliate files under ERISA with the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or that each Borrower or any Affiliate receives from any of the foregoing or from any multiemployer plan (within the meaning of Section 4001(a)(3) of ERISA) to which each Borrower or any of its Affiliates is or was, within the preceding five years, a contributing employer, in each case in respect of any “reportable event” (as defined in Section 4043 of ERISA) that could, in the aggregate, result in the imposition of liability on each Borrower and/or any such Affiliate.

(vi)          Notice of Debt Events.  Upon the occurrence of any event or condition (without giving effect to any cure period, if any) described in paragraph (j) of Exhibit V to this Agreement, a statement of the chief financial officer, chief accounting officer or treasurer of each Borrower setting forth details of any failure, event or condition that exists relating to any Debt of each Borrower, CB or its Subsidiaries and for which the related agreement, mortgage, indenture or instrument does not provide a grace period for such event, and any action which such Borrower proposes to take with respect thereto.

(vii)         Notice of CBT Public Notice.  The issuance of an CBT Public Notice, together with a statement of the chief financial officer or chief accounting officer of the such Borrower setting forth details of such CBT Public Notice and any action which such Borrower proposes to take with respect thereto.

(c)                Conduct of Business.  Such Borrower will carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and will do all things necessary to remain duly organized, validly existing and in good standing as a domestic organization in its jurisdiction of organization and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

(d)                Compliance with Laws.  Such Borrower will comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject.

(e)                Furnishing of Information and Inspection of Receivables.  Such Borrower will, to the extent it is in possession thereof or can reasonably obtain it, furnish to the Administrator and each Group Agent from time to time such information with respect to the Pool Receivables and Monetized Receivables as the Administrator or such Group Agent may reasonably request, except to the extent prohibited by applicable law or licenses.  Such Borrower will, at any time and from time to time during regular business hours with reasonable prior written notice, subject to Section 6.7, (i) at such Borrower’s expense, permit the Administrator or any Group Agent, or their respective agents or representatives, (A) to examine and make copies of and abstracts from all books and records relating to the Pool Receivables, other Pool Assets, the Monetized

Receivables and Related Monetized Assets and (B) to visit the offices and properties of such Borrower for the purpose of examining such books and records, and to discuss matters relating to the Pool Receivables, other Pool Assets, the Monetized Receivables and Related Monetized Assets or such Borrower’s performance hereunder or under the other Transaction Documents to which it is a party with any of the officers, directors, employees or independent public accountants of such Borrower (provided that representatives of such Borrower are present during such discussions) having knowledge of such matters and (ii) without limiting the provisions of clause (i) above, from time to time during regular business hours, upon reasonable prior written notice from the Administrator and the Group Agents, permit certified public accountants or other auditors acceptable to the Administrator to conduct a review of its books and records with respect to the Pool Receivables and the Monetized Receivables; provided, however, that such Borrower shall not be obligated to permit such examinations, visits or reviews under clauses (i) and (ii) above, together with any examinations, visits or reviews pursuant to Section 2(e) of this Exhibit IV, more than three times per year (commencing upon and including the Closing Date) during such time that no Event of Default has occurred and is continuing and such Borrower shall not be obligated to pay or reimburse any Person for the expenses of more than one such examination or visit pursuant to clause (i) above (together with any examination or visit pursuant to Section 2(e)(i) of this Exhibit IV) per year (commencing upon and including the Closing Date) during such time that no Event of Default has occurred and is continuing.

(f)             Payments on Receivables, Accounts.  Such Borrower will, and will cause each Originator to, instruct all Persons who are Obligors to deliver payments on Pool Receivables (other than Specified Receivables) to a Lock-Box Account (which (x) in the case of U.S. Originator Receivables shall be a U.S. Lock-Box Account and (y) in the case of Canadian Originator Receivables shall be a Canadian Lock-Box Account), except in the case of any Payment-on-Delivery Transactions and provided that such Borrower may permit Obligors to make On-Site Payments notwithstanding such instructions.  If any such payments or other Collections are received by any Borrower or any Originator, including without limitation, any Collections received in connection with any Payment-on-Delivery Transactions and On-Site Payments, it shall hold such payments in trust for the benefit of the Administrator and the Lenders and promptly (but in any event within three (3) Business Days after receipt) remit such funds into a Lock-Box Account (except in the case of Specified Receivables); provided that any Borrower or any Originator that receives Collections may remit such Collections to an account other than a Lock-Box Account so long as (i) such amounts are subsequently swept or transferred to a Lock-Box Account within three (3) Business Days after such Borrower’s or any Originator’s receipt thereof and (ii) the aggregate amount of such Collections so deposited by any Originator, Servicer or Borrower in any calendar month does not exceed 1% of all Collections received in such calendar month.  Except as otherwise provided in this Agreement, no Borrower will permit funds other than Collections on Pool Receivables and other Pool Assets to be deposited into any Lock-Box Account.  If such funds are nevertheless deposited into any Lock-Box Account, each Borrower will promptly identify such funds for segregation.  Except as otherwise provided in this Agreement, no Borrower will, or will permit any Servicer, any Originator or other Person to, commingle Collections or other funds to which the Administrator, any Group Agent or any Lender is entitled with any other funds.  Such Borrower shall only add, and shall only permit any Originator to add, a Lock-Box Bank (or the related lock-box or post office box), or Lock-Box Account to those listed on Schedule II to this Agreement, if the Administrator has received notice of such addition, a copy of any new Lock-Box Agreement and an executed and acknowledged copy of a Lock-Box Agreement in form and substance reasonably acceptable to the Administrator from any such new Lock-Box Bank.  Each Borrower shall only terminate a Lock-Box Bank or close a Lock-Box Account (or the related lock-box or post office box), upon thirty (30) days’ advance notice to the Administrator.  Notwithstanding anything to the contrary in this Agreement, (i) Non-Receivable Cash Deposits may be deposited in a Lock-Box Account so long as the following conditions are met: (A) each Borrower (or the applicable Servicer on its behalf) shall promptly (but in any event within two (2) Business Days after such deposit) identify such Non-Receivable Cash Deposits and transfer such Non-Receivable Cash Deposits to an account other than a Lock-Box Account and (B) with respect to Non-Receivable Cash Deposits described in clause (a) of the definition thereof, (x) the Administrator shall have approved of such third party billing arrangement in writing and (y) if so requested by the Administrator, such third party, such Servicer, such Originator and/or such Borrower (as specified by the Administrator) and the Administrator shall have entered into an intercreditor agreement, or other similar arrangement, reasonably acceptable to the Administrator and (ii) Monetized Receivable Collections may be deposited in a Lock-Box Account so long as the Monetization Intercreditor Agreement is in full force and effect.

(g)            Sales, Liens, Etc.  Except as otherwise provided herein, no Borrower will sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any Pool Receivable or other Pool Asset other than Permitted Adverse Claims, or assign any right to receive income in respect thereof; provided, however, that the U.S. Borrower shall be permitted to sell Permitted Monetization Receivables to the Receivables Buyer pursuant to the Monetization Documents so long as the applicable conditions set forth in Section 1.1(d) have been satisfied in connection with such sale.

(h)            Extension or Amendment of Pool Receivables.  Except as any Servicer is otherwise permitted in Section 4.2 of this Agreement, no Borrower will extend, amend or otherwise modify the terms of any Pool Receivable (other than Specified Receivables), or amend, modify or waive any term or condition of any Contract related thereto, without the prior written consent of the Administrator and the Majority Group Agents.  Such Borrower shall at its expense, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Pool Receivables, and timely and fully comply in all material respects with the Credit and Collection Policy with regard to each Pool Receivable (other than Specified Receivables) and the related Contract.

(i)            Change in Business.  Such Borrower will not (i) make any change in the character of its business, which change could impair the collectibility of any Pool Receivable or (ii) make any change in any Credit and Collection Policy that would reasonably be expected to materially adversely affect the collectibility of the Pool Receivables, the enforceability of any related Contract or its ability to perform its obligations under the related Contract or the Transaction Documents, in the case of either (i) or (ii) above, without the prior written consent of the Administrator and the Majority Group Agents.  Such Borrower shall not make any written change in any Credit and Collection Policy without giving prior written notice thereof to the Administrator and each Group Agent.

(j)            Fundamental Changes.  No Borrower shall, without the prior written consent of the Administrator and the Majority Group Agents, permit itself (i) to merge, consolidate or amalgamate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person or (ii) to be owned by any Person other than any Servicer or an Affiliate thereof.  Each Borrower shall provide the Administrator with at least thirty (30) days’ prior written notice before making any change in such Borrower’s name, location, registered office, domicile or chief executive office or making any other change in such Borrower’s identity, structure or jurisdiction of formation that would impair or otherwise render any UCC financing statement filed in connection with this Agreement “seriously misleading” as such term (or similar term) is used in the applicable UCC or impair the effectiveness of any PPSA financing statement filed in connection with this Agreement; each notice to the Administrator and the Group Agents pursuant to this sentence shall set forth the applicable change and the proposed effective date thereof.  Each Borrower will also maintain and implement (or cause the applicable Servicer to maintain and implement) administrative and operating procedures (including an ability to recreate records evidencing Pool Receivables, Monetized Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain (or cause the applicable Servicer to keep and maintain) all documents, books, records, computer tapes and disks and other information reasonably necessary or advisable for the collection of all Pool Receivables and Monetized Receivables (including records adequate to permit (i) the daily identification of each Pool Receivable and all Collections of and adjustments to each existing Pool Receivable), (ii) the daily identification of each Monetized Receivable and all Monetized Receivable Collections of and adjustments to each existing Monetized Receivable and (iii) the daily identification and segregation of Monetized Receivables from Pool Receivables and Monetized Receivable Collections from Collections.

(k)            Change in Payment Instructions to Obligors.  No Borrower shall add to, replace or terminate any of the Lock-Box Accounts (or any related lock-box or post office box) listed in Schedule II hereto or make any change in its (or their) instructions to the Obligors regarding payments to be made to the Lock-Box Accounts (or any related lock-box or post office box), unless the Administrator and each Group Agent shall have received (x) prior written notice of such addition, termination or change and (y) signed and acknowledged Lock-Box Agreements with respect to such new Lock-Box Accounts (or any related lock-box or post office box).

(l)            Security Interest, Etc.  Such Borrower shall (and shall cause each Servicer to) (i) at its expense, take all action necessary or desirable to establish and maintain a valid and enforceable security interest in the Pool Receivables, the Related Security and Collections with respect thereto, and (ii) at its expense, in order to evidence the interests of the Administrator under this Agreement, from time to time take such action, or execute and deliver such instruments as may be necessary to maintain and perfect, as a first-priority security interest, the Administrator’s security interest in the Pool Receivables, Related Security and Collections.  Such Borrower shall at its expense, from time to time and within the time limits established by law, prepare and present to the Administrator for the Administrator’s authorization and approval, all financing statements, amendments, financing change statements, continuations or initial financing statements in lieu of a continuation statement, or other filings necessary to continue, maintain and perfect the Administrator’s security interest as a first-priority security interest.  The Administrator’s approval of such filings shall authorize each Borrower to file such financing statements under the UCC or PPSA without the signature of such Borrower, any Originator or the Administrator where allowed by applicable law.  Notwithstanding anything else in the Transaction Documents to the contrary, no Borrower shall have any authority to file a termination, partial termination, release, partial release, discharge, partial discharge, or any amendment that deletes the name of a debtor or excludes collateral of any such financing statements, except with respect to any Person that ceases to be any Originator, without the prior written consent of the Administrator.

(m)               Certain Agreements.  No Borrower will amend, modify, waive, revoke or terminate (or permit or cause any change to) any Transaction Document to which it is a party (except in accordance with the terms of such Transaction Document) or any provision of such Borrower’s organizational documents which requires the consent of the “Independent Director” (as defined in such Borrower’s operating agreement).

(n)                Restricted Payments.  (i) Except pursuant to clause (ii) below, no Borrower will: (A) purchase or redeem any shares of its capital stock or membership interests, (B) declare or pay any dividend or distribution or set aside any funds for any such purpose, (C) prepay, purchase or redeem any Debt, (D) lend or advance any funds or (E) repay any loans or advances to, for or from any of its Affiliates (the amounts described in clauses (A) through (E) being referred to as “Restricted Payments”).

(ii)            Subject to the limitations set forth in clause (iii) below, any Borrower may make Restricted Payments so long as such Restricted Payments are made only in one or more of the following ways: (A) such Borrower may make cash payments (including prepayments) on the Company Notes in accordance with their respective terms, and (B) the U.S. Borrower may make any payments required under the Monetization Documents and (C) such Borrower may make payments to the Originators and increase the principal amounts of the Company Notes, in each case, in accordance with Section 3.2 of the applicable Sale Agreement and (D) any Borrower may declare and pay dividends or make distributions if, after giving effect thereto, the Tangible Net Worth of such Borrower would not be less than (x) with respect to the U.S. Borrower, $4,000,000 and (y) with respect to the Canadian Borrower, the greatest of (A) $4,000,000, and (B) the total amount of Canadian federal, provincial or local taxes (including income, withholding, franchise or value added taxes) for such fiscal year that the Canadian Borrower is required to pay, withhold and/or remit (other than any Canadian withholding tax imposed on (1) an amount payable by the Canadian Borrower under this Agreement to a party not dealing at arm’s length with the Canadian Borrower for purposes of the Canadian Tax Act that is not a resident of the United States for purposes of the Convention between Canada and the United States of America with respect to Taxes on Income and on Capital or (2) interest payable on any Loan made to the Canadian Borrower where the transfer or assignment of such Loan or of any interest therein pursuant to Section 6.3 by any Lender results in such interest becoming “participating debt interest” within the meaning of the Canadian Tax Act).

(iii)            Such Borrower may make Restricted Payments only out of the funds, if any, it receives (A) pursuant to Section 1.4(a) or Section 1.4(b) of this Agreement or (B) with respect to the U.S. Borrower, from proceeds of the Monetized Assets; provided, however, that the U.S. Borrower shall only use proceeds of the Monetized Receivables and Related Monetized Assets to make payments required under the Monetization Documents.  Furthermore, no Borrower shall pay, make or declare any Restricted Payment (including any dividend) if, prior to or after giving effect thereto, (A) any Event of Default or Unmatured Event of Default shall have occurred and be continuing or (B) any amounts then due and payable by U.S. Borrower to Receivables Buyer pursuant to the Monetization Documents have not been paid to the Receivables Buyer; provided, however, that the U.S. Borrower may at all times use proceeds of the Monetized Receivables and Related Monetized Assets to make payments required under the Monetization Documents.

(o)                Other Business.  No Borrower will: (i) engage in any business other than the transactions contemplated by the Transaction Documents and the Monetization Documents, (ii) create, incur or permit to exist any Debt of any kind (or cause or permit to be issued for its account any letters of credit or bankers’ acceptances) other than pursuant to this Agreement, the Monetization Document or the Company Notes or, with respect to the U.S. Borrower, pursuant to the Monetization Documents, or (iii) form any Subsidiary or make any investments in any other Person; provided, however, that each Borrower shall be permitted to incur obligations to the extent necessary for the day-to-day operations of such Borrower (such as expenses for stationery, audits, maintenance of legal status, etc.).

(p)                Linked Accounts.  Except for the Permitted Linked Account(s), the Borrowers shall not permit any “Linked Account” (as defined in the Lock-Box Agreement with Wells Fargo Bank, N.A.) to exist with respect to any Lock-Box Account maintained at Wells Fargo Bank, N.A.; provided however that, if so instructed by the Administrator (in its sole discretion), the Borrowers shall cause each Permitted Linked Account to cease being a “Linked Account” (as defined in the Lock-Box Agreement with Wells Fargo Bank, N.A.) promptly, but not later than two (2) Business Days following the Borrowers’ receipt of such instruction.

(q)                Tangible Net Worth.  No Borrower will permit its Tangible Net Worth, at any time, to be less than $4,000,000.

(r)                 Anti-Money Laundering/International Trade Law Compliance.  No Borrower will become a Sanctioned Person.  No Covered Entity, either in its own right or through any third party, will (i) have any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (ii) do business in or with, or derives any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; (iii) engage in any dealings or transactions prohibited by any Anti-Terrorism Law or (iv) use the proceeds of any purchase to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law.  The funds used to repay each Loan will not be derived from any unlawful activity.  Each Borrower shall comply with all Anti-Terrorism Laws.  Each Borrower shall promptly notify the

Administrator and each Group Agent in writing upon the occurrence of a Reportable Compliance Event.  No Borrower has used or will use the proceeds of any Loan to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person or a Sanctioned Country.

(s)                 LCR Security.  No Borrower shall issue any LCR Security.

(t)                  Tax Status.  Borrowers shall take all actions necessary to ensure that (A) the U.S. Borrower does not become treated (i) as other than a “disregarded entity” within the meaning of U.S. Treasury Regulation § 301.7701-3 for U.S. federal income tax purposes that is disregarded as separate from a United States person (within the meaning of Section 7701(a)(30) of the Internal Revenue Code) and (ii) as an association (or publicly traded partnership) taxable as a corporation for U.S. federal income tax purposes, and (B) the Canadian Borrower (x) shall not be required to pay, withhold and/or remit any material amount of Canadian federal, provincial or local taxes (including income, withholding, franchise or value added taxes), other than any Canadian withholding tax imposed on (1) an amount payable by the Canadian Borrower under this Agreement to a party not dealing at arm’s length with the Canadian Borrower for purposes of the Canadian Tax Act that is not a resident of the United States for purposes of the Convention between Canada and the United States of America with respect to Taxes on Income and on Capital or (2) interest payable on any Loan made to the Canadian Borrower where the transfer or assignment of such Loan or of any interest therein pursuant to Section 6.3 by any Lender results in such interest becoming “participating debt interest” within the meaning of the Canadian Tax Act, and (y) does not have tax residence and is not otherwise subject to tax in any jurisdiction outside  Canada.

(u)                 Monetization Documents.  Promptly following the amendment, restatement, modification, waiver or termination of any Monetization Document, the U.S. Borrower shall provide (or cause the Servicer to provide) a copy thereof to the Administrator and each Group Agent.

(v)                Sale of Monetized Receivables.  The U.S. Borrower shall not consummate any sale of Monetized Receivables, unless each of the applicable conditions set forth in Section 1.1(d) have been satisfied in connection therewith.

2.                   Covenants of the Servicers.  At all times from the date hereof until the Final Payout Date:

(a)                Financial Reporting.  Such Servicer will maintain a system of accounting established and administered in accordance with generally accepted accounting principles as in effect in the appropriate jurisdiction, and such Servicer shall furnish to the Administrator and each Group Agent:

(i)             Annual Reporting.  Promptly upon completion and in no event later than one hundred and twenty (120) days after the close of each fiscal year of CB, annual audited financial statements of CB and subsidiaries certified by independent certified public accountants selected by CB, prepared pursuant to the rules and regulations of the Securities and Exchange Commission in accordance with accounting principles generally accepted in the United States of America, including a consolidated balance sheet as of the end of such period and the related consolidated statements of operations, shareowners’ equity (deficit) and comprehensive income (loss) and cash flows, in each case for the period then ended.

(ii)            Quarterly Reporting.  Promptly upon completion and in no event later than sixty (60) days after the close of each of the first three financial quarters of each financial year of CB, unaudited financial statements of CB and subsidiaries certified by a designated financial officer of CB, prepared pursuant to the rules and regulations of the Securities and Exchange Commission in accordance with accounting principles generally accepted in the United States of America, including a condensed consolidated balance sheet of CB and subsidiaries as of the end of such period and the related condensed consolidated statements of operations and cash flows, in each case for the period then ended.

(iii)            Compliance Certificates.  Together with the annual report required above, a compliance certificate in the form of Annex F attached hereto, signed by its chief accounting officer, chief financial officer or treasurer solely in their capacities as officers of each Servicer stating, among other things, that no Event of Default or Unmatured Event of Default exists as of the date such annual report is delivered, or if any Event of Default or Unmatured Event of Default then exists, stating the nature and status thereof.

(iv)            Information Packages.  As soon as available and in any event not later than two (2) Business Days prior to each Settlement Date, an Information Package as of the most recently completed calendar month (it being understood that no more than one (1) Information Package shall be required to be delivered within any one calendar week).

(v)            Other Information.  Such other information (including non-financial information or a report listing Monetized Receivables) as the Administrator or any Group Agent may from time to time reasonably request.

(b)                Notices.  Such Servicer will notify the Administrator and each Group Agent in writing of any of the following events promptly upon (but in no event later than three (3) Business Days after) a financial or other officer learning of the occurrence thereof, with such notice describing the same, and if applicable, the steps being taken by the Person(s) affected with respect thereto:

(i)             Notice of Events of Default or Unmatured Events of Default.  The occurrence of any Event of Default or Unmatured Event of Default together with a statement of the chief financial officer or chief accounting officer of such Servicer setting forth details of such Event of Default or such Unmatured Event of Default and any action which such Servicer proposes to take with respect thereto.

(ii)            Representations and Warranties.  The failure of any representation or warranty to be true in any material respect when made with respect to the Pool Receivables.

(iii)           Litigation.  The institution of any litigation, arbitration proceeding or governmental proceeding which would reasonably be expected to have a Material Adverse Effect with respect to such Servicer.

(iv)          Adverse Claim.  (A) Any Person shall obtain an Adverse Claim, other than a Permitted Adverse Claim, upon the Pool Receivables or Collections with respect thereto, (B) any Person other than any Borrower, any Servicer or the Administrator shall obtain any rights or direct any action with respect to any Lock Box Account (or related lock-box or post office box) or (C) any Obligor shall receive any change in payment instructions with respect to Pool Receivable(s) from a Person other than any Servicer, CB, any Originator or the Administrator.

(v)            ERISA and Other Claims.  Upon the filing or receiving thereof, copies of all reports and notices that such Servicer or any ERISA Affiliate files under ERISA with the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or that any Servicer or any Affiliate receives from any of the foregoing or from any multiemployer plan (within the meaning of Section 4001(a)(3) of ERISA) to which such Servicer or any of its Affiliates is or was, within the preceding five years, a contributing employer, in each case in respect of any “reportable event” (as defined in Section 4043 of ERISA) that could, in the aggregate, result in the imposition of liability on any Servicer and/or any such Affiliate.

(vi)          Notice of Debt Events.  Upon the occurrence of any event or condition (without giving effect to any cure period, if any) described in paragraph (j) of Exhibit V to this Agreement, a statement of the chief financial officer, chief accounting officer or treasurer of each Servicer setting forth details of any failure, event or condition that exists relating to any Debt of any Borrower, CB or its Subsidiaries and for which the related agreement, mortgage, indenture or instrument does not provide a grace period for such event, and the action which such Servicer proposes to take with respect thereto.

(c)                Conduct of Business.  Such Servicer will (i) carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and (ii) do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation and (iii) maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted, in each such case, if the failure to do so would reasonably be expected to have a Material Adverse Effect.

(d)                Compliance with Laws.  Each Servicer will comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject if the failure to comply would reasonably be expected to have a Material Adverse Effect.

(e)                Furnishing of Information and Inspection of Receivables.  Such Servicer will furnish to the Administrator and each Group Agent from time to time such information with respect to the Pool Receivables and Monetized Receivables as the Administrator or such Group Agent may reasonably request, except to the extent prohibited by applicable law or licenses.  Such Servicer will, at any time and from time to time during regular business hours with reasonable prior written notice, subject to Section 6.7, (i) at such Servicer’s expense, permit the Administrator or any Group Agent, or their respective agents or representatives, (A) to examine and make copies of and abstracts from all books and records relating to the Pool Receivables, other Pool Assets, the Monetized Receivables and Related Monetized Assets and (B) to visit the offices and properties of each Servicer for the purpose of examining such books and records, and to discuss matters relating to the Pool Receivables, other Pool Assets, the Monetized Receivables and Related Monetized Assets or each Servicer’s performance hereunder or under the other Transaction Documents to which it is a party with any of the officers, directors, employees or independent public accountants of each Servicer (provided that representatives of each Servicer are present during such discussions) having knowledge of such matters and (ii) without limiting the provisions of clause (i) above, from time to time during regular business hours, upon reasonable prior written notice from the Administrator and the Group Agents, permit certified public accountants or other auditors acceptable to the Administrator to conduct a review of its books and records with respect to the Pool Receivables and the Monetized Receivables; provided, however, that no Servicer shall be obligated to permit such examinations, visits or reviews under clauses (i) and (ii) above, together with any examinations, visits or reviews pursuant to Section 1(e) of this Exhibit IV, more than three (3) times per year (commencing upon and including the Closing Date) during such time that no Event of Default has occurred and is continuing and no Servicer shall be obligated to pay or reimburse any Person for the expenses of more than one such examination or visit pursuant to clause (i) above (together with any examination or visit pursuant to Section 1(e)(i) of this Exhibit IV) per year (commencing upon and including the Closing Date) during such time that no Event of Default has occurred and is continuing.

(f)                 Payments on Receivables, Accounts.  Such Servicer will instruct all Persons who are Obligors to deliver payments on the Pool Receivables (other than Specified Receivables) to a Lock-Box Account (which (x) in the case of U.S. Originator Receivables shall be a U.S. Lock-Box Account and (y) in the case of Canadian Originator Receivables shall be a Canadian Lock-Box Account), except in the case of any Payment-on-Delivery Transactions and provided that, such Servicer may permit Obligors to make On-Site Payments notwithstanding such instructions.  If any such payments or other Collections are received by each Servicer, including without limitation, any Collections received in connection with any Payment-on-Delivery Transactions and On-Site Payments, it shall hold such payments in trust for the benefit of the Administrator and the Lenders and promptly (but in any event within three (3) Business Days after receipt) remit such funds into a Lock-Box Account (except in the case of Specified Receivables); provided that any Servicer that receives Collections may remit such Collections to an account other than a Lock-Box Account so long as (i) such amounts are subsequently swept or transferred to a Lock-Box Account within three (3) Business Days after such Servicer’s receipt thereof and (ii) the aggregate amount of such Collections so deposited by any Originator, Servicer or Borrower in any calendar month does not exceed 1% of all Collections received in such calendar month.  Except as otherwise provided in this Agreement, no Servicer will permit the funds other than Collections on Pool Receivables and other Pool Assets to be deposited into any Lock-Box Account.  If such funds are nevertheless deposited into any Lock-Box Account, such Servicer will promptly identify such funds for segregation.  Except as otherwise provided in this Agreement, such Servicer will not commingle Collections or other funds to which the Administrator, any Group Agent or any Lender is entitled with any other funds.  Such Servicer shall only add, a Lock-Box Bank (or the related lock-box or post office box), or Lock-Box

Account to those listed on Schedule II to this Agreement, if the Administrator has received notice of such addition, a copy of any new Lock-Box Agreement and an executed and acknowledged copy of a Lock-Box Agreement in form and substance reasonably acceptable to the Administrator from any such new Lock-Box Bank.  Each Servicer shall only terminate a Lock-Box Bank or close a Lock-Box Account (or the related lock-box or post office box), upon thirty (30) days’ advance notice to the Administrator.  Notwithstanding anything to the contrary in this Agreement, (i) Non-Receivable Cash Deposits may be deposited in a Lock-Box Account so long as the following conditions are met: (A) each Servicer shall promptly (but in any event within two (2) Business Days after such deposit) identify such Non-Receivable Cash Deposits and transfer such Non-Receivable Cash Deposits to an account other than a Lock-Box Account and (B) with respect to Non-Receivable Cash Deposits described in clause (a) of the definition thereof, (x) the Administrator shall have approved of such third party billing arrangement in writing and (y) if so requested by the Administrator, such third party, such Servicer, such Originator and/or such Borrower (as specified by the Administrator) and the Administrator shall have entered into an intercreditor agreement, or other similar arrangement, reasonably acceptable to the Administrator and (ii) Monetized Receivable Collections may be deposited in a Lock-Box Account so long as the Monetization Intercreditor Agreement is in full force and effect.

(g)                Extension or Amendment of Pool Receivables.  Except as any Servicer is otherwise permitted in Section 4.2 of this Agreement, no Servicer will extend, amend or otherwise modify the terms of any Pool Receivable (other than Specified Receivables), or amend, modify or waive any term or condition of any Contract related thereto, without the prior written consent of the Administrator and the Majority Group Agents.  Such Servicer shall at its expense, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Pool Receivables, and timely and fully comply in all material respects with the Credit and Collection Policy with regard to each Pool Receivable (other than Specified Receivables) and the related Contract.

(h)                Change in Business.  No Servicer will (i) make any change in the character of its business, which change could impair the collectibility of any Pool Receivable or (ii) make any change in any Credit and Collection Policy that would reasonably be expected to materially adversely affect the collectibility of the Pool Receivables, the enforceability of any related Contract or its ability to perform its obligations under the related Contract or the Transaction Documents, in the case of either (i) or (ii) above, without the prior written consent of the Administrator and the Majority Group Agents.  No Servicer shall make any written change in any Credit and Collection Policy without giving prior written notice thereof to the Administrator and each Group Agent.

(i)                  Records.  Such Servicer will maintain and implement administrative and operating procedures (including an ability to recreate records evidencing Pool Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records, computer tapes and disks and other information reasonably necessary or advisable for the collection of all Pool Receivables (including records adequate to permit the daily identification of each Pool Receivable and all Collections of and adjustments to each existing Pool Receivable).

(j)            Change in Payment Instructions to Obligors.  No Servicer shall add to, replace or terminate any of the Lock-Box Accounts (or any related lock-box or post office box) listed in Schedule II hereto or make any change in its instructions to the Obligors of Pool Receivables regarding payments to be made to the Lock-Box Accounts (or any related lock-box or post office box), unless the Administrator and each Group Agent shall have received (x) prior written notice of such addition, termination or change and (y) signed and acknowledged Lock-Box Agreements with respect to such new Lock-Box Accounts (or any related lock-box or post office box).

(k)            Security Interest, Etc.  Such Servicer shall (i) at its expense, take all action necessary or desirable to establish and maintain a valid and enforceable security interest in the Pool Receivables, the Related Security and Collections with respect thereto, and (ii) at its expense, in order to evidence the interests of the Administrator under this Agreement, from time to time take such action, or execute and deliver such instruments as may be necessary to maintain and perfect, as a first-priority security interest, the Administrator’s security interest in the Pool Receivables, Related Security and Collections.  Such Servicer shall at its expense, from time to time and within the time limits established by law, prepare and present to the Administrator for the Administrator’s authorization and approval, all financing statements, amendments, financing change statements, continuations or initial financing statements in lieu of a continuation statement, or other filings necessary to continue, maintain and perfect the Administrator’s security interest as a first-priority security interest.  The Administrator’s approval of such filings shall authorize each Servicer to file such financing statements under the UCC or PPSA without the signature of any Borrower, any Originator or the Administrator where allowed by applicable law.  Notwithstanding anything else in the Transaction Documents to the contrary, no Servicer shall have any authority to file a termination, partial termination, release, partial release, or any amendment that deletes the name of a debtor or excludes collateral of any such financing statements, except with respect to any Person that ceases to be any Originator, without the prior written consent of the Administrator.

(l)             Anti-Money Laundering/International Trade Law Compliance.  No Servicer will become a Sanctioned Person.  No Covered Entity, either in its own right or through any third party, will (i) have any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (ii) do business in or with, or derive any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; (iii) engage in any dealings or transactions prohibited by any Anti-Terrorism Law or (iv) use the proceeds of any Loan to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law.  The funds used to repay each Loan will not be derived from any unlawful activity.  Such Servicer shall comply with all Anti-Terrorism Laws.  Such Servicer shall promptly notify the Administrator and each Group Agent in writing upon the occurrence of a Reportable Compliance Event.

(m)           Change in Master Services Agreement.  Such Servicer will (i) notify the Administrator and each Group Agent in writing promptly upon (but in no event later than three (3) Business Days after) any amendment, restatement or termination of the Master Services Agreement for Information Technology, dated as of September 11, 2009, between CBTS and the General Electric Company (as amended, restated, supplemented or otherwise modified from time to time, the “Master Services Agreement”) and (ii) furnish or cause to be furnished to the Administrator and each Group Agent a copy of such amended or restated Master Services Agreement then in effect.

(n)            Monetization Documents.  Promptly following the amendment, restatement, modification, waiver or termination of any Monetization Document, the U.S. Servicer shall provide a copy thereof to the Administrator and each Group Agent.

(o)            Sale of Monetized Receivables.  The U.S. Servicer shall not permit the U.S. Borrower to consummate any sale of Monetized Receivables, unless each of the applicable conditions set forth in Section 1.1(d) have been satisfied in connection therewith.

(p)            Linked Accounts.  Except for the Permitted Linked Account(s), the Servicers shall not permit any “Linked Account” (as defined in the Lock-Box Agreement with Wells Fargo Bank, N.A.) to exist with respect to any Lock-Box Account maintained at Wells Fargo Bank, N.A.; provided however that, if so instructed by the Administrator (in its sole discretion), the Servicers shall cause each Permitted Linked Account to cease being a “Linked Account” (as defined in the Lock-Box Agreement with Wells Fargo Bank, N.A.) promptly, but not later than two (2) Business Days following the Servicers’ receipt of such instruction.

(q)            Tax Status of Borrowers.  Such Servicer shall take all actions necessary to ensure that (A) the U.S. Borrower does not become treated (i) as other than a “disregarded entity” within the meaning of U.S. Treasury Regulation § 301.7701-3 for U.S. federal income tax purposes that is disregarded as separate from a United States person (within the meaning of Section 7701(a)(30) of the Internal Revenue Code) and (ii) as an association (or publicly traded partnership) taxable as a corporation for U.S. federal income tax purposes, and (B) the Canadian Borrower (x) shall not be required to pay, withhold and/or remit any material amount of Canadian federal, provincial or local taxes (including income, withholding, franchise or value added taxes), other than any Canadian withholding tax imposed on (1) an amount payable by the Canadian Borrower under this Agreement to a party not dealing at arm’s length with the Canadian Borrower for purposes of the Canadian Tax Act that is not a resident of the United States for purposes of the Convention between Canada and the United States of America with respect to Taxes on Income and on Capital or (2) interest payable on any Loan made to the Canadian Borrower where the transfer or assignment of such Loan or of any interest therein pursuant to Section 6.3 by any Lender results in such interest becoming “participating debt interest” within the meaning of the Canadian Tax Act, and (y) does not have tax residence and is not otherwise subject to tax in any jurisdiction outside Canada.

3.              Separate Existence.  Each Borrower and each Servicer hereby acknowledges that the Lenders and the Administrator are entering into the transactions contemplated by this Agreement and the other Transaction Documents in reliance upon each Borrower’s identity as a legal entity separate from CB, the Originators and their respective Affiliates.  Therefore, from and after the date hereof, each Borrower and each Servicer shall take all steps specifically required by this Agreement or reasonably required by the Administrator or any Group Agent to continue each Borrower’s identity as a separate legal entity and to make it apparent to third Persons that such Borrower is an entity with assets and liabilities distinct from those of CB, any Originator, any Servicer and any other Person, and is not a division of CB, any Originator, any

Servicer or any other Person.  Without limiting the generality of the foregoing and in addition to and consistent with the other covenants set forth herein, each Borrower and each Servicer shall take such actions as shall be required in order that:

(a)            Each Borrower will be a limited purpose company whose primary activities are restricted in its operating agreement to: (i) purchasing or otherwise acquiring from any Originators or CB owning, holding, servicing, granting security interests or selling interests in Pool Assets and the Monetized Receivables and Related Monetized Assets, (ii) entering into agreements for the selling and servicing of the Receivables Pool and Monetized Receivables or for borrowing from banks, financial institutions or similar entities, (iii) to purchase, hold and sell common stock or similar equity interests (“Equity Investments”) and to exercise all voting rights and other incidents of ownership with respect to the Equity Investments, (iv) to use proceeds derived from sale or ownership of Pool Assets and Equity Investments as determined by the board of directors of each Borrower and permitted by the Transaction Documents, and (v) conducting such other activities as it deems necessary or appropriate to carry out its primary activities;

(b)            No Borrower shall engage in any business or activity, or incur any indebtedness or liability (including, without limitation, any assumption or guaranty of any obligation of CB, any Originator, the any or any Affiliate thereof), other than as expressly permitted by the Transaction Documents or, with respect to the U.S. Borrower, the Monetization Documents;

(c)            Not less than one (1) member of any Borrower’s board of directors (the “Independent Director”) shall be a natural person (A) who is not at the time of initial appointment and has not been at any time during the five (5) years preceding such appointment: (1) an equityholder, director (other than an independent director), officer, employee, member (other than a special member or similar capacity), manager (other than an independent manager), attorney or partner of CB, any Borrower, any Servicer or any of their Affiliates; (2) a customer of, supplier to or other person who derives more than 1% of its purchases or revenues from its activities with CB, any Borrower, any Servicer or any of their Affiliates; (3) a person or other entity controlling, controlled by or under common control with any such equity holder, partner, member, manager, customer, supplier or other person; or (4) a member of the immediate family of any such equity holder, director, officer, employee, member, manager, partner, customer, supplier or other person and (B) who has (1) prior experience as an independent director for a corporation or an independent director or independent manager of a limited liability company whose charter documents required the unanimous consent of all independent directors or independent managers thereof before such corporation or limited liability company could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (2) at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities.  Under this clause (c), the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of management, policies or activities of a Person, whether through ownership of voting securities, by contract or otherwise.  The operating agreement of each Borrower shall provide that: (A) such Borrower’s board of directors shall not approve, or take any other action to cause the filing of, a voluntary bankruptcy petition with respect to such

Borrower unless the Independent Director shall approve the taking of such action in writing before the taking of such action, and (B) such provision cannot be amended without the prior written consent of the Independent Director;

(d)            The Independent Director shall not at any time serve as a trustee in bankruptcy for the applicable Borrower, CB, any Originator, any Servicer or any of their respective Affiliates;

(e)            Each Borrower shall conduct its affairs in accordance with its organizational documents and observe all necessary, appropriate and customary limited liability company formalities, including, but not limited to, holding all regular and special members’ and board of directors’ meetings appropriate to authorize all limited liability company action, keeping separate and accurate minutes of its meetings, passing all resolutions or consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including, but not limited to, payroll and intercompany transaction accounts;

(f)            Any employee, consultant or agent of each Borrower will be compensated from such Borrower’s funds for services provided to such Borrower, and to the extent that such Borrower shares the same officers or other employees as CB, any Servicer or any Originator (or any other Affiliate thereof), the salaries and expenses relating to providing benefits to such officers and other employees shall be fairly allocated among such entities, and each such entity shall bear its fair share of the salary and benefit costs associated with such common officers and employees.  No Borrower will engage any agents other than its attorneys, auditors and other professionals, and a servicer and any other agent contemplated by the Transaction Documents for the Receivables Pool, which servicer will be fully compensated for its services by payment of the Servicing Fee, and a manager, which manager will be fully compensated from each Borrower’s funds;

(g)            Each Borrower will contract with the applicable Servicer to perform for such Borrower all operations required on a daily basis to service the Receivables Pool.  Each Borrower will pay the applicable Servicer the Servicing Fee pursuant hereto.  No Borrower will incur any material indirect or overhead expenses for items shared with CB, any Servicer or any Originator (or any other Affiliate thereof) that are not reflected in the Servicing Fee.  To the extent, if any, that any Borrower (or any Affiliate thereof) shares items of expenses not reflected in the Servicing Fee or the manager’s fee, such as legal, auditing and other professional services, such expenses will be allocated to the extent practical on the basis of actual use or the value of services rendered, and otherwise on a basis reasonably related to the actual use or the value of services rendered; it being understood that CB and OnX Enterprise Solutions Ltd., in their capacity as Servicers, shall pay all expenses relating to the preparation, negotiation, execution and delivery of the Transaction Documents, including legal, agency and other fees;

(h)            Each Borrower’s operating expenses will not be paid by CB, any Servicer or any Originator or any Affiliate thereof;

(i)              Each Borrower will have its own separate stationery;

(j)              Each Borrower’s books and records will be maintained separately from those of CB, each Servicer, each Originator and any other Affiliate thereof and in a manner such that it will not be difficult or costly to segregate, ascertain or otherwise identify the assets and liabilities of such Borrower;

(k)            All financial statements of CB, any Servicer or any Originator or any Affiliate thereof that are consolidated to include such Borrower will disclose that (i) such Borrower is a separate legal entity with its own separate creditors who will be entitled, upon its liquidation, to be satisfied out of such Borrower’s assets prior to any assets or value in of Borrower becoming available to of Borrower’s equity holders and (ii) the assets of such Borrower are not available to pay creditors of CB, any Servicer or any Originators or any other Affiliates of CB, any Servicer or any Originators;

(l)              Each Borrower’s assets will be maintained in a manner that facilitates their identification and segregation from those of CB, each Servicer, each Originators or any Affiliates thereof;

(m)            Each Borrower will observe limited liability company formalities in its dealings with CB, any Servicer, any Originators or any Affiliates thereof, and funds or other assets of such Borrower will not be commingled with those of CB, any Servicer, any Originators or any Affiliates thereof except as permitted by this Agreement in connection with servicing the Pool Receivables.  Each Borrower shall not maintain joint bank accounts or other depository accounts to which CB or any Affiliate thereof (other than CB and OnX Enterprise Solutions Ltd., in their capacity as the Servicers) has independent access.  No Borrower is named, and has not entered into any agreement to be named, directly or indirectly, as a direct or contingent beneficiary or loss payee on any insurance policy with respect to any loss relating to the property of CB, any Originators or any Subsidiaries or other Affiliates thereof.  Each Borrower will pay to the appropriate Affiliate the marginal increase or, in the absence of such increase, the market amount of its portion of the premium payable with respect to any insurance policy that covers such Borrower and such Affiliate;

(n)            Each Borrower will maintain arm’s-length relationships with CB, any Servicer, any Originators (and any Affiliates thereof).  Any Person that renders or otherwise furnishes services to any Borrower will be compensated by such Borrower at market rates for such services it renders or otherwise furnishes to such Borrower.  None of the Borrowers, CB, any Servicer or any Originator will be or will hold itself out to be responsible for the debts of the other or the decisions or actions respecting the daily business and affairs of the other.  Each Borrower, CB, each Servicer and each Originator will promptly correct any known misrepresentation with respect to the foregoing, and they will not operate or purport to operate as an integrated single economic unit with respect to each other or in their dealing with any other entity;

(o)            Each Borrower shall have a separate area from CB, each Servicer and each Originator for its business (which may be located at the same address as such entities) and to the extent that any other such entity has offices in the same location, there shall be a fair and appropriate allocation of overhead costs between them, and each shall bear its fair share of such expenses; and

(p)            To the extent not already covered in paragraphs (a) through (o) above, each Borrower shall comply and/or act in accordance with the provisions of Section 6.4 of the applicable Sale Agreement.

4.              Duplication of Notices, Etc.  Notwithstanding anything in this Exhibit IV to the contrary, to the extent that any Borrower and any Servicer are each required to deliver the same notice, document, report or other information, delivery by either will be deemed to be delivery by both.

EXHIBIT V

EVENTS OF DEFAULT

Each of the following shall be an “Event of Default”:

(a)            (i) any Borrower, CB or any Servicer shall fail to perform or observe any term, covenant or agreement under this Agreement or any other Transaction Document, except as otherwise provided herein, such failure shall, solely to the extent capable of cure, continue for thirty (30) days after the earlier of any such Person’s knowledge or notice thereof or (ii) any Borrower, CB or any Servicer shall fail to make when due any payment or deposit to be made by it under this Agreement or any other Transaction Document and such failure shall remain unremedied for two (2) Business Days after the earlier of any such Person’s knowledge or notice thereof;

(b)            a Servicer Default (other than of the type set forth in clause (e) or (f) of the definition thereof) shall occur;

(c)            any representation or warranty made or deemed made by any Borrower or any Servicer (or any of their respective officers) under or in connection with this Agreement or any other Transaction Document, or any information or report delivered by such Borrower or such Servicer pursuant to this Agreement or any other Transaction Document, shall fail to have been true or correct in any material respect when made or deemed made or delivered and except as otherwise provided herein, such failure shall, solely to the extent capable of cure, continue for thirty (30) days after the earlier of any such Person’s knowledge or notice thereof;

(d)           any Borrower or any Servicer shall fail to deliver any Information Package when due pursuant to this Agreement, and such failure shall remain unremedied for two (2) Business Days after the earlier of such Person’s knowledge or notice thereof;

(e)            this Agreement shall for any reason: (i) cease to create a valid and enforceable first priority perfected security interest in each Pool Receivable, the Related Security and Collections with respect thereto, free and clear of any Adverse Claim other than Permitted Adverse Claims or (ii) cease to create with respect to the Pool Assets, or the interest of the Administrator (for the benefit of the Lenders) with respect to such Pool Assets shall cease to be, a valid and enforceable first priority perfected security interest, free and clear of any Adverse Claim other than Permitted Adverse Claims;

(f)            any Borrower, CB, any Servicer or any Originator shall generally not pay its debts as such debts become due, shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Borrower, CB, any Servicer or any Originator seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a Receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of ninety (90) days, or any of the actions sought in such proceeding (including the entry of an order for relief against, or the appointment of a Receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or any Borrower, CB, any Servicer or any Originator shall take any corporate action to authorize any of the actions set forth above in this paragraph;

(g)            (i) the (A) Default Ratio shall exceed 4.5% or (B) Delinquency Ratio shall exceed 15%, (ii) the average for three consecutive calendar months of: (A) the Default Ratio shall exceed 3.5%, (B) the Delinquency Ratio shall exceed 13%, or (C) the Dilution Ratio shall exceed 4% or (iii) the Days’ Sales Outstanding exceeds the DSO Trigger; provided that any of the percentage thresholds set forth in this clause (g) may be amended upon five (5) days’ notice upon the written agreement by the Administrator, each Purchaser Agent and each Borrower;

(h)            a Change in Control shall occur;

(i)              the Coverage Percentage shall exceed 100% for two (2) Business Days after the earlier of any Borrower’s or any Servicer’s knowledge or notice thereof;

(j)              (i) any Borrower, CB or any of its Subsidiaries shall fail to pay any principal of or premium or interest on any of its Debt that is outstanding in a principal amount of at least $35,000,000 in the aggregate (or, solely with respect to any Borrower, $15,775) when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement, mortgage, indenture or instrument relating to such Debt, (ii) any other event shall occur or condition shall exist under any agreement, mortgage, indenture or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement, mortgage, indenture or instrument, if the effect of such event or condition is to give the applicable debtholders the right (whether acted upon or not) to accelerate the maturity of such Debt and, in the case of this clause (ii), if the agreement, mortgage, indenture or instrument relating to such Debt does not provide for a grace period upon the occurrence of such failure, event or condition, then (A) such failure, event or condition shall be continuing and such Debt shall have been accelerated or (B) such failure, event or condition shall be continuing for a period of fifteen (15) Business Days without such failure, event or condition having been cured, waived or otherwise remedied under the agreement, mortgage, indenture or instrument relating to such Debt or (iii) without limiting the foregoing, any “Purchase Termination Event” or similar event shall occur under the Monetization Documents (whether or not waived under and in accordance with the Receivables Monetization Documents);

(k)            either the Internal Revenue Service or the Pension Benefit Guaranty Corporation shall have filed one or more notices of lien asserting a claim or claims in an amount in excess of $500,000 pursuant to the Internal Revenue Code, or ERISA, as applicable, against the assets of Borrower, CB or any ERISA Affiliate;

(l)             any “Purchase and Sale Termination Date” (as defined in the applicable Sale Agreement) shall have occurred;

(m)          CB shall fail to perform any of its obligations under the Performance Guaranty and, except as otherwise provided herein, such failure shall, solely to the extent capable of cure, continue for thirty (30) days after the earlier of CB’s knowledge or notice thereof, as applicable; or

(n)            any Letter of Credit is drawn upon and not fully reimbursed within two (2) Business Days from the date of such draw.